SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PACIFIC ETHANOL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PACIFIC ETHANOL, INC.
400 Capitol Mall, Suite 2060
Sacramento, California 95814

April 23, 2010

Dear Fellow Stockholders:

We cordially invite you to attend the 2010 annual meeting of stockholders of Pacific Ethanol, Inc., which will be held at 9:00 a.m., local time, on May 20, 2010 at             , Sacramento, California 95814.  All stockholders of record at the close of business on April 5, 2010 are entitled to vote at the Annual Meeting.  The formal meeting notice and Proxy Statement are attached.

At this year’s Annual Meeting, stockholders will be asked to (i) elect eight directors; (ii) approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares; (iii) approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,000,000 shares to 6,000,000 shares; (iv) authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), us to issue to Socius CG II, Ltd or its designee in excess of 20% of our outstanding shares of common stock; (v) authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), us to issue, in a financing transaction for up to $35,000,000, in excess of 20% of our outstanding shares of common stock, (vi) authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), us to issue up to 100,000,000 shares of our common stock for aggregate consideration of not more than $200,000,000, at a price not less than 80% of the market value of our common stock at the time of issuance, in the six month period commencing on the date of approval by our stockholders; and (vii) ratify the appointment of Hein & Associates LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010.

In addition, stockholders will transact any other business that may properly come before the meeting.  A report on the business operations of Pacific Ethanol will also be presented at the meeting and stockholders will have an opportunity to ask questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you May 20th.

Sincerely, William L. Jones, Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2010.  OUR PROXY STATEMENT AND 2009 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.  YOU WILL NEED THE 12 DIGIT CONTROL NUMBER LISTED ON YOUR PROXY CARD IN ORDER TO ACCESS THE SITE AND VIEW THE MATERIALS ONLINE.

PACIFIC ETHANOL, INC.
NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2010
__________________________

NOTICE IS HEREBY GIVEN that the 2010 annual meeting of stockholders of Pacific Ethanol, Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on May 20, 2010 at                       , Sacramento, California 95814, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.
To elect eight directors to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified.  The nominees for election are William L. Jones, Neil M. Koehler, Terry L. Stone, John L. Prince, Douglas L. Kieta, Larry D. Layne, Michael D. Kandris and Ryan W. Turner.

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.

3.	To approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,000,000 shares to 6,000,000 shares.

4.
To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), us to issue, in connection with the terms of that certain Purchase and Option Agreement dated March 2, 2010 between Socius CG II, Ltd. and Lyles United, LLC and that certain Option/Purchase Agreement dated March 2, 2010 between Socius CG II, Ltd. and Lyles Mechanical Co., in excess of that number of shares of our common stock equal to 20% of the total number of shares of our common stock outstanding immediately preceding the first issuance of shares of common stock under the terms of the Purchase and Option Agreement.

5.
To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), us to issue, in a financing transaction for up to $35,000,000, in excess of that number of shares of our common stock equal to 20% of the total number of shares of our common stock outstanding immediately preceding the closing of the transaction, such transaction to occur, if at all, within the six month period commencing on the date of the approval of this proposal by our stockholders.

6.
To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), us to issue, in connection with one or more capital raising transactions, up to 100,000,000 shares of our common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) for aggregate consideration of not more than $200,000,000 and at a price or prices not less than 80% of the market value of our common stock at the time of issuance, such transaction or transactions to occur, if at all, within the six month period commencing on the date of the approval of this proposal by our stockholders, and upon such other terms and conditions as our Board of Directors shall deem to be in the best interests of Pacific Ethanol and our stockholders.

7.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2010.

8.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business on April 5, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Annual Meeting in person.  Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting.  As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

By Order of the Board of Directors, William L. Jones, Chairman of the Board

Sacramento, California
April 23, 2010

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE A PAPER PROXY CARD OR VOTING INSTRUCTION FORM, YOU MAY MAIL THE COMPLETED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PACIFIC ETHANOL, INC.

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2010
__________________________

APPENDICES

PACIFIC ETHANOL, INC.
400 Capitol Mall, Suite 2060
Sacramento, California 95814

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
__________________________

VOTING AND PROXY

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at the 2010 annual meeting of stockholders to be held on May 20, 2010 (“Annual Meeting”), at 9:00 a.m., local time, at                       , Sacramento, California 95814, and at any adjournment(s) or postponement(s) of the Annual Meeting.  We are providing this Proxy Statement and the accompanying proxy card to our stockholders on or about April 23, 2010.  Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2009 is provided concurrently with this Proxy Statement (or made available electronically, for stockholders who elected to access these materials over the Internet) to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made.

What is the purpose of the annual meeting?

Important matters outlined in the preceding Notice of the 2010 Annual Meeting of Stockholders will be considered at our Annual Meeting.

Who is entitled to vote?

To be able to vote, you must have been a stockholder April 5, 2010, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the record date, 66,119,797 shares of our common stock, par value $0.001 per share (“common stock”), and 2,346,152 shares of our Series B Cumulative Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), were issued and outstanding.

How many votes do I have?

Holders of common stock and Series B Preferred Stock will vote at the Annual Meeting as a single class on all matters.  Each holder of common stock is entitled to one vote per share held, and each holder of Series B Preferred Stock is entitled to three votes per share held.  As a result, a total of 73,158,253 votes may be cast on each matter at the Annual Meeting.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present.  The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock and Series B Preferred Stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business.  Accordingly, shares representing 36,579,127 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are abstentions and broker non-votes?

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote.  “Broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal.  Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder.

What are the general effects of abstentions and broker non-votes?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under the listing rules of The NASDAQ Stock Market (“NASDAQ”).  For purposes of the Annual Meeting, brokers or nominees are permitted to vote their clients’ proxies in their own discretion as to the ratification of the appointment of our independent registered public accounting firm if the clients have not furnished voting instructions within 10 days of the meeting. Certain proposals other than the ratification of the appointment of the independent registered public accounting firm, such as the election of directors, are “non-discretionary” and brokers or nominees who have received no instructions from their clients do not have discretion to vote on those items.  Abstentions and broker non-votes will not be counted as a vote “for” or “against” any matter, though in certain cases abstentions will have the same effect as votes against a matter as they will be counted toward the tabulation of votes present or represented on the matter.  Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting.

Please note that this year the rules regarding how brokers may vote your shares have changed.  Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote, thus we strongly encourage you to provide instructions to your broker regarding the voting of your shares you hold in “street name” or through a broker or other nominee.

What vote is required to approve each proposal?

Proposal One

The eight nominees receiving the highest number of affirmative votes of the outstanding shares of common stock and Series B Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Abstentions will have no effect on the outcome of the election of nominees for director.  Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board.  Votes cast for the election of any nominee who has become unavailable will be disregarded.

Proposal Two

The affirmative vote of a majority of the outstanding shares of common stock and Series B Preferred Stock, voting together as a single class, and the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, is required for approval of Proposal 2.

Proposals Three through Seven

The affirmative vote of a majority of shares present or represented and entitled to vote on Proposals Three through Seven is required for approval of these proposals.  Abstentions will be counted toward the tabulation of votes present or represented on these proposals and will have the same effect as votes against these proposals.

How do I vote?

If you are a “registered holder,” that is your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet.  For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided.  The website identified in the proxy card provides specific instructions on how to vote electronically over the Internet.  Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions.  If you receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will also receive a voting instruction form.  Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned and only proxies that have been timely voted electronically will be counted in the quorum and voted.  The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time, Wednesday, May 19, 2010.

Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

You may also vote your shares in person at the Annual Meeting.  If you are a registered holder, you may request a ballot at the Annual Meeting.  If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting.  We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I receive more than one email notice, proxy card or voting instruction form?

If you receive more than one email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions.  If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the election of each of the eight nominees to our Board listed in the proxy, “FOR” the approval of each of Proposals Two, Three, Four, Five, Six and Seven, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, as well as any procedural matters.  If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may exercise its discretionary authority to vote on Proposal Two.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your vote at any time before the Annual Meeting by voting again electronically over the Internet or telephone, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.  If you are a registered stockholder and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted.  If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting; please note that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Who will bear the cost of soliciting proxies?

We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials.  Proxies may be solicited personally, by mail or by telephone, or by our directors, officers and regular employees who will not be additionally compensated.  If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.  We have hired Georgeson Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson Inc. a fee of $9,500 plus customary costs and expenses for these services. We have agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its agreement to assist us with distributing proxy materials and soliciting votes.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws provide for eight directors unless otherwise changed by resolution of our Board.  Directors are elected annually and hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified.  Stockholders who desire to nominate any person for election to our Board must comply with our bylaws, including our advance notice bylaw provisions relating to the nomination of persons for election to our Board.  See “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Meetings, Nominating and Governance Committee” below.  It is intended that the proxies solicited by our Board will be voted “FOR” election of the following eight nominees unless a contrary instruction is made on the proxy:  William L. Jones, Neil M. Koehler, Terry L. Stone, John L. Prince, Douglas L. Kieta, Larry D. Layne, Michael D. Kandris and Ryan W. Turner.  If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not anticipated, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Governance Committee.  However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above.  All of the nominees for director are, at present, directors of Pacific Ethanol and have been nominated by our Nominating and Governance Committee and ratified by our full Board.

Required Vote of Stockholders

The eight nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified.  Votes against a candidate, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES LISTED ABOVE.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Directors and Director Nominees

The following table sets forth certain information regarding our current directors and director nominees as of April 5, 2010:

Name	Age	Positions Held
William L. Jones	60	Chairman of the Board, Director and Director Nominee
Neil M. Koehler	52	Chief Executive Officer, President, Director and Director Nominee
Terry L. Stone (1)	60	Director and Director Nominee
John L. Prince (1)	67	Director and Director Nominee
Douglas L. Kieta (2)	67	Director and Director Nominee
Larry D. Layne (3)	69	Director and Director Nominee
Michael D. Kandris	62	Director and Director Nominee
Ryan W. Turner	35	Director and Director Nominee
___________
(1) Member of the Audit, Compensation and Nominating and Governance Committees.
(2) Member of the Compensation and Nominating and Governance Committees.
(3) Member of the Audit and Compensation Committees.

Following is a brief description of the business experience and educational background of each of the nominees for director, including the capacities in which he has served during the past five years:

William L. Jones has served as Chairman of the Board and as a director since March 2005.  Mr. Jones is a co-founder of Pacific Ethanol California, Inc. (“PEI California”), which is now one of our wholly-owned subsidiaries, and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of PEI California to focus on his candidacy for one of California’s United States Senate seats.  Mr. Jones was California’s Secretary of State from 1995 to 2003.  Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California.  Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

Mr. Jones’s qualifications to serve on our Board include:

●	co-founder of PEI California;
●	knowledge gained through his extensive work as our Chairman since our inception in 2005;
●	extensive knowledge of and experience in the agricultural and feed industries, as well as a deep understanding of operations in political environments; and
●	background as an owner of a farming company in California, and his previous role in the California state government.

Neil M. Koehler has served as Chief Executive Officer, President and as a director since March 2005.  Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as a member of its board of directors since March 2004.  Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California, which was sold to a public company in 1997.  Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy Marketing, LLC, which he founded in September 2000, and which is now one of our wholly-owned subsidiaries.  Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States.  Mr. Koehler is a Director of the California Renewable Fuels Partnership, a Director of the Renewable Fuels Association and is a nationally-recognized speaker on the production and marketing of renewable fuels.  Mr. Koehler has a B.A. degree in Government from Pomona College.

Mr. Koehler’s qualifications to serve on our Board include:

●	day-to-day leadership experience as our current President and Chief Executive Officer provides Mr. Koehler with intimate knowledge of our operations;
●	extensive knowledge of and experience in the ethanol production, sales and marketing industry, particularly in the Western United States;
●	prior leadership experience with other companies in the ethanol industry; and
●	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities.

Terry L. Stone has served as a director since March 2005.  Mr. Stone is a Certified Public Accountant with over thirty years of experience in accounting and taxation.  He has been the owner of his own accountancy firm since 1990 and has provided accounting and taxation services to a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations.  Mr. Stone has served as a part-time instructor at California State University, Fresno, teaching classes in taxation, auditing and financial and management accounting.  Mr. Stone is also a financial advisor and franchisee of Ameriprise Financial Services, Inc.  Mr. Stone has a B.S. degree in Accounting from California State University, Fresno.

Mr. Stone’s qualifications to serve on our Board include:

●	extensive experience with financial accounting and tax matters;
●	recognized expertise as an instructor of taxation, auditing and financial and management accounting;
●	“audit committee financial expert,” as defined by the Securities and Exchange Commission, and satisfies the “financial sophistication” requirements of the NASDAQ listing standards; and
●
ability to communicate and encourage discussion, together with his experience as a senior independent director of all Board committees on which he serves make him an effective chairman of our Audit Committee.

John L. Prince has served as a director since July 2005.  Mr. Prince is retired but also works as a consultant to Ruan Transport Corp. and other companies.  Mr. Prince was an Executive Vice President with Land O’ Lakes, Inc. from July 1998 until his retirement in 2004.  Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman’s Cooperative Creamery Association, or the DCCA, located in Tulare, California, until its merger with Land O’ Lakes, Inc. in July 1998.  Land O’ Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states.  Prior to joining the DCCA, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin.  Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

Mr. Prince’s qualifications to serve on our Board include:

●	extensive experience in various executive leadership positions;
●	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities; and
●	ability to communicate and encourage discussion help Mr. Prince discharge his duties effectively as chairman of our Nominating and Governance Committee.

Douglas L. Kieta   has served as a director since April 2006.  Mr. Kieta is currently retired. Prior to retirement in January 2009, Mr. Kieta was employed by BE&K, Inc., a large engineering and construction company headquartered in Birmingham, Alabama, where he served as the Vice President of Power since May 2006.  From April 1999 to April 2006, Mr. Kieta was employed at Calpine Corporation where he was the Senior Vice President of Construction and Engineering.  Calpine Corporation is a major North American power company which leases and operates integrated systems of fuel-efficient natural gas-fired and renewable geothermal power plants and delivers clean, reliable and fuel-efficient electricity to customers and communities in 21 U.S. states and three Canadian provinces.  Mr. Kieta has a B.S. degree in Civil Engineering from Clarkson University and a Master’s degree in Civil Engineering from Cornell University.

Mr. Kieta’s qualifications to serve on our Board include:

●	extensive experience in various leadership positions;
●	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities; and
●
service with Calpine affords a deep understanding of large-scale construction and engineering projects as well as plant operations, which is particularly relevant to our ethanol production facility operations.

Larry D. Layne has served as a director since December 2007.  Mr. Layne joined First Western Bank in 1963 and served in various capacities with First Western Bank and its acquiror, Lloyds Bank of California, and Lloyd’s acquiror, Sanwa Bank, until his retirement in 2000.  Sanwa Bank was subsequently acquired by Bank of the West.  From 1999 to 2000, Mr. Layne was Vice Chairman of Sanwa Bank in charge of its Commercial Banking Group which encompassed all of Sanwa Bank’s 38 commercial and business banking centers and 12 Pacific Rim branches as well as numerous internal departments.  From 1997 to 2000, Mr. Layne was also Chairman of the Board of The Eureka Funds, a mutual fund family of five separate investment funds with total assets of $900 million.  From 1996 to 2000, Mr. Layne was Group Executive Vice President of the Relationship Banking Group of Sanwa Bank in charge of its 107 branches and 13 commercial banking centers as well as numerous internal departments.  Mr. Layne has also served in various capacities with many industry and community organizations, including as Director and Chairman of the Board of the Agricultural Foundation at California State University, Fresno (“CSUF”); Chairman of the Audit Committee of the Ag. Foundation at CSUF; board member of the Fresno Metropolitan Flood Control District; and Chairman of the Ag Lending Committee of the California Bankers Association.  Mr. Layne has a B.S. degree in Dairy Husbandry from CSUF and is a graduate of the California Agriculture Leadership Program.

Mr. Layne’s qualifications to serve on our Board include:

●	extensive experience in various leadership positions;
●	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities.
●	experience and involvement in California industry and community organizations provides a useful perspective; and
●	ability to communicate and encourage discussion help Mr. Layne discharge his duties effectively as chairman of our Compensation Committee.

Michael D. Kandris has served as a director since June 2008. Mr. Kandris was President, Western Division of Ruan Transportation Management Systems (“RTMS”) until his retirement in September 2009.  Prior to that time, Mr. Kandris served as President and Chief Operating Officer of RTMS.  Mr. Kandris has 30 years of experience in all modes of transportation and logistics.  As President for RTMS, Mr. Kandris held responsibilities in numerous operations and administrative functions.  Mr. Kandris serves as a board member for the National Tank Truck Organization.  Mr. Kandris has a B.S. degree in Business from California State University, Hayward.

Mr. Kandris’s qualifications to serve on our Board include:

●	extensive experience in various executive leadership positions;
●	extensive experience in rail and truck transportation and logistics; and
●	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities.

Ryan W. Turner has served as a director since February 2010.  From May 2009 until February 2010, Mr. Turner acted as a consultant to the independent members of the Board, advising on our restructuring efforts.  In July 2007, Mr. Turner co-founded and is currently Managing Partner of 6th Street Investments, LLC, a private investment group based in Fresno, California with investments primarily in energy and real estate.  Mr. Turner previously served as our Chief Operating Officer and Secretary from March 2005 until April 2006 and as a director from March 2005 until July 2005.  Mr. Turner is a co-founder of PEI California and served as its Chief Operating Officer and Secretary and as a director and led all business development efforts of PEI California since its inception in January 2003.   Prior to co-founding and joining PEI California, Mr. Turner served as Chief Operating Officer of Bio-Ag, LLC from March 2002 until January 2003.  Mr. Turner has a B.A. degree in Public Policy from Stanford University, an M.B.A. from California State University, Fresno and was a member of Class XXIX of the California Agricultural Leadership Program.

Mr. Turner’s qualifications to serve on our Board include:

●	co-founder of PEI California;
●	knowledge gained through his early work with us as our Chief Operating Officer and as one of our directors; and
●	experience and knowledge gained through his work with us as a consultant advising our Board and a special committee on our restructuring efforts.

Corporate Governance

Corporate Governance Guidelines

Our Board believes that good corporate governance is paramount to ensure that Pacific Ethanol is managed for the long-term benefit of our stockholders.  Our Board has adopted corporate governance guidelines that guide its actions with respect to, among other things, the composition of the Board and its decision making processes, Board meetings and involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation of our Chief Executive Officer.

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.  The Codes of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and is our “code of conduct” within the meaning of the listing standards of NASDAQ.  Our Codes of Ethics are available at our website at http://www.pacificethanol.net.  Information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

Board Leadership Structure

The Chairman of our Board is William L. Jones, who is a non-employee director.  Our Chief Executive Officer is Neil M. Koehler.  These individuals have served in those capacities since our inception in 2005.  Although we do not have a policy mandating the separation of the roles of Chairman and Chief Executive Officer, our Board, under our corporate governance guidelines, reserves the right to determine the appropriate leadership structure for our Board on a case-by-case basis.  Our Board believes this separation remains appropriate as it allows our Chief Executive Officer to focus on the day-to-day business matters, while the Chairman focuses on leading the Board in its responsibilities of acting in the best interests of Pacific Ethanol and our stockholders.  The Chairman of the Board is responsible for managing the business of the Board, including setting the Board agenda (with Board and management input), facilitating communication among directors, presiding at meetings of the Board and stockholders, sitting as chair at executive sessions at each regularly scheduled Board meeting, and providing support and counsel to the Chief Executive Officer.  We believe that this board leadership structure is appropriate in maximizing the effectiveness of our Board oversight and in providing perspective to our business that is independent from management.

Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of Pacific Ethanol’s risks.  Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each.  Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.  Our Audit Committee oversees management of financial risks, including internal controls.  Our Nominating and Governance Committee manages risks associated with the independence of members of our Board and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.

Director Independence

Our corporate governance guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating and Governance Committees of the Board will be independent.  On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with Pacific Ethanol in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.  Following completion of these questionnaires, the Board, with the assistance of the Nominating and Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Securities and Exchange Commission and NASDAQ, additional criteria set forth in our corporate governance guidelines and consideration of any other material relationship a director may have with Pacific Ethanol.

The Board has determined that all of its directors are independent under these standards, except for (i) Mr. Jones, who is the father-in-law of Ryan W. Turner, one of our current directors and a former executive officer who resigned from his officer position in April 2006, and who was a consultant to Pacific Ethanol during 2009 and 2010 until his appointment as one of our directors in February 2010, (ii) Ryan W. Turner, for the reasons noted above, and (iii) Mr. Koehler, who serves full-time as our Chief Executive Officer and President.

Stockholder Communications with our Board of Directors

Our Board has implemented a process by which stockholders may send written communications directly to the attention of our Board or any individual member of our Board.  Mr. Stone, the Chairman of our Audit Committee, is responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate.  Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Stone considers to be important for the directors to consider.  Stockholders who wish to communicate with our Board can write to Terry L. Stone, The Board of Directors, Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.

Board Committees and Meetings

Our business, property and affairs are managed under the direction of our Board.  Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees.  During 2009, our Board held 34 meetings.  All directors attended at least 75% of the aggregate of the meetings of our Board and of the committees on which they served or that were held during the period they were directors or committee members.

Members of our Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2009.  Additionally, the independent members of the Board met in executive session regularly without the presence of management.

It is our policy to invite and encourage our directors to attend our annual meetings.  At the date of our 2009 annual meeting, we had seven members on our Board, two of whom were in attendance at the meeting.

Our Board has established standing Audit, Compensation and Nominating and Governance Committees.  Each committee operates pursuant to a written charter that has been approved by our Board and the corresponding committee and that is reviewed annually and revised as appropriate. Each charter is available at our website at http://www.pacificethanol.net.

Audit Committee

Our Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end.  Messrs. Stone, Prince and Layne served on our Audit Committee for all of 2009.  Our Board has determined that each member of the Audit Committee is “independent” under the current NASDAQ listing standards and satisfies the other requirements under NASDAQ listing standards and Securities and Exchange Commission rules regarding audit committee membership.  Our Board has determined that Mr. Stone (i) qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules and regulations governing the composition of the Audit Committee, and (ii) satisfies the “financial sophistication” requirements of the NASDAQ listing standards.  During 2009, our Audit Committee held four meetings.  The Audit Committee Report for 2009 can be found on page 50 of this Proxy Statement.

Compensation Committee

Our Compensation Committee is responsible for establishing and administering our overall policies on compensation and the compensation to be provided to our executive officers, including, among other things, annual salaries and bonuses, stock options, stock grants, other stock-based awards, and other incentive compensation arrangements.  In addition, the Compensation Committee reviews the philosophy and policies behind the salary, bonus and stock compensation arrangements for all other employees.  Although our Compensation Committee makes all compensation decisions as to our executive officers, our Chief Executive Officer makes recommendations to our Compensation Committee regarding compensation for the other named executive officers.  Our Compensation Committee has the authority to administer our 2006 Stock Incentive Plan with respect to grants to executive officers and directors, and also has authority to make equity awards under our 2006 Stock Incentive Plan to all other eligible individuals.  However, our Board may retain, reassume or exercise from time to time the power to administer our 2006 Stock Incentive Plan.  Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our Board.

The Compensation Committee evaluates both performance and compensation to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive so that we can attract and retain superior employees in key positions.  The Compensation Committee believes that compensation packages offered to our executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals.  The Compensation Committee has the authority to retain consultants, and other advisors and in furtherance of the foregoing objectives, our Compensation Committee in 2008 engaged Hewitt Associates LLC, a global human resources consulting firm, to conduct an annual review of our total compensation program for the named executive officers and other executives.  From that review, Hewitt Associates provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions as to the named executive officers and when making decisions as to the recommendations being made by our management for other executives.  In making compensation decisions, our Compensation Committee compared each element of total compensation against market data obtained by Hewitt Associates.  To the extent considered necessary, the Compensation Committee may reengage Hewitt Associates, or in the expected absence of significant changes in market data, the Compensation Committee may reuse the data obtained in 2008 as a reference point for future compensation decisions.  The Compensation Committee generally expects to set total compensation for the named executive officers at the median of compensation paid to similarly situated executives of the companies comprising the market data provided to us by Hewitt Associates.

Messrs. Stone, Prince, Kieta and Layne served on our Compensation Committee for all of 2009.  Our Board has determined that each member of the Compensation Committee is “independent” under the current NASDAQ listing standards.  During 2009, our Compensation Committee held no meetings but on certain occasions took action by written consent.

Nominating and Governance Committee

Our Nominating and Governance Committee selects nominees for our Board.  During 2009, our Nominating and Governance Committee consisted of Messrs. Stone, Prince and Kieta.  Our Board has determined that each member of the Nominating and Governance Committee is “independent” under the current NASDAQ listing standards.  During 2009, our Nominating and Governance Committee held one meeting.

The Nominating and Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1.0% of the then-outstanding shares of our common stock and who has beneficially owned those shares for at least one year.  The Nominating and Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Governance Committee’s below-referenced charter.  Stockholders that desire to recommend candidates for the Board for evaluation may do so by contacting Pacific Ethanol in writing, identifying the potential candidate and providing background and other relevant information.  Stockholders must also comply with our bylaws, including our advance notice bylaw provisions relating to the nomination of persons for election to our Board that, among other things, require that nominations of persons for election to our Board at annual meetings be submitted to our Secretary, unless otherwise notified, by the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting. We first mailed our proxy materials for our 2009 annual meeting on or about November 19, 2009 and anticipate mailing our proxy materials for our 2010 annual meeting on or about April 23, 2010.  We have received no stockholder nominations of persons for election to our Board for our Annual Meeting.

Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  Candidates may also come to the attention of the Nominating and Governance Committee through current Board members, professional search firms and other persons.  In evaluating potential candidates, our Nominating and Governance Committee will take into account a number of factors, including, among others, the following:

●	the candidate’s independence from management;
●	whether the candidate has relevant business experience;
●	judgment, skill, integrity and reputation;
●	existing commitments to other businesses;
●	corporate governance background;
●	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership; and
●	the size and composition of our Board.

Our Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in indentifying nominees for director.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board.  In setting the compensation of directors, we consider the significant amount of time that Board members spend in fulfilling their duties to Pacific Ethanol as well as the experience level we require to serve on our Board.  The Board, through its Compensation Committee, annually reviews the compensation and compensation policies for Board members.  In recommending director compensation, the Compensation Committee is guided by the following three goals:

●	compensation should fairly pay directors for work required in a company of our size and scope;
●	compensation should align directors’ interests with the long-term interests of our stockholders; and
●	the structure of the compensation should be clearly disclosed to our stockholders.

In addition, as with our executive compensation, in making compensation decisions as to our directors, our Compensation Committee compared our cash and equity compensation payable to directors against market data obtained by Hewitt Associates.  The data included a general industry survey of 235 companies with less than $1.0 billion in annual revenues and a general industry survey of 51 companies with between $500 million and $1.0 billion in annual revenues.  The Compensation Committee set compensation for our directors at approximately the median of compensation paid to directors of the companies comprising the market data provided to us by Hewitt Associates.

Cash Compensation

Our cash compensation plan for directors provides the Chairman of our Board annual compensation of $80,000, the Chairman of our Audit Committee annual compensation of $42,000, the Chairman of our Compensation Committee annual compensation of $36,000, the Chairman of our Nominating and Governance Committee annual compensation of $36,000, the Chairman of our Transportation Committee annual compensation of $36,000 and the Chairman of our Strategic Transactions Committee annual compensation of $36,000.  All other directors, except employee directors, receive annual compensation of $24,000.  These amounts are paid in advance in bi-weekly installments.  In addition, directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our Board and its committees.  Employee directors do not receive director compensation in connection with their service as directors.

Equity Compensation

Following our annual meeting each year, our Compensation Committee or our full Board is to grant equity compensation to our newly elected or reelected directors which is to vest as to 100% of the grants in one year.  Vesting is to be subject to continued service on our Board during the full year.

In determining the amount of equity compensation, the Compensation Committee determines the value of total compensation, approximately targeting the median of compensation paid to directors of the companies comprising the market data provided to us by Hewitt Associates.  The Compensation Committee then determines the cash component based on this market data.  The balance of the total compensation target is then allocated to equity awards, and the number of shares to be granted to our directors is based on the estimated value of the underlying shares on the expected grant date.

Compensation of Employee Director

Mr. Koehler was compensated as a full-time employee and officer but received no additional compensation for service as a Board member during 2009.  Information regarding the compensation awarded to Mr. Koehler is included in “Executive Compensation and Related Information—Summary Compensation Table” below.

Director Compensation Table – 2009

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total ($)
William L. Jones	$80,000	$	—(3)	$80,000
Terry L. Stone	$42,000	$	—(4)	$42,000
John L. Prince	$36,000	$	—(5)	$36,000
Douglas L. Kieta	$36,000	$	—(6)	$36,000
Larry D. Layne	$36,000	$	—(7)	$36,000
Michael D. Kandris	$36,000	$	—(8)	$36,000
__________
(1)
For a description of annual director fees and fees for chair positions, see the disclosure above under “Compensation of Directors—Cash Compensation.” The value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.

(2)	No grants were awarded to our directors in 2009.
(3)
At December 31, 2009, Mr. Jones held 75,500 shares from stock awards, including 9,360 unvested shares, and also held options to purchase an aggregate of 50,000 shares of common stock.  Mr. Jones was granted 31,200 and 44,300 shares of our common stock on October 4, 2006 and June 12, 2008, having aggregate grant date fair values of $407,472 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date.

(4)
At December 31, 2009, Mr. Stone held 34,600 shares from stock awards and also held options to purchase an aggregate of 15,000 shares of common stock.  Mr. Stone was granted 15,600 and 44,300 shares of our common stock on October 4, 2006 and June 12, 2008, having aggregate grant date fair values of $203,736 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date. On December 28, 2009, Mr. Stone voluntarily relinquished 25,300 unvested shares of restricted stock.

(5)
At December 31, 2009, Mr. Prince held 34,600 shares from stock awards and also held options to purchase an aggregate of 15,000 shares of common stock.  Mr. Prince was granted 15,600 and 44,300 shares of our common stock on October 4, 2006 and June 12, 2008, having aggregate grant date fair values of $203,736 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date. On December 28, 2009, Mr. Prince voluntarily relinquished 25,300 unvested shares of restricted stock.

(6)
At December 31, 2009, Mr. Kieta held 34,600 shares from stock awards.  Mr. Kieta was granted 15,600 and 44,300 shares of our common stock on October 4, 2006 and June 12, 2008, having aggregate grant date fair values of $203,736 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date. On December 28, 2009, Mr. Kieta voluntarily relinquished 25,300 unvested shares of restricted stock.

(7)
At December 31, 2009, Mr. Layne held 34,600 shares from stock awards, including 5,200 unvested shares.  Mr. Layne was granted 15,600 and 44,300 shares of our common stock on January 17, 2008 and June 12, 2008, having aggregate grant date fair values of $86,112 and $104,991, respectively, calculated based on the fair market value of our common stock on the applicable grant date. On December 28, 2009, Mr. Layne voluntarily relinquished 25,300 unvested shares of restricted stock.

(8)
At December 31, 2009, Mr. Kandris held no shares from stock awards.  Mr. Kandris was granted 25,300 shares of our common stock on June 12, 2008, having an aggregate grant date fair value of $59,961, calculated based on the fair market value of our common stock on the grant date. On December 28, 2009, Mr. Kandris voluntarily relinquished 25,300 unvested shares of restricted stock.

Ryan W. Turner, who was appointed as one of our directors on February 18, 2010, received certain compensation in 2009 in his capacity as one of our consultants.  See “Certain Relationships and Related Transactions” below.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

●	any breach of their duty of loyalty to Pacific Ethanol or our stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
●	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours.  Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law (“DGCL”).  We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board.  These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.  We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.  We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,684,375 shares remain designated as Series A Cumulative Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) and 3,000,000 shares have been designated as Series B Preferred Stock.  As of April 5, 2010, there were 66,119,797 shares of Common Stock, no shares of Series A Preferred Stock and 2,346,152 shares of Series B Preferred Stock issued and outstanding.  The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation, including our Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock (“Certificate of Designations”), our Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock, and our bylaws.

Common Stock

All outstanding shares of common stock are fully paid and nonassessable.  The following summarizes the rights of holders of our common stock:

●	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;
●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our Board;
●
upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and
●	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our Board is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series.  The issuance need not be approved by our common stockholders and need only be approved by holders, if any, of our Series A Preferred Stock and Series B Preferred Stock if, as described below, the shares of preferred stock to be issued have preferences that are senior to or on parity with those of our Series A Preferred Stock and Series B Preferred Stock.

The rights of the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.  Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our Board and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock.  We have no present plans to issue any shares of or to designate any series of preferred stock.  The following is a summary of the terms of the Series A Preferred Stock and the Series B Preferred Stock.

Series A Preferred Stock

As of April 5, 2010, no shares of Series A Preferred Stock were issued and outstanding and an aggregate of 5,315,625 shares of Series A Preferred Stock had been converted into shares of our common stock and returned to undesignated preferred stock.  A balance of 1,684,375 shares of Series A Preferred Stock remain authorized for issuance.

Rank and Liquidation Preference

Shares of Series A Preferred Stock rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of Pacific Ethanol, whether voluntary or involuntary. The liquidation preference of each share of Series A Preferred Stock is equal to $16.00 (the “Series A Issue Price”) plus any accrued but unpaid dividends on the Series A Preferred Stock. If assets remain after such amounts are distributed to the holders of Series A Preferred Stock, such assets shall be distributed pro rata, on an as-converted to common stock basis, to the holders of our common stock and Series A Preferred Stock. The written consent of a majority of the outstanding shares of Series A Preferred Stock is required before we can authorize the issuance of any class or series of capital stock that ranks senior to or on parity with shares of Series A Preferred Stock.

Dividend Rights

As long as shares of Series A Preferred Stock remain outstanding, each holder of shares of Series A Preferred Stock are entitled to receive, and shall be paid quarterly in arrears, in cash out of funds legally available therefor, cumulative dividends, in an amount equal to 5% of the Series A Issue Price per share per annum with respect to each share of Series A Preferred Stock.  Such dividends may, at our option, be paid in shares of Series A Preferred Stock valued at the Series A Issue Price.  In the event we declare, order, pay or make a dividend or other distribution on our common stock, other than a dividend or distribution made in common stock, the holders of the Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares of our common stock into which such Series A Preferred Stock is convertible on the record date for such dividend or distribution.

Optional Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holder into shares of our common stock at any time.  Each share of Series A Preferred Stock is convertible into such number of shares of common stock as calculated by (i) multiplying the number of shares of Series A Preferred Stock to be converted by the Series A Issue Price, and (ii) dividing the result thereof by the Conversion Price.  The “Conversion Price” is initially $8.00 per share of Series A Preferred Stock, subject to certain adjustments; therefore, each share of Series A Preferred Stock is initially convertible into two shares of common stock, which number is equal to the quotient of the Series A Issue Price of $16.00 divided by the initial Conversion Price of $8.00 per share of Series A Preferred Stock.  Accrued and unpaid dividends are to be paid in cash upon any such conversion.

Mandatory Conversion Rights

In the event of a Transaction which will result in an internal rate of return to holders of Series A Preferred Stock of 25% or more, each share of Series A Preferred Stock shall, concurrently with the closing of such Transaction, be converted into shares of common stock. A “Transaction” is defined as a sale, lease, conveyance or disposition of all or substantially all of our capital stock or assets or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving us or a subsidiary) in which the stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity.  Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above.  Accrued and unpaid dividends are to be paid in cash upon any such conversion.

Notwithstanding the foregoing, no shares of Series A Preferred Stock will be converted into common stock on a mandatory basis unless at the time of the proposed conversion we have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of common stock issued or issuable to the holders on conversion of the Series A Preferred Stock then issued or issuable to such holders and such shares of Common Stock are eligible for trading on NASDAQ (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock).

Conversion Price Adjustments

The Conversion Price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, reorganizations, share exchanges, reclassifications, distributions of assets and issuances of convertible securities, and the like. The Conversion Price is also subject to downward adjustments if we issue shares of common stock or securities convertible into or exercisable for shares of common stock, other than certain excluded securities, at per share prices less than the then effective Conversion Price. In such event, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of common stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by us upon such issue or sale, by (ii) the total number of shares of common stock outstanding immediately after such issue or sale.  For purposes of determining the number of shares of common stock outstanding as provided in clauses (i) and (ii) above, the number of shares of common stock issuable upon conversion of all outstanding shares of Series A Preferred Stock, and the exercise of all outstanding securities convertible into or exercisable for shares of common stock, will be deemed to be outstanding.

The Conversion Price will not be adjusted in the case of the issuance or sale of the following: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors pursuant to any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Certificate of Designations; and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the foregoing.

Voting Rights and Protective Provisions

The Series A Preferred Stock votes together with all other classes and series of our voting stock as a single class on all actions to be taken by our stockholders.  Each share of Series A Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of common stock into which each share of Series A Preferred Stock is convertible on all matters to be voted on by our stockholders; provided, however, that the number of votes for each share of Series A Preferred Stock shall not exceed the number of shares of common stock into which each share of Series A Preferred Stock would be convertible if the applicable Conversion Price were $8.99 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

Notwithstanding the foregoing, we are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class, to:

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increase or decrease the total number of authorized shares of Series A Preferred Stock or the authorized shares of our common stock reserved for issuance upon conversion of the Series A Preferred Stock (except as otherwise required by our certificate of incorporation or the Certificate of Designations);

●	increase or decrease the number of authorized shares of preferred stock or common stock (except as otherwise required by our certificate of incorporation or the Certificate of Designations);

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alter, amend, repeal, substitute or waive any provision of our certificate of incorporation or our bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series A Preferred Stock, whether by merger, consolidation or otherwise;

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authorize, create, issue or sell any securities senior to or on parity with the Series A Preferred Stock or securities that are convertible into securities senior to or on parity the Series A Preferred Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

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authorize, create, issue or sell any securities junior to the Series A Preferred Stock other than common stock or securities that are convertible into securities junior to Series A Preferred Stock other than common stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

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authorize, create, issue or sell any additional shares of Series A Preferred Stock other than the Series A Preferred Stock initially authorized, created, issued and sold, Series A Preferred Stock issued as payment of dividends and Series A Preferred Stock issued in replacement or exchange therefore;

●	engage in a Transaction that would result in an internal rate of return to holders of Series A Preferred Stock of less than 25%;

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declare or pay any dividends or distributions on our capital stock in a cumulative amount in excess of the dividends and distributions paid on the Series A Preferred Stock in accordance with the Certificate of Designations;

●	authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of our business;

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purchase, redeem or otherwise acquire any of our capital stock other than Series A Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, our capital stock or securities convertible into or exchangeable for our capital stock;

●	change the number of members of our Board to be more than nine members or less than seven members;

●	effect any material change in our industry focus or that of our subsidiaries, considered on a consolidated basis;

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authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction or series of transactions with one of our or our subsidiaries’ current or former officers, directors or members with value in excess of $100,000, excluding compensation or the grant of options approved by our Board; or

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authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction with any entity or person that is affiliated with any of our or our subsidiaries’ current or former directors, officers or members, excluding any director nominated by the initial holder of the Series A Preferred Stock.

Preemptive Rights

Holders of our Series A Preferred Stock have preemptive rights to purchase a pro rata portion of all capital stock or securities convertible into capital stock that we issue, sell or exchange, or agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange.  We must deliver each holder of our Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of capital stock or securities convertible into capital stock which must include a description of the securities and the price and other terms upon which they are to be issued, sold or exchanged together with the identity of the persons or entities (if known) to which or with which the securities are to be issued, sold or exchanged, and an offer to issue and sell to or exchange with such holder of the Series A Preferred Stock such holder’s pro rata portion of the securities, and any additional amount of the securities should the other holders of Series A Preferred Stock subscribe for less than the full amounts for which they are entitled to subscribe. In the case of a public offering of our common stock for a purchase price of at least $12.00 per share and a total gross offering price of at least $50 million, the preemptive rights of the holders of the Series A Preferred Stock shall be limited to 50% of the securities.  Holders of our Series A Preferred Stock have a 30 day period during which to accept the offer.  We will have 90 days from the expiration of such 30 day period to issue, sell or exchange all or any part of the securities as to which the offer has not been accepted by the holders of the Series A Preferred Stock, but only as to the offerees or purchasers described in the offer and only upon the terms and conditions that are not more favorable, in the aggregate, to the offerees or purchasers or less favorable to us than those set forth in the offer.

The preemptive rights of the holders of the Series A Preferred Stock shall not apply to any of the following securities: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors pursuant to any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Certificate of Designations; (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the Certificate of Designations; and (v) the issuance of our securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by us approved by our Board.

Reservation of Shares

We initially were required to reserve 7,000,000 shares of common stock for issuance upon conversion of shares of Series A Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series A Preferred Stock.

Series B Preferred Stock

As of April 5, 2010, 2,346,152 shares of Series B Preferred Stock were issued and outstanding. The rights and preferences of the Series B Preferred Stock are substantially the same as the Series A Preferred Stock, except as follows:

●	the Series B Issue Price, on which the Series B Preferred Stock liquidation preference is based, is $19.50 per share;

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the Series B Preferred Stock ranks pari passu with respect to dividends and liquidation rights with the Series A Preferred Stock and pari passu with respect to any class or series of capital stock specifically ranking on parity with the Series B Preferred Stock;

●	dividends accrue and are payable at a rate per annum of 7.00% of the Series B Issue Price per share;

●	each shares of Series B Preferred Stock is convertible at a rate equal to the Series B Issue Price divided by an initial Conversion Price of $6.50 per share;

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holders of the Series B Preferred Stock have three votes per share of Series B Preferred Stock on all matters to be approved by holders, voting together as a single class, of our common stock and Series B Preferred Stock;

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holders of the Series B Preferred stock are not entitled to approve, as a separate class, the last four matters set forth above under the heading “Voting Rights and Protective Provisions” which the shares of Series A Preferred Stock, voting as a separate class, are entitled to approve; and

●	holders of the Series B Preferred Stock are entitled to preemptive rights only for so long as 50% of the shares of Series B Preferred Stock remain outstanding.

We initially were required to reserve 3,000,000 shares of common stock for issuance upon conversion of shares of Series B Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series B Preferred Stock.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Our Board has approved a proposed amendment (the “Amendment”) to our certificate of incorporation that would increase our authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.  The proposed Amendment is attached to this Proxy Statement as Appendix A.

Our certificate of incorporation provides for 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.  Of the 10,000,000 shares of authorized preferred stock, our Board initially designated by separate certificates of designation 7,000,000 shares as Series A Preferred Stock and 3,000,000 shares as Series B Preferred Stock.  A total of 5,315,625 shares of Series A Preferred Stock, upon their conversion into shares of common stock, reverted back to undesignated preferred shares that may be issued in one or more series as designated from time to time by our Board.

A description of our capital stock, including the rights and preferences of our Series A Preferred Stock and Series B Preferred Stock, is included above. See “Description of Capital Stock.”

As of April 5, 2010, we had 66,119,797 shares of common stock, no shares of Series A Preferred Stock and 2,346,152 shares of Series B Preferred Stock outstanding.  Also as of that date, we had 14,510,711 shares of common stock reserved for issuance upon the exercise or conversion of options, warrants and Series B Preferred Stock outstanding and for shares remaining under our 2006 Stock Incentive Plan.  Accordingly, as of that date we had available for issuance an additional 19,369,492 shares of common stock, 1,684,375 shares of Series A Preferred Stock, 653,848 shares of Series B Preferred Stock and 5,315,625 shares of undesignated preferred stock.  The proposed amendment would increase our authorized number of shares of common stock from 100,000,000 to 300,000,000. Accordingly, if this proposed amendment had been effective as of April 5, 2010, we would have had available for issuance 219,369,492 shares of common stock and the number of shares of designated and undesignated preferred stock indicated above.

The additional authorized shares of common stock that would become available if this proposed amendment is approved by our stockholders and filed with the Delaware Secretary of State may be issued from time to time as our Board may determine, without prior notice to or further action of our stockholders.  The issuance of any or all of these additional authorized shares of common stock from time to time would cause dilution to the voting rights and earnings per share, if any, of our outstanding shares of common stock.  However, we believe that approval of the proposed increase in our authorized shares of common stock is in the best interests of Pacific Ethanol and our stockholders because the increase would make additional shares of common stock available for financing and acquisition transactions that could be used to provide much needed capital, enhance our business and results of operations, and for other corporate purposes.

Although we have no definitive plans to utilize such shares to entrench present management, we may, in the future, be able to use the additional authorized shares of common stock as a defensive tactic against hostile takeover attempts by issuing additional shares under a stockholder rights plan, in a private placement or other transaction that causes substantial dilution to a person or group that attempts to acquire control of Pacific Ethanol through a merger or tender offer on terms or in a manner not approved by our Board, whether or not our stockholders view the change in control, merger or tender offer as favorable.  The authorization of such additional shares of common stock will have no current anti-takeover effect, because no hostile takeover attempts are, to our management’s knowledge, currently threatened.

We have a number of anti-takeover defenses. For example, consistent with the DGCL, we do not have cumulative voting provisions in either our bylaws or certificate of incorporation.  Also, we have provisions in our bylaws that prohibit the removal of directors without cause. Our bylaws provide that a removal may only be accomplished by the affirmative vote, at a special meeting of stockholders called for that purpose, of the holders of at least a majority of the outstanding shares entitled to vote at an election for directors.  Under our bylaws, special meetings of stockholders may be called by our Board, chairman of the board, chief executive officer or president (in the absence of a chief executive officer), and shall be called by our secretary at the request in writing by holders of not less than 10% of the total voting power of all of our outstanding securities then entitled to vote.

In addition, our Board has the authority to issue up to 5,315,625 shares of undesignated preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our stockholders.  The rights of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of any preferred stock that we may issue in the future.  The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of our company.  Furthermore, preferred stock may have other rights, including economic rights senior to common stock.

Also, Section 203 of the DGCL prohibits us from engaging in business combinations with interested stockholders, as defined by statute.  These provisions may have the effect of delaying or preventing a change in control of our company without action by our stockholders, even if a change in control would be beneficial to our stockholders.

Stockholders do not currently possess, nor upon the approval of the proposed amendment will they acquire, preemptive rights that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of our company.

The Amendment provides for authorized capital of 300,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share, that may be issued in one or more series as designated from time to time by our Board.

Required Vote of Stockholders

Approval of Proposal Two requires the affirmative vote of a majority of the outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class, and the affirmative vote of a majority of the outstanding shares of our Series B Preferred Stock, voting as a separate class.  If the required votes for this proposal are obtained, then our Board will have the authority to authorize the filing of the Amendment in substantially the form attached to this Proxy Statement as Appendix A.  Our Board reserves the right to abandon the proposed Amendment at any time prior to the effectiveness of the filing of the Amendment with the Delaware Secretary of State, notwithstanding authorization of this proposed Amendment by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO 2006 STOCK INCENTIVE PLAN

In 2006, our Board adopted and our stockholders ratified and approved the adoption of our 2006 Stock Incentive Plan.  On March 5, 2010, our Board approved an increase in the number of shares of common stock authorized for issuance under our 2006 Stock Incentive Plan from 2,000,000 shares to 6,000,000 shares, subject to stockholder approval (as amended, the “2006 Plan”).

Our Board recommends approval of the amendment to the 2006 Plan to enable the continued use of the 2006 Plan for stock-based grants consistent with the objectives of our compensation program. The 2006 Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in such service and render superior performance during such service.  The 2006 Plan consists of two equity-based incentive programs, the Discretionary Grant Program and the Stock Issuance Program. Principal features of each program are summarized below.

Initially, 2,000,000 shares of common stock were authorized for issuance under the 2006 Plan.  A total of 6,000,000 shares of common stock will be authorized for issuance under the 2006 Plan upon stockholder approval of this proposal.  Currently, equity awards totaling 1,865,872 shares of common stock, net of forfeitures and shares withheld to satisfy tax withholding obligations, have been issued under the 2006 Plan.  We do not believe that this leaves sufficient shares available for more than one additional year of grants under the 2006 Plan.  By increasing the number of shares authorized for issuance under our 2006 Plan by 4,000,000, a total of 4,134,128 shares of common stock would be available for issuance.  This increase would, in essence, replenish shares issued since the inception of the 2006 Plan and provide us with the flexibility to continue to make stock-based grants in the coming years in amounts deemed appropriate by our Compensation Committee.  The proposed amendment will not be implemented unless approved by our stockholders, and no additional equity awards beyond the initial 2,000,000 shares of common stock have been or will be issued under the 2006 Plan unless and until stockholder approval of the 2006 Plan is obtained.  If the proposed amendment is not approved by our stockholders, the 2006 Plan will remain in effect in its present form.

The following is a summary of the principal features of our 2006 Plan as amended to reflect the proposed plan amendment.  The summary does not purport to be a complete description of all provisions of our 2006 Plan and is qualified in its entirety by the text of the 2006 Plan, a copy of which (as amended to reflect the proposed plan amendment) is attached to this Proxy Statement as Appendix B.

Administration

The Compensation Committee of our Board has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards (“equity awards”) made to executive officers and non-employee Board members, and also has the authority to make equity awards under those programs to all other eligible individuals. However, the Board may retain, reassume or exercise from time to time the power to administer those programs. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board.

The term “plan administrator,” as used in this summary, means the Compensation Committee or the Board, to the extent either entity is acting within the scope of its administrative jurisdiction under the 2006 Plan.

Share Reserve

Initially, 2,000,000 shares of common stock were authorized for issuance under the 2006 Plan.  A total of 6,000,000 shares of common stock will be authorized for issuance under the 2006 Plan upon stockholder approval.  No additional equity awards beyond the initial 2,000,000 shares of common stock have been or will be issued under the 2006 Plan unless and until stockholder approval is obtained.

No participant in the 2006 Plan may be granted equity awards for more than 250,000 shares of common stock per calendar year.  Stockholder approval of this proposal will also constitute re-approval of the 250,000 share limitation for purposes of Internal Revenue Code Section 162(m).  This share limitation is intended to assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m).  In addition, shares issued under the Stock Issuance Program may qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 2006 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market.  Shares subject to any outstanding equity awards under the 2006 Plan that expire or otherwise terminate before those shares are issued will be available for subsequent awards.  Unvested shares issued under the 2006 Plan and subsequently repurchased by us at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2006 Plan, will be added back to the number of shares reserved for issuance under the 2006 Plan and will be available for subsequent reissuance.

If the exercise price of an option under the 2006 Plan is paid with shares of common stock, then the authorized reserve of common stock under the 2006 Plan will be reduced only by the net number of new shares issued under the exercised stock option. If shares of common stock otherwise issuable under the 2006 Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an equity award, then the number of shares of common stock available for issuance under the 2006 Plan will be reduced only by the net number of shares issued pursuant to that equity award.  The withheld shares will not reduce the share reserve.  Upon the exercise of any stock appreciation right granted under the 2006 Plan, the share reserve will only be reduced by the net number of shares actually issued upon exercise, and not by the gross number of shares as to which the stock appreciation right is exercised.

As soon as practicable following stockholder approval of the increase in the number of shares of common stock authorized for issuance under our 2006 Plan, we intend to register the issuance of the additional securities under the 2006 Plan on Form S-8 under the Securities Act.

Eligibility

Officers, employees, non-employee directors, and consultants and independent advisors who are under written contract and whose securities issued pursuant to the 2006 Plan could be registered on Form S-8, all of whom are in our service or the service of any parent or subsidiary of ours, whether now existing or subsequently established, are eligible to participate in the Discretionary Grant and Stock Issuance Programs.

As of April 5, 2010, three executive officers, approximately 110 other employees, seven non-employee members of our Board and an indeterminate number of consultants and advisors were eligible to participate in the 2006 Plan.

Valuation

The fair market value per share of our common stock on any relevant date under the 2006 Plan will be deemed to be equal to the closing selling price per share of our common stock at the close of regular hours trading on the NASDAQ Global Market on that date.  If there is no closing selling price for our common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which a quotation exists.  On April 5, 2010, the fair market value determined on that basis was $1.49 per share.

Discretionary Grant Program

The plan administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive equity awards under that program, the time or times when those equity awards are to be made, the number of shares subject to each award, the time or times when each equity award is to vest and become exercisable, the maximum term for which the equity award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, provided that the exercise price will not be less than 85% or 100% of the fair market value of a share on the grant date in the case of non-statutory or incentive options, respectively.  No granted option will have a term in excess of ten years.  Incentive options granted to an employee who beneficially owns more than 10% of our outstanding common stock must have exercise prices not less than 110% of the fair market value of a share on the grant date and a term of not more than five years measured from the grant date. Options generally will become exercisable in one or more installments over a specified period of service measured from the grant date.  However, options may be structured so that they will be immediately exercisable for any or all of the option shares.  Any unvested shares acquired under immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

An optionee who ceases service with us other than due to misconduct will have a limited time within which to exercise outstanding options for any shares for which those options are vested and exercisable at the time of cessation of service.  The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which outstanding options may be exercised (but not beyond the expiration date) and/or to accelerate the exercisability or vesting of options in whole or in part.  Discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Stock Appreciation Rights.  The plan administrator has the authority to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

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Tandem stock appreciation rights, which provide the holders with the right, upon approval of the plan administrator, to surrender their options for an appreciation distribution in an amount equal to the excess of the fair market value of the vested shares of common stock subject to the surrendered option over the aggregate exercise price payable for those shares.

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Standalone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of common stock and receive in exchange an appreciation distribution in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock as to which those rights are exercised over the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the common stock on the date the standalone stock appreciation right is granted, and the right may not have a term in excess of ten years.

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Limited stock appreciation rights, which may be included in one or more option grants made under the Discretionary Grant Program to executive officers or directors who are subject to the short-swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Upon the successful completion of a hostile takeover for more than 50% of our outstanding voting securities or a change in a majority of our Board as a result of one or more contested elections for Board membership over a period of up to 36 consecutive months, each outstanding option with a limited stock appreciation right may be surrendered in return for a cash distribution per surrendered option share equal to the excess of the fair market value per share at the time the option is surrendered or, if greater and the option is a non-statutory option, the highest price paid per share in the transaction, over the exercise price payable per share under the option.

Payments with respect to exercised tandem or standalone stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock.  All payments with respect to exercised limited stock appreciation rights will be made in cash.  Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of cessation of service.  The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of the stock appreciation rights in whole or in part.  Discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.

Repricing.  The plan administrator has the authority, with the consent of the affected holders, to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following:  (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the fair market value per share of common stock on the new grant date, or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.  The plan administrator also has the authority with or, if the affected holder is not subject to the short-swing profit liability of Section 16, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to the then current fair market value per share of common stock or to issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for valid consideration under the Delaware General Corporation Law as the plan administrator deems appropriate, including cash, past services or other property.  In addition, restricted shares of common stock may be issued pursuant to restricted stock awards that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives.  Shares of common stock may also be issued under the program pursuant to restricted stock units or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the vesting of those awards or units, including without limitation, a deferred distribution date following the termination of the recipient’s service with us.

The plan administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive equity awards under the program, the time or times when those equity awards are to be made, the number of shares subject to each equity award, the vesting schedule to be in effect for the equity award and the consideration, if any, payable per share.  The shares issued pursuant to an equity award may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more equity awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more equity awards under the Stock Issuance Program so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Goals may be based on one or more of the following criteria:  (i) return on total stockholders’ equity; (ii) net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Compensation Committee may, at the time the equity awards are made, specify certain adjustments to those items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that those adjustments are in conformity with those reported by us on a non-GAAP basis.  In addition, performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business groups or divisions thereof or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned.  The Compensation Committee may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program.  However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for those awards are not attained.  The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained.  However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

General Provisions

Acceleration.  If a change in control occurs, each outstanding equity award under the Discretionary Grant Program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator.  In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator. Each outstanding equity award under the Stock Issuance Program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms.  Immediately following a change in control, all outstanding awards under the Discretionary Grant Program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the Discretionary Grant and Stock Issuance Programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

A change in control will be deemed to have occurred if, in a single transaction or series of related transactions:

(i)           any person (as that term is used in Section 13(d) and 14(d) of the 1934 Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities representing 51% or more of the combined voting power of our company, or

(ii)           there is a merger, consolidation, or other business combination transaction of us with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of our company (or the surviving entity) outstanding immediately after the transaction, or

(iii)           all or substantially all of our assets are sold.

Stockholder Rights and Option Transferability.  The holder of an option or stock appreciation right will have no stockholder rights with respect to the shares subject to that option or stock appreciation right unless and until the holder exercises the option or stock appreciation right and becomes a holder of record of shares of common stock distributed upon exercise of the award.  Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee.  However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more family members or to the holder’s former spouse, to the extent the transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.

A participant will have certain stockholder rights with respect to shares of common stock issued to the participant under the Stock Issuance  Program, whether or not the participant’s interest in those shares is vested.  Accordingly, the participant will have the right to vote the shares and to receive any regular cash dividends paid on the shares, but will not have the right to transfer the shares prior to vesting.  A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units or other stock-based awards until the awards vest and the shares of common stock are actually issued.  However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other stock-based awards, subject to terms and conditions the plan administrator deems appropriate.

Changes in Capitalization.  If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2006 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted equity awards under the 2006 Plan per calendar year, (iii) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 2006 Plan and the cash consideration, if any, payable per share.  All adjustments will be designed to preclude any dilution or enlargement of benefits under the 2006 Plan and the outstanding equity awards thereunder.

Special Tax Election.  Subject to applicable laws, rules and regulations, the plan administrator may permit any or all holders of equity awards to utilize any or all of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the issuance, exercise or vesting of those equity awards:

●
Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the issuance, exercise or vesting of an equity award, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder and make a cash payment equal to the fair market value directly to the appropriate taxing authorities on the individual’s behalf.

●
Stock Delivery: The election to deliver to us certain shares of common stock previously acquired by the holder (other than in connection with the issuance, exercise or vesting that triggered the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

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Sale and Remittance: The election to deliver to us, to the extent the award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee or participant will concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the withholding taxes we are required to withhold by reason of the issuance, exercise or vesting.

Amendment, Suspension and Termination

Our Board may suspend or terminate the 2006 Plan at any time.  Our Board may amend or modify the 2006 Plan, subject to any required stockholder approval.  Stockholder approval will be required for any amendment that materially increases the number of shares available for issuance under the 2006 Plan, materially expands the class of individuals eligible to receive equity awards under the 2006 Plan, materially increases the benefits accruing to optionees and other participants under the 2006 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Plan, materially extends the term of the 2006 Plan, expands the types of awards available for issuance under the 2006 Plan, or as to which stockholder approval is required by applicable laws, rules or regulations.

Unless sooner terminated by our Board, the 2006 Plan will terminate on the earliest to occur of: July 19, 2016; the date on which all shares available for issuance under the 2006 Plan have been issued as fully-vested shares; and the termination of all outstanding equity awards in connection with certain changes in control or ownership.  If the 2006 Plan terminates on July 19, 2016, then all equity awards outstanding at that time will continue to have force and effect in accordance with the provisions of the documents evidencing those awards.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the 2006 Plan under current federal income tax law and is intended for general information only.  In addition, the tax consequences described below are subject to the limitations of Section 162(m), as discussed in further detail below.  Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the 2006 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory stock options, which are not intended to meet those requirements.  The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options.  No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at the time over the exercise price paid for those shares.

The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions.  For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying.  A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition was granted and more than one year after the date the option was exercised for those shares.  If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares.  If there is a disqualifying disposition of the shares, the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee.  Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

If the optionee makes a disqualifying disposition of the purchased shares, we will be generally entitled to an income tax deduction, for our taxable year in which the disposition occurs, equal to the excess of the fair market value of the shares on the option exercise date over the exercise price paid for the shares.  If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options.  No taxable income is generally recognized by an optionee upon the grant of a non-statutory option.  The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect certain withholding taxes applicable to the income from the optionee.

We will generally be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option.  The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the repurchase right lapses over the exercise price paid for the shares.  The optionee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.  If a timely Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Stock Appreciation Rights.  No taxable income is generally recognized upon receipt of a stock appreciation right.  The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will generally be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right.  The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Direct Stock Issuances.  Stock granted under the 2006 Plan may include issuances such as unrestricted stock grants, restricted stock grants and restricted stock units.  The federal income tax treatment for such stock issuances are as follows:

Unrestricted Stock Grants.  The holder will recognize ordinary income in the year in which shares are actually issued to the holder.  The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued.  The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Restricted Stock Grants.  No taxable income is recognized upon receipt of stock that qualifies as performance-based compensation unless the recipient elects to have the value of the stock (without consideration of any effect of the vesting conditions) included in income on the date of receipt.  The recipient may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the shares are actually issued an amount equal to the fair market value of the shares.  If a timely Section 83(b) election is made, the holder will not recognize any additional income when the vesting conditions lapse and will not be entitled to a deduction in the event the stock is forfeited as a result of failure to vest.

If the holder does not file an election under Section 83(b), he will not recognize income until the shares vest.  At that time, the holder will recognize ordinary income in an amount equal to the fair market value of the shares on the date the shares vest.  We will be required to collect certain withholding taxes applicable to the income of the holder at that time.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued, if the holder elects to file an election under Section 83(b), or we will be entitled to an income tax deduction at the time the vesting conditions occur, if the holder does not elect to file an election under Section 83(b).

Restricted Stock Units.  No taxable income is generally recognized upon receipt of a restricted stock unit award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder.  The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued.  The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Section 409A.  Certain awards, including non-statutory stock options and stock appreciation rights granted with an exercise price that is less than fair market value, and certain restricted stock units, can be considered “non-qualified deferred compensation” and subject to Section 409A of the Internal Revenue Code. Awards that are subject to but do not meet the requirements of Section 409A of the Internal Revenue Code will result in an additional 20% tax obligation, plus penalties and interest to the recipient, and may result in accelerated imposition of income tax and the related withholding.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers.  Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible without limitation under Section 162(m).  However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

In accordance with accounting standards established by the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Stock Compensation, we are required to recognize all share-based payments, including grants of stock options, restricted stock and restricted stock units, in our financial statements.  Accordingly, stock options are valued at fair value as of the grant date under an appropriate valuation formula, and that value will be charged as stock-based compensation expense against our reported earnings over the designated vesting period of the award.  For shares issuable upon the vesting of restricted stock units that may be awarded under the 2006 Plan, we are required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award.  Restricted stock issued under the 2006 Plan results in a direct charge to our reported earnings equal to the excess of the fair market value of those shares on the issuance date over the cash consideration (if any) paid for such shares.  If the shares are unvested at the time of issuance, then any charge to our reported earnings is amortized over the vesting period.  This accounting treatment for restricted stock units and restricted stock issuances is applicable whether vesting is tied to service periods or performance criteria.

New Plan Benefits

No additional awards under the 2006 Plan are determinable at this time because awards under the 2006 Plan are discretionary and no specific additional awards have been approved by the plan administrator beyond currently outstanding unvested restricted stock grants in respect of 1,021,088 shares of common stock.

Other Arrangements Not Subject to Stockholder Action

Information regarding our equity compensation plan arrangements that existed as of the end of 2009 is included in this Proxy Statement under the heading “Equity Compensation Plan Information.”

Interests of Related Parties

The 2006 Plan provides that our officers, employees, non-employee directors, and certain consultants and independent advisors will be eligible to receive awards under the 2006 Plan.  However, if this proposal is not approved by our stockholders, then no awards in excess of the initial 2,000,000 shares authorized for issuance under the 2006 Plan will be made under the 2006 Plan unless stockholder approval is otherwise obtained.

As discussed above, if stockholders approve this proposal, we may be eligible in certain circumstances to receive a tax deduction for certain executive compensation resulting from awards under the 2006 Plan that would otherwise be disallowed under Section 162(m) of the Internal Revenue Code.

Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our Board, one of the possible effects of the 2006 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, or to place other incentive compensation, in the hands of the directors and officers of Pacific Ethanol, Inc.  Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

In addition, options or other incentive compensation may, in the discretion of the plan administrator, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Pacific Ethanol, Inc.  In the opinion of our Board, this acceleration provision merely ensures that optionees under the 2006 Plan will be able to exercise their options or obtain their incentive compensation as intended by our Board and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right.  Our Board is, however, presently unaware of any threat of hostile takeover involving Pacific Ethanol, Inc.

Required Vote of Stockholders

NASDAQ Listing Rule 5635(c) generally requires us to obtain stockholder approval of compensation plans pursuant to which our stock may be acquired by officers, directors, employees or consultants.  The approval of Proposal Three requires the affirmative vote of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR

TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), US TO ISSUE, IN CONNECTION WITH THE TERMS OF THAT CERTAIN PURCHASE AND OPTION AGREEMENT DATED MARCH 2, 2010 BETWEEN SOCIUS CG II, LTD. AND LYLES UNITED, LLC AND THAT CERTAIN OPTION/PURCHASE AGREEMENT DATED MARCH 2, 2010 BETWEEN SOCIUS CG II, LTD. AND LYLES MECHANICAL CO., IN EXCESS OF THAT NUMBER OF SHARES OF OUR COMMON STOCK EQUAL TO 20% OF THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRECEDING THE FIRST ISSUANCE OF SHARES OF COMMON STOCK UNDER THE TERMS OF THE PURCHASE AND OPTION AGREEMENT

Background and Description of Proposal

Beginning in March 2010, we have participated in a program (the “Exchange Program”) whereby Socius CG, II, a Bermuda exempted company, or its designee (“Socius”), may purchase from (i) Lyles United, LLC, a Delaware limited liability company (“Lyles United”), all claims in respect of indebtedness owed by us to Lyles United, which indebtedness consists of $30,000,000 principal amount under a certain Amended and Restated Promissory Note dated November 7, 2008 (the “Lyles United Note”), plus $2,987,527 in unpaid interest accrued through February 28, 2010, plus $400,000 in reimbursable fees and expenses as of February 26, 2010, plus all additional interest that accrues on the unpaid principal balance on and after February 28, 2010, plus any additional reimbursable fees or expenses incurred or arising after February 28, 2010 (collectively, the “Lyles United Claims”) pursuant to the terms of a Purchase and Option Agreement, dated March 2, 2010, between Lyles United and Socius (the “Lyles United Purchase Agreement”) and (ii) Lyles Mechanical Co., a California limited partnership (“Lyles Mechanical”), claims in respect of indebtedness owed by us to Lyles Mechanical, which indebtedness consists of $1,500,000 principal amount under a certain Promissory Note dated October 20, 2008, plus accrued and unpaid interest (collectively, the “Lyles Mechanical Claims”) pursuant to the terms of an Option/Purchase Agreement, dated March 2, 2010, between Lyles Mechanical and Socius (the “Lyles Mechanical Option Agreement”).

Under the terms of the Lyles United Purchase Agreement, on March 2, 2010, Socius purchased from Lyles United its right to receive payment on a portion of the Lyles United Claim, specifically $5,000,000 of principal amount of and under the Lyles United Note (the “Claim”).  The Lyles United Purchase Agreement also provides Lyles United with an option in the future, to be exercised at the sole discretion of Lyles United, to sell to Socius the right of Lyles United to receive payment on additional portions of the Lyles United Claim in tranches of $5,000,000 (each, an “Additional Claim” and collectively, the “Additional Claims”).

Under the terms of the Lyles Mechanical Option Agreement, Lyles Mechanical has an option in the future, to be exercised at the sole discretion of Lyles Mechanical, to sell to Socius the right of Lyles Mechanical to receive payment of the Lyles Mechanical Claim (collectively with the Additional Claims, the “Future Claims”).

On March 4, 2010, after Socius obtained obtain a court order approving the settlement of the Claim in exchange for the issuance of 5,800,000 shares of our common stock pursuant to Section 3(a)(10) of the Securities Act, we issued 5,800,000 shares of our common stock to Socius.  Pursuant to the terms of the court order, and in accordance with the terms provided below, on March 16, 2010, Socius returned 2,554,194 of the shares we initially issued to Socius.

On March 24, 2010, after Socius obtained obtain a court order approving the settlement of an Additional Claim in exchange for the issuance of 5,800,000 shares of our common stock pursuant to Section 3(a)(10) of the Securities Act, we issued 5,800,000 shares of our common stock to Socius.  Pursuant to the terms of the court order, and in accordance with the terms provided below, on April 5, 2010, Socius returned 1,183,738 of the shares we initially issued to Socius.

Promptly following the purchase by Socius of any additional Future Claim, if such a purchase were to occur, Socius will obtain a court order (each an “Order”) approving the settlement of the claims in exchange for shares of our newly issued common stock pursuant to Section 3(a)(10) of the Securities Act.  Upon the effectiveness of each Order, but subject to certain limitations, we will issue and deliver up to approximately 9.99% of our total outstanding shares of common stock on the date of the entry of the Order (the “Settlement Shares”) to Socius, which amount will be adjusted through an additional issuance of shares of our common stock or the tender back of shares of common stock by Socius based on the number of shares of our common stock equal to the dollar amount of the purchased claim divided by 80% of the volume weighted-average price, as reported by Bloomberg LP, of our common stock over the 5-day trading period immediately following the date on which the Settlement Shares were issued (“VWAP Shares”).  We will issue additional shares of our common stock to Socius to the extent the number of VWAP Shares exceeds the number of Settlement Shares and Socius is to tender back shares of our common stock to us to the extent the number of Settlement Shares exceeds the number of VWAP Shares.

NASDAQ Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) at a price less than the greater of book or market value which equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.  Because the issuance of shares of our common stock in the Exchange Program may trigger our obligation to obtain stockholder approval under NASDAQ Listing Rule 5635(d), in order to expedite the settlement of the Claim, Socius agreed that the total shares of our common stock that may be issued under the Exchange Program is limited to 19.99% of the total number of shares of our common stock outstanding immediately preceding March 2, 2010, the date of the documents memorializing the Exchange Program, until we obtain stockholder approval of the Exchange Program or a waiver of NASDAQ Listing Rule 5635(d).   As of March 2, 2010, we were permitted to issue up to approximately 11,650,000 shares of our common stock to Socius without obtaining stockholder approval under NASDAQ Listing Rule 5635(d).  We are now seeking stockholder approval to issue more than 20% of our outstanding common stock to Socius under the terms of the Exchange Program.

We have no control over whether Lyles United or Lyles Mechanical will exercise its option to sell any additional Future Claims to Socius, or whether, upon any such sale an Order will be entered by a court.  Further, we cannot predict the market price of our common stock at any future date, and therefore cannot predict the VWAP on any given future date.  For all these reasons, we are unable to accurately forecast or predict with any certainty the total amount Settlement Shares, if any, that we may be obligated to issue in the future to Socius.  Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of common stock to Socius under the terms of the Exchange Program.  Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding common stock, if necessary, to Socius under the terms of the Exchange Program.

Any transaction requiring approval by our stockholders under NASDAQ Listing Rule 5635(d) would be likely to result in a significant increase in the outstanding number of shares of our common stock, and, as a result, our current stockholders will own a smaller percentage of our outstanding common stock.  Future issuances of securities under the Exchange Program, if any, will cause a significant reduction in the percentage interests of our current stockholders in the voting power, liquidation value, our book and market value, and in our future earnings.  Further, the issuance or resale of the securities issued to Socius could cause the market price of our common stock to decline.  In addition to the foregoing, the increase in the number of issued shares of common stock in connection with the Exchange Program and the potential financings that may be consummated pursuant to Proposals Five and Six may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of Pacific Ethanol.  The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the NASDAQ Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of Pacific Ethanol, as defined by NASDAQ Listing Rule 5635(b), without seeking and obtaining separate stockholder approval.  We are not required to obtain stockholder approval for the Exchange Transaction under NASDAQ Listing Rule 5635(b) because Socius has agreed that, for so long as Socius holds any shares of our common stock, neither Socius or any of its affiliates will acquire shares of our common stock which result in Socius and its affiliates, collectively, beneficially owning or controlling more than 9.99% of the total outstanding shares of our common stock.

If our stockholders do not approve this proposal, we will not be able to issue more than 20% of our outstanding common stock to Socius in connection with the Exchange Program and as a result we will remain obligated under the Lyles United Claims and Lyles Mechanical Claims to the extent such claims were not purchased by Socius.  We are currently in default under the terms of the Lyles United Claims and the Lyles Mechanical Claims in an aggregate remaining principal amount of approximately $21.5 million, plus accrued interest and fees.  We currently do not, and there can be no guarantee that in the future we will, have adequate cash resources to satisfy the Lyles United Claims or the Lyles Mechanical Claims if Lyles United or Lyles Mechanical forecloses on such claims.  After extensive negotiations with Lyles United and Lyles Mechanical, we believe that the Exchange Program is the only viable settlement alternative available to us.  If we are unable to issue more than 20% of our outstanding common stock to Socius in connection with the Exchange Program, if given the option to do so, because we have not obtained stockholder approval for this proposal, our financial condition could be materially and adversely affected and we may be forced to pursue further bankruptcy protection, including at the parent-company level.

The Lyles United Purchase Agreement, the Lyles Mechanical Option Agreement and a form of the Order are attached to this Proxy Statement as Appendix C, Appendix D and Appendix E, respectively.

Required Vote of Stockholders

NASDAQ Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of common stock under the Exchange Program.  The approval of Proposal Four requires the affirmative vote of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL FOUR.

PROPOSAL FIVE

TO AUTHORIZE US TO ISSUE, FOR THE PURPOSE OF COMPLIANCE WITH NASDAQ LISTING RULE 5635(d), SHARES OF OUR COMMON STOCK IN A FINANCING TRANSACTION FOR UP TO $35,000,000

We are seeking stockholder approval to issue shares of our common stock in a financing transaction for up to $35,000,000 (“Financing Transaction”) in order to comply with NASDAQ Listing Rule 5635(d).  We will not issue any securities pursuant to the approval granted in this proposal unless and until our Board approves the Financing Transaction, including final documentation.  The Financing Transaction is to occur, if at all, within the six month period commencing on the date of the approval of this proposal by our stockholders.

In keeping with our primary goal to maintain and advance our position as the leading marketer and producer of low carbon renewable fuels in the Western United States, we intend to use the proceeds from the Financing Transaction to acquire an ownership interest in the entity that would own our bankrupt plant subsidiaries upon confirmation of a plan of reorganization, and for general corporate purposes.

The Financing Transaction is to include the following terms and conditions:

●	We are to issue convertible notes in the aggregate principal amount of up to $35,000,000 that accrue interest at 8%, payable monthly in arrears, and that mature fifteen months after the issuance date.

●
We are to redeem a portion of the convertible notes on a monthly basis in an amount equal to a fraction, the numerator of which is the outstanding principal amount and the denominator of which is the number of months remaining until the maturity date.

●
We are to have the option to pay the redemption amount and/or accrued interest (collectively, the “Redemption Amount”) in shares of our common stock at the lesser of (i) the Conversion Price, and (ii) 85% of the Amortization/Interest Market Price (with reference to both the Preceding Period and the Succeeding Period).

●	The convertible note holders are to have the right to elect at any time to convert the notes into shares of our common stock at the Conversion Price (each, a “Voluntary Conversion”).

●
The “Conversion Price,” as may be adjusted from time to time as provided below, is to be 85% of the lower of (i) the consolidated closing bid price of our common stock on the trading day immediately prior to the closing of the Financing Transaction, and (ii) the average of the volume weighted-average prices of our common stock for each of the twenty trading days ending on the trading day immediately prior to the closing of the Financing Transaction.  The Conversion Price is to be subject to anti-dilution adjustments, including as follows:

o
The Conversion Price is to adjust downward to a price equal to the per share price of any shares of common stock or securities convertible into or exercisable for shares of common stock issued by us at a per share price below the then-existing Conversion Price;

o
For purposes of the anti-dilution adjustment, issuances of shares of common stock by us for payment of the Redemption Amounts are to be deemed to be issued at the then current Amortization/Interest Market Price (with reference only to the Preceding Period), and if such Amortization/Interest Market Price is lower than the Conversion Price then in effect, the Conversion Price is to adjust in respect of such issuances, as follows:

▪
For the 15 calendar day period after payment of a Redemption Amount, the Conversion Price is to adjust downward to a price equal to such Amortization/Interest Market Price; Voluntary Conversions during this period are to be at such Conversion Price, as adjusted; and

▪
For the period succeeding such 15 calendar day period and continuing until the date of the next payment of a Redemption Amount in shares of our common stock, the Conversion Price is to adjust to a price equal to the closing price of our common stock on the applicable conversion date; Voluntary Conversions during this period are to be at such Conversion Price, as adjusted;

▪
On the date of the next payment of a Redemption Amount in shares of our common stock, the Conversion Price is to equal the then current Amortization/Interest Market Price (with reference only to the Preceding Period); and

o	Notwithstanding the foregoing adjustments, in no event is the Conversion Price to exceed the original Conversion Price in effect on the closing of the Financing Transaction.

●
The “Amortization/Interest Market Price” is to be equal to the average of the volume weighted-average prices of our common stock for the five lowest trading days during the twenty consecutive trading days ending on the trading day immediately prior to the payment of the applicable Redemption Amount (the “Preceding Period”), subject, only in the case of payment of Redemption Amounts in shares of our common stock, to a “true-up,” either upward or downward, based on the average of the volume weighted-average prices of our common stock for the five lowest trading days during the twenty consecutive trading days following payment of the applicable Redemption Amount (the “Succeeding Period”).

●
We are to issue 7-year warrants to purchase shares of our common stock to each investor equal to 50% of the number of shares of common stock the investor would receive if the investor’s convertible note was converted at the original Conversion Price in effect on the closing of the Financing Transaction.  The exercise price (“Exercise Price”) of the warrants is to be equal to the lower of (i) the consolidated closing bid on the trading day immediately prior to the closing of the Financing Transaction, and (ii) the average of the volume weighted average prices for each of the twenty trading days ending on the trading day immediately prior to the closing of the Financing Transaction.  The Exercise Price is to adjust downward to a price equal to the per share price of any shares of common stock or securities convertible into or exercisable for shares of common stock issued by us at a per share price below the then-existing Exercise Price; provided that no adjustments to the Exercise Price are to occur in respect of issuances of shares of common stock by us for payment of the Redemption Amounts.

The securities in the Financing Transaction have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Description of Proposal

We are seeking stockholder approval of this proposal to allow us to comply with the stockholder approval rules of NASDAQ.  NASDAQ Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) at a price less than the greater of book or market value which equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.  Because the issuance of shares of our common stock in the Financing Transaction may trigger our obligation to obtain stockholder approval under NASDAQ Listing Rule 5635(d), we must obtain stockholder approval of the Financing Transaction or a waiver of NASDAQ Listing Rule 5635(d).  We are now seeking stockholder approval to issue more than 20% of our outstanding common stock in the Financing Transaction.

Shares of our common stock are to be issuable to investors under the Financing Transaction based on market prices of our common stock in the future.  We cannot predict the market price of our common stock at any future date, and therefore cannot predict the conversion or exercise price of the securities that may be issued under the Financing Transaction.  For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of shares of common stock that we may be obligated to issue in the future to investors in the Financing Transaction.  Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of common stock to investors in the Financing Transaction, as calculated immediately preceding the closing of the Financing Transaction.  Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding common stock, if necessary, to investors in the Financing Transaction.

Any transaction requiring approval by our stockholders under NASDAQ Listing Rule 5635(d) would be likely to result in a significant increase in the outstanding number of shares of our common stock, and, as a result, our current stockholders will own a smaller percentage of our outstanding common stock.  Future issuances of securities under the Financing Transaction, if any, will cause a significant reduction in the percentage interests of our current stockholders in the voting power, liquidation value, our book and market value, and in our future earnings.  Further, the issuance or resale of the securities issued to investors in the Financing Transaction could cause the market price of our common stock to decline.  In addition to the foregoing, the increase in the number of issued shares of common stock in connection with the Financing Transaction, or that may be issued in connection with Proposal Four and the potential financings that may be consummated pursuant to Proposal Six may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of Pacific Ethanol.  The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the NASDAQ Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of Pacific Ethanol, as defined by NASDAQ Listing Rule 5635(b), without seeking and obtaining separate stockholder approval.  We are not seeking stockholder approval for the Financing Transaction under NASDAQ Listing Rule 5635(b) because we will require that investors in the Financing Transaction agree that, for so long as an investor holds any shares of our common stock, neither the investor nor any of its affiliates will acquire shares of our common stock which result in the investor and its affiliates, collectively, beneficially owning or controlling a number of shares that would result in a change in control of Pacific Ethanol under the NASDAQ Listing Rules.

The securities issued pursuant to his proposal will be in addition to the securities issued in the Exchange Program (as defined in Proposal Four).  As noted in Proposal Six below, in the event we consummate the Financing Transaction, the $200,000,000 aggregate consideration limitation provided for in Proposal Six will be reduced, on a dollar-for-dollar basis, by the amount of the gross proceeds received in the Financing Transaction.

The foregoing description of the Financing Transaction is included for informational purposes in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any of our securities.  We cannot guarantee that the Financing Transaction will be completed and, accordingly, we cannot be certain that we will receive any amount of proceeds from the Financing Transaction.  The Financing Transaction will not be completed unless our Board determines that the proposed terms and conditions are in the best interests of Pacific Ethanol and our stockholders at the time.

Required Vote of Stockholders

NASDAQ Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of common stock as contemplated above.  The approval of Proposal Five requires the affirmative vote of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL FIVE.

PROPOSAL SIX

TO AUTHORIZE US TO ISSUE, FOR THE PURPOSE OF COMPLIANCE WITH NASDAQ LISTING RULE 5635(d), IN ONE OR MORE CAPITAL RAISING TRANSACTIONS, SHARES OF OUR COMMON STOCK (OR SECURITIES EXERCISABLE FOR OR CONVERTIBLE INTO COMMON STOCK)

We are seeking stockholder approval to issue shares of our common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into shares of our common stock) in one or more capital raising transactions in order to comply with the NASDAQ Listing Rules and to provide our Board with the flexibility to enter into and close such capital raising transactions on a timely basis.  Specifically, we are seeking stockholder approval, for the purpose of compliance with NASDAQ Listing Rule 5635(d), for the potential issuance of securities, subject to the following limitations approved by our Board:

●
potential issuance not to exceed 100,000,000 shares of our common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock);

●
total aggregate consideration of not more than $200,000,000; provided, that in the event we consummate the transaction contemplated by the Term Sheet, as proposed in Proposal Five above, the $200,000,000 aggregate consideration limitation provided for in this proposal shall be reduced, on a dollar-for-dollar basis, by the amount of the gross proceeds received in the transaction contemplated by the Term Sheet;

●	at a price or prices not less than 80% of the “market value” (as defined by the NASDAQ Listing Rules) of our common stock at the time of issuance;

●	with such transactions occurring, if at all, within the six month period commencing on the date of the approval of this proposal by our stockholders; and

●	upon such other terms as our Board shall deem to be in our best interests.

We will not issue any securities pursuant to the approval granted in this proposal unless and until our Board approves the proposed terms and conditions of the issuance.  The types of securities to be issued and the price at which we sell such securities will be subject to market conditions and negotiations with potential investors.

Description of Proposal

We are seeking stockholder approval of this proposal to give us flexibility in structuring the terms of future financings without creating risks that (i) these financings would not be in compliance with the stockholder approval rules of NASDAQ or (ii) potentially subject these financings to future stockholder approvals.

NASDAQ Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving (i) the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) at a price less than the greater of book or market value which equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.  Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such a capital raising transaction are considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for six months and have an exercise price that exceeds the greater of book or market value of our common stock on the date of issuance.

Given the uncertainty of the ultimate sales price of securities sold in capital raising transactions and the number of shares of our common stock that may be sold in such transactions, the sale of securities in one or more possible transactions may result in the requirement, under NASDAQ Listing Rule 5635(d), that we obtain stockholder approval prior to the issuance of securities.  If we waited to arrange for a meeting of our stockholders to approve such a capital raising transaction, it could delay and possibly jeopardize the closing of such transaction.  Therefore, in order to comply with the possible application of NASDAQ Listing Rule 5635(d), we are seeking stockholder approval for the potential issuance and sale of up to 100,000,000 shares of our common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) in one or more capital raising transactions so that we will have the flexibility to enter into and close such capital raising transactions on a timely basis if an appropriate opportunity arises.

As disclosed in our Securities and Exchange Commission filings, we intend to seek additional capital to implement our business strategy and to provide working capital. We are in default under promissory notes in an aggregate remaining principal amount of approximately $21.5 million, plus accrued interest and fees.  In addition, a payable in the amount of $1.5 million from a judgment arising out of litigation against us in 2008 is due on June 30, 2010.  We have entered into a commitment letter with Southern Counties Oil Co., a California corporation (“SCOC”), in respect of a $5,000,000 credit facility to fund our ongoing working capital requirements.

We believe we have sufficient liquidity to meet our anticipated working capital, debt service and other liquidity needs until either June 30, 2010, if we are unable to timely close the SCOC credit facility, or through December 31, 2010, if we are able to timely close the SCOC credit facility and either pay or further defer the $1.5 million owed to our judgment creditor on June 30, 2010.  These expectations concerning our available liquidity until June 30, 2010 or through December 31, 2010 presume that our creditors do not pursue any action against us due to our default on an aggregate of $21.5 million of remaining principal, plus accrued interest and fees, and that we maintain our current levels of borrowing availability under our line of credit through Kinergy Marketing, LLC, one of our wholly-owned subsidiaries.

Although we are actively pursuing a number of alternatives, there can be no assurance that we will be successful. We may need to seek further bankruptcy protection, including at the parent company level, which could occur prior to June 30, 2010.  In addition, we could be forced into bankruptcy or liquidation by our creditors or be forced to substantially restructure or alter our business operations or obligations.

Given the existing credit environment, our Board believes that issuing equity or equity-linked securities remains the most favorable alternative for raising capital, to fund our operations.  If we arranged for an equity issuance but then had to hold a stockholders meeting to approve the transaction, as required by the NASDAQ Listing Rules, it could delay and possibly jeopardize the closing of such a transaction.  If our stockholders do not approve this proposal, our ability and flexibility to raise capital in the short term would be restricted significantly and, as a result, our business, financial results, and/or prospects could be materially and adversely affected, including the possibility of discontinuing our business.  As such, we are seeking stockholder approval for the potential issuance and sale of shares of our common stock (or securities convertible into or exercisable for our common stock) in one or more capital raising transactions so that the Board will have the flexibility to enter into and close such capital raising transactions on a timely and current basis.

Generally, under NASDAQ interpretative guidance, general authorizations by the stockholders for purposes of NASDAQ Listing Rule 5635(d) will be effective only if limited to transactions which are completed within six months of the approval.  The six month requirement only applies to the initial issuance of the shares of common stock or other securities exercisable for or convertible into common stock and not the subsequent exercise or conversion of any such securities.  NASDAQ interpretative guidance also requires us to include a maximum potential discount in stockholder proposals such as this one.  The actual discount, if any, subject to the maximum discount, will be determined by the Board and will depend upon market conditions at the time of the financing or financings.  Therefore, we are seeking approval to issue securities at up to an 80% discount of the market value of our common stock at the time of issuance.

The securities issued pursuant to his proposal will be in addition to the securities issued in the Exchange Program (as defined in Proposal Four).  However, in the event we consummate the Financing Transaction (as defined in Proposal Five), the $200,000,000 aggregate consideration limitation provided for in this proposal will be reduced, on a dollar-for-dollar basis, by the amount of the gross proceeds received in the Financing Transaction.  As of the date of this Proxy Statement, other than for the Exchange Program and the Financing Transaction, we do not have any specific plans, arrangements or contracts with any third party, which alone or when aggregated with subsequent transactions would require us to obtain stockholder approval under NASDAQ Listing Rule 5635(d).  If any material plans, arrangements or contracts regarding securities issuances subject to this proposal arise after the date of this Proxy Statement and prior to the actual vote on this proposal, we will notify our stockholders and distribute revised proxy solicitation materials.

Any transaction requiring approval by our stockholders under NASDAQ Listing Rule 5635(d) would be likely to result in a significant increase in the outstanding number of shares of our common stock, and, as a result, our current stockholders will own a smaller percentage of our outstanding common stock.  Moreover, we might, as part of any sale of securities, be required to provide purchasers with securities that are registered or whose resale will be registered.  The issuance of securities under this proposal will cause a significant reduction in the percentage interests of our current stockholders in the voting power, liquidation value, our book and market value, and in our future earnings.  The sale or resale of these securities could cause the market price of our common stock to decline.

In addition to the foregoing, the increase in the number of issued shares of common stock in connection with one or more financings may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of Pacific Ethanol.  The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Approval of this proposal does not affect our Board’s discretion under our Certificate of Incorporation, as amended to date, and Delaware law to determine the type and terms of securities to be issued in any capital raising transaction.  For example, we may issue common stock, preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock.  Further, our Board has the discretion to determine any applicable dividend or interest rates, conversion or exercise prices, voting rights, redemption prices, maturity dates and similar matters.   If we were to issue preferred stock or another senior security, the holders of the shares of such preferred stock or senior security may (i) have a claim against our assets that is senior to the holders of our common stock in the event of a liquidation or bankruptcy of Pacific Ethanol, (ii) be entitled to payment of dividends which takes priority over the payment of dividends, if any, to the holders of our common stock, and/or (iii) have other substantial rights or preferences.

We are asking stockholders only to approve the sale, issuance or potential issuance of common stock or other securities exercisable for or convertible into common stock for purposes of compliance with NASDAQ Listing Rule 5635(d).  If securities exercisable for or convertible into common stock are issued in connection with transactions authorized by this proposal, then stockholder approval of this proposal also will constitute approval of the issuance of shares of common stock upon conversion or exercise of such securities, and no additional approval will be solicited.  Under the NASDAQ Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of Pacific Ethanol, as defined by NASDAQ Listing Rule 5635(b), without seeking and obtaining separate stockholder approval.

The foregoing description of various forms of financings and the reasons for the financing are included for informational purposes in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any of our securities.  We cannot guarantee that any financings will be completed (or, if so, what the terms or timing may be) and, accordingly, we cannot be certain that we will receive any amount of proceeds from financings.  We are seeking approval of this proposal to give us flexibility in structuring terms of financing in our best interests to satisfy our capital requirements.  No financing will go forward unless our Board determines that the proposed terms and conditions are in the best interests of Pacific Ethanol and our stockholders at the time.  The types of securities to be sold and price at which they will be sold are subject to market conditions and negotiations with investors.

The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Required Vote of Stockholders

NASDAQ Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of common stock as contemplated above.  The approval of Proposal Six requires the affirmative vote of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL SIX.

PROPOSAL SEVEN

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the independent registered public accounting firm of Hein & Associates LLP to audit and comment on our financial statements for the year ending December 31, 2010, and to conduct whatever audit functions are deemed necessary.  Hein & Associates LLP audited our financial statements for the year ended December 31, 2009 that were included in our most recent Annual Report on Form 10-K.

A representative of Hein & Associates LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders.

Required Vote of Stockholders

Although a vote of stockholders is not required on this proposal, our Board is asking our stockholders to ratify the appointment of our independent registered public accounting firm.  The ratification of the appointment of our independent registered public accounting firm requires the affirmative votes of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

In the event that our stockholders do not ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm, the appointment will be reconsidered by our Audit Committee.  Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

Our Board knows of no other matters to be brought before the Annual Meeting.  However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

AUDIT MATTERS

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Hein & Associates LLP for the years ended December 31, 2009 and 2008.

	2009	2008
Audit Fees	$427,246	$962,897
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$427,246	$962,897

Audit Fees.  Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and our Registration Statements on Form S-3, including amendments thereto, and the review of our internal accounting and reporting controls as required under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”  Such fees include amounts billed for professional services performed in connection with mergers and acquisitions.

Tax Fees.  Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees.  Consists of amounts billed for services other than those noted above.

Hein & Associates LLP did not provide any non-audit services for the fiscal years ended December 31, 2009 and 2008.  The Audit Committee did not, therefore, consider whether the provision of non-audit services by Hein & Associates LLP is compatible with maintaining its independence; however, the Audit Committee has satisfied itself with respect to Hein & Associates LLP’s independence.

Our Audit Committee is responsible for approving all audit, audit-related, tax and other services.  The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year.  Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year.  Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the Chairman of our Audit Committee for pre-approval prior to engaging our independent auditor for such services.  These interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification.  During 2009 and 2008, all services performed by Hein & Associates LLP were pre-approved by our Audit Committee in accordance with these policies and applicable Securities and Exchange Commission regulations.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission.  Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or under the Exchange Act that might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm.  Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used.  Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found.  Our independent registered public accounting firm, Hein & Associates LLP, is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.  Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with management and Hein & Associates LLP.  The Audit Committee has also discussed and reviewed with Hein & Associates LLP the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee obtained from Hein & Associates LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence and discussed with Hein & Associates LLP its independence from management and Pacific Ethanol, Inc.  Hein & Associates LLP did not provide any non-audit services for the fiscal years ended December 31, 2009 and 2008.  The Audit Committee did not, therefore, consider whether the provision of non-audit services by Hein & Associates LLP is compatible with maintaining its independence; however, the Audit Committee has satisfied itself with respect to Hein & Associates LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted, Audit Committee Terry L. Stone John L. Prince Larry D. Layne

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our voting securities stock as of April 5, 2010, the date of the table, by:

●	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
●	each of our directors and director nominees;
●	each of our current executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership is based on 66,119,797 shares of common stock and 2,346,152 shares of Series B Preferred Stock outstanding as of the date of the table.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
William L. Jones	Common	1,247,476	(2)	1.88%
	Series B Preferred	12,820		*
Neil M. Koehler	Common	3,981,975	(3)	5.91%
	Series B Preferred	256,410		10.93%
Bryon T. McGregor	Common	75,000		*
Christopher W. Wright	Common	109,872		*
Terry L. Stone	Common	83,600	(4)	*
John L. Prince	Common	74,400	(5)	*
Douglas L. Kieta	Common	64,600		*
Larry D. Layne	Common	64,600		*
Michael D. Kandris	Common	30,000		*
Ryan W. Turner	Common	—	(6)	—
Frank P. Greinke	Common	5,129,686	(7)	7.20%
	Series B Preferred	1,538,462		65.57%
Lyles United, LLC	Common	4,792,816	(8)	6.76%
	Series B Preferred	512,820		21.86%
All executive officers and directors as a group (10 persons)	Common	5,731,522	(9)	8.49%
	Series B Preferred	269,230		11.48%
__________
*	Less than 1.00%
(1)
Messrs. Jones, Koehler, Stone, Prince, Kieta, Layne, Kandris and Turner are directors of Pacific Ethanol, Inc.  Messrs. Koehler, McGregor and Wright are executive officers of Pacific Ethanol.  The address of each of these persons is c/o Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.

(2)
Amount of common stock includes 1,135,500 shares of common stock held by William L. Jones and Maurine Jones, husband and wife, as community property, 50,000 shares of common stock underlying options issued to Mr. Jones, 19,230 shares of common stock underlying a warrant issued to Mr. Jones and 42,746 shares of common stock underlying our Series B Preferred Stock held by Mr. Jones.

(3)
Amount of common stock includes 2,742,413 shares of common stock held directly, 384,615 shares of common stock underlying a warrant and 854,947 shares of common stock underlying our Series B Preferred Stock.

(4)	Includes 15,000 shares of common stock underlying options.
(5)	Includes 15,000 shares of common stock underlying options.
(6)
Excludes 7,500 shares of common stock held by a Trust, the sole beneficiary of which is Mr. Turner’s son. Also excludes 7,500 shares of common stock held by a Trust, the sole beneficiary of which is Mr. Turner’s daughter.  Neither Mr. Turner nor his spouse is a trustee of either Trust.  Mr. Turner disclaims beneficial ownership of all shares owned by the Trusts.

(7)
Represents shares of common stock underlying our Series B Preferred Stock.  The shares of Series B Preferred Stock are beneficially owned by Frank P. Greinke, as trustee under the Greinke Personal Living Trust Dated April 20, 1999.  The address for Frank P. Greinke is P.O. Box 4159, 1800 W. Katella, Suite 400, Orange, California 92863.

(8)
Amount of common stock includes 6,000 shares of common stock held directly, 3,076,923 shares of common stock underlying warrants and 1,709,893 shares of common stock underlying our Series B Preferred Stock.  The address for Lyles United, LLC is c/o Howard Rice Nemerovski Canady Falk & Rabkin, Three Embarcadero Center, Suite 700, San Francisco, California 94111-4024.

(9)
Amount of common stock includes 4,349,985 shares of common stock held directly, 80,000 shares of common stock underlying options, 403,845 shares of common stock underlying warrants and 897,692 shares of common stock underlying our Series B Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.  These officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2009 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock (“reporting persons”) that no other reports were required, we believe that, during 2009, except as set forth below, all Section 16(a) filing requirements applicable to our reporting persons were met.

The following individuals did not timely file the following numbers of Forms 4 to report the following numbers of transactions:  Neil M. Koehler — 1 report, 1 transaction; John T. Miller — 1 report, 1 transaction; and Christopher W. Wright — 1 report, 1 transaction.

We believe that each of the foregoing persons has prepared and filed all required Forms 4 to report their respective transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Stock Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)(2)
Equity Compensation Plans Approved by Security Holders:
2004 Plan(1)	80,000	$8.26	—
2006 Plan	—	$—	922,259(2)
__________
(1)	Our 2004 Stock Option Plan was terminated effective September 7, 2006, except to the extent of then-outstanding options.
(2)
Excludes an additional 4,000,000 shares of common stock available for future issuance upon approval by our stockholders of an amendment to the 2006 Plan. The amendment is included as Proposal Three to this Proxy Statement.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

The following table sets forth certain information regarding our executive officers as of April 5, 2010:

Name	Age	Positions Held
Neil M. Koehler	52	Chief Executive Officer, President and Director
Bryon T. McGregor	46	Chief Financial Officer
Christopher W. Wright	57	Vice President, General Counsel and Secretary

Neil M. Koehler has served as Chief Executive Officer, President and as a director since March 2005.  Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as a member of its board of directors since March 2004.  Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California, which was sold to a public company in 1997.  Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000, and which is now one of our wholly-owned subsidiaries.  Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States.  Mr. Koehler is a Director of the California Renewable Fuels Partnership, a Director of the Renewable Fuels Association and is a nationally-recognized speaker on the production and marketing of renewable fuels.  Mr. Koehler has a B.A. degree in Government from Pomona College.

Bryon T. McGregor has served as our Chief Financial Officer since November 19, 2009.  Mr. McGregor served as Vice President, Finance at Pacific Ethanol from September 2008 until he became Interim Chief Financial Officer in April 2009.  Prior to joining Pacific Ethanol, Mr. McGregor was employed as Senior Director for E*TRADE Financial from February 2002 to August 2008, serving in various capacities including International Treasurer based in London England from 2006 to 2008, Brokerage Treasurer and Director from 2003 to 2006 and Assistant Treasurer and Director of Finance and Investor Relations from 2002 to 2003. Prior to joining E*TRADE, Mr. McGregor served as Manager of Finance and Head of Project Finance for BP (formerly Atlantic Richfield Company – ARCO) from 1998 to 2001. Mr. McGregor has extensive experience in banking and served as a Director of International Project Finance for Credit Suisse from 1992 to 1998, as Assistant Vice President for Sumitomo Mitsubishi Banking Corp (formerly The Sumitomo Bank Limited) from 1989 to 1992, and as Commercial Banking Officer for Bank of America from 1987 to 1989. Mr. McGregor has a B.S. degree in Business Management from Brigham Young University with an emphasis in International Finance and a minor in Japanese.

Christopher W. Wright has served as Vice President, General Counsel and Secretary since June 2006.  From April 2004 until he joined Pacific Ethanol in June 2006, Mr. Wright operated an independent consulting practice, advising companies on complex transactions, including acquisitions and financings.  Prior to that time, from January 2003 to April 2004, Mr. Wright was a partner with Orrick, Herrington & Sutcliffe, LLP, and from July 1998 to December 2002, Mr. Wright was a partner with Cooley Godward LLP, where he served as Partner-in-Charge of the Pacific Northwest office.  Mr. Wright has extensive experience advising boards of directors on compliance, securities matters and strategic transactions, with a particular focus on guiding the development of rapidly growing companies.  He has acted as general counsel for numerous technology enterprises in all aspects of corporate development, including fund-raising, business and technology acquisitions, mergers and strategic alliances.  Mr. Wright holds an A.B. in History from Yale College and a J.D. from the University of Chicago Law School.

Our officers are appointed by and serve at the discretion of our Board.  There are no family relationships among our executive officers and directors.

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our (i) Chief Executive Officer and President, who serves as our principal executive officer, (ii) Chief Financial Officer, who serves as our principal financial officer, (iii) Vice President, General Counsel and Secretary, (iv) former Chief Operating Officer, and (v) former Chief Financial Officer, who served as our principal financial officer (collectively, the “named executive officers”), for all services rendered in all capacities to us for the years ended December 31, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Neil M. Koehler	2009	$389,423	$—	$—	$15,542	(3)	$404,965
Chief Executive Officer and President	2008	$359,135	$—	$342,805	$14,071	(3)	$716,011
Bryon T. McGregor	2009	$197,827	$40,000	$—	$—		$237,827
Chief Financial Officer(4)	2008	$61,192	$20,000	$7,450	$—		$88,642
Christopher W. Wright	2009	$249,231	$—	$—	$—		$249,231
Vice President, General Counsel and Secretary	2008	$236,827	$—	$95,984	$—		$332,811
John T. Miller	2009	$308,942	$—	$—	$30,531	(6)	$339,473
former Chief Operating Officer(5)	2008	$301,250	$—	$137,121	$12,050	(3)	$450,421
Joseph W. Hansen	2009	$76,923	$—	$—	$190,358	(8)	$267,281
former Chief Financial Officer(7)	2008	$238,461	$—	$386,612	$—		$625,073

_______________
(1)
The amounts shown are the fair value of stock awards on the date of grant.  Fair value is calculated by multiplying the number of shares of stock granted by the closing price of our common stock on the date of grant.  The shares of common stock were issued under our 2006 Stock Incentive Plan.  Information regarding the vesting schedules for the named executive officers is included in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table below.  No stock awards were made to the named executive officers in 2009.

(2)	Except as set forth in the table, the value of perquisites and other personal benefits was less than $10,000 in aggregate for each of the named executive officers.
(3)	Amount represents matching 401K funds.
(4)	Mr. McGregor was appointed as our Chief Financial Officer on November 19, 2009 and as our Interim Chief Financial Officer on April 21, 2009.
(5)	Mr. Miller’s employment ended on December 4, 2009. Mr. Miller was previously out Acting Chief Financial Officer from July 19, 2007 through January 1, 2008.
(6)
Amount includes $18,173 in severance paid for 2009 under Mr. Miller’s Amended and Restated Executive Employment Agreement and $12,358 in matching 401K funds. Mr. Miller’s employment ended on December 4, 2009.

(7)	Joseph W. Hansen was appointed as our Chief Financial Officer effective January 2, 2008 and was terminated on April 3, 2009.
(8)	Amount includes $187,500 in severance paid for 2009 under Mr. Hansen’s Executive Employment Agreement and $3,038 in matching 401K funds. Mr. Hansen was terminated on April 3, 2009.

Executive Employment Agreements

Neil M. Koehler

Our Amended and Restated Executive Employment Agreement with Mr. Koehler dated as of December 11, 2007 provides for at-will employment as our President and Chief Executive Officer.  Mr. Koehler was to receive a base salary of $300,000 per year, which was increased to $375,000 effective March 1, 2008, and is eligible to receive an annual discretionary cash bonus of up to 70% of his base salary, to be paid based upon performance criteria set by the Board and an additional cash bonus not to exceed 50% of the net free cash flow of Kinergy Marketing, LLC (defined as revenues of Kinergy Marketing, LLC, less Mr. Koehler’s salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy Marketing, LLC), subject to a maximum of $300,000 in any given year; provided, that such bonus will be reduced by ten percentage points each year, commencing in 2005, such that 2009 was the final year of such bonus at 10% of net free cash flow.

Upon termination by Pacific Ethanol without cause, resignation by Mr. Koehler for good reason or upon Mr. Koehler’s disability, Mr. Koehler is entitled to receive (i) severance equal to twelve months of base salary, (ii) continued health insurance coverage for twelve months, and (iii) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Koehler prior to Mr. Koehler’s termination which are unvested as of the date of termination.  Notwithstanding the foregoing, if Mr. Koehler is terminated without cause or resigns for good reason within three months before or twelve months after a change in control, Mr. Koehler is entitled to (a) severance equal to eighteen months of base salary, (b) continued health insurance coverage for eighteen months, and (c) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Koehler prior to Mr. Koehler’s termination that are unvested as of the date of termination.

The term “for good reason” is defined in the Executive Employment Agreement as (i) the assignment to Mr. Koehler of any duties or responsibilities that result in the material diminution of Mr. Koehler’s authority, duties or responsibility, (ii) a material reduction by Pacific Ethanol in Mr. Koehler’s annual base salary, except to the extent the base salaries of all other executive officers of Pacific Ethanol are accordingly reduced, (iii) a relocation of Mr. Koehler’s place of work, or Pacific Ethanol’s principal executive offices if Mr. Koehler’s principal office is at such offices, to a location that increases Mr. Koehler’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by Pacific Ethanol of any material provision of the Executive Employment Agreement.

The term “cause” is defined in the Executive Employment Agreement as (i) Mr. Koehler’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Koehler’s participation in any fraud or other act of willful misconduct against Pacific Ethanol, (iii) Mr. Koehler’s refusal to comply with any lawful directive of Pacific Ethanol, (iv) Mr. Koehler’s material breach of his fiduciary, statutory, contractual, or common law duties to Pacific Ethanol, or (v) conduct by Mr. Koehler which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, Pacific Ethanol shall, within twenty days after the discovery of such event, provide written notice to Mr. Koehler describing the nature of such event and Mr. Koehler shall thereafter have ten business days to cure such event.

A “change in control” of Pacific Ethanol is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Pacific Ethanol representing a majority of the combined voting power of Pacific Ethanol, (ii) there is a merger, consolidation or other business combination transaction of Pacific Ethanol with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Pacific Ethanol outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Pacific Ethanol (or the surviving entity) outstanding immediately after such transaction, or (iii) all or substantially all of our assets are sold.

Bryon T. McGregor

Our Amended and Restated Executive Employment Agreement with Mr. McGregor effective as of November 25, 2009 provides for at-will employment as our Chief Financial Officer.  Mr. McGregor receives a base salary of $240,000 per year and is eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board.  All other terms and conditions of Mr. McGregor’s Amended and Restated Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Amended and Restated Executive Employment Agreement, except that Mr. McGregor is not entitled to any bonus based on the net free cash flow of Kinergy Marketing, LLC.

Christopher W. Wright

Our Amended and Restated Executive Employment Agreement with Mr. Wright dated as of December 11, 2007 provides for at-will employment as our Vice President, General Counsel and Secretary.  Mr. Wright was to receive a base salary of $225,000 per year, which was increased to $240,000, effective March 1, 2008, and is eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board.  All other terms and conditions of Mr. Wright’s Amended and Restated Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Amended and Restated Executive Employment Agreement, except that Mr. Wright is not entitled to any bonus based on the net free cash flow of Kinergy Marketing, LLC.

John T. Miller

Our Amended and Restated Executive Employment Agreement with Mr. Miller dated as of December 11, 2007 provided for at-will employment as our Chief Operating Officer.  Mr. Miller was to receive a base salary of $250,000 per year, which was increased to $315,000 effective March 1, 2008, and was eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board.  All other terms and conditions of Mr. Miller’s Executive Employment Agreement were substantially the same as those contained in Mr. Koehler’s Executive Employment Agreement, except that Mr. Miller was not entitled to any bonus based on the net free cash flow of Kinergy Marketing, LLC.  Mr. Miller’s employment ended on December 4, 2009.

Joseph W. Hansen

Our Executive Employment Agreement with Mr. Hansen dated as of December 11, 2007 provided for at-will employment as our Chief Financial Officer commencing January 2, 2008.  Mr. Hansen was to receive a base salary of $250,000 per year and was eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Board.  All other terms and conditions of Mr. Hansen’s Executive Employment Agreement were substantially the same as those contained in Mr. Koehler’s Executive Employment Agreement, except that Mr. Hansen was not entitled to any bonus based on the net free cash flow of Kinergy Marketing, LLC.  Mr. Hansen was terminated on April 3, 2009.

Outstanding Equity Awards at Fiscal Year-End – 2009

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2009.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Neil M. Koehler	28,080(3)	$19,937
	59,931(4)	$42,551
Bryon T. McGregor	2,500(5)	$1,775
Christopher W. Wright	21,060(6)	$14,953
	16,780(7)	$11,914
John T. Miller	15,795(8)	$11,214
	17,979(8)	$12,765
Joseph W. Hansen	—	$—
___________________
(1)	The stock awards reported in the above table represent shares of stock granted under our 2006 Stock Incentive Plan.
(2)	Represents the fair market value per share of our common stock on December 31, 2009, which was $0.71, multiplied by the number of shares that had not vested as of that date.
(3)	Represents shares granted on October 4, 2006. Mr. Koehler’s grant vests as to 14,040 shares on each of October 4, 2010 and 2011.
(4)	Represents shares granted on April 8, 2008. Mr. Koehler’s grant vests as to 19,977 shares on each of April 1, 2010, 2011 and 2012.

(5)	Represents shares granted on September 18, 2008. Mr. McGregor’s grant vests on September 1, 2010.
(6)	Represents shares granted on October 4, 2006. Mr. Wright’s grant vests as to 14,040 shares on each of October 4, 2010 and 2011.
(7)	Represents shares granted on April 8, 2008. Mr. Wright’s grant vests as to 5,594 shares on each of April 1, 2010, 2011 and 2012.
(8)	Mr. Miller’s grants terminated without vesting on March 4, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

Our Board has the responsibility to review and discuss with management and approve, and has adopted written policies and procedures relating to approval or ratification of, interested transactions with related parties.  During this process, the material facts as to the related party’s interest in a transaction are disclosed to all Board members or an applicable committee.  Under the policies and procedures, the Board is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction.  An interested transaction is any transaction in which we are a participant and any related party has or will have a direct or indirect interest.  Transactions that are in the ordinary course of business and would not require either disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act or approval of the Board or an independent committee of the Board pursuant to applicable NASDAQ rules would not be deemed interested transactions.  No director may participate in any approval of an interested transaction with respect to which he or she is a related party.  Our Board intends to approve only those related party transactions that are in the best interests of Pacific Ethanol and our stockholders.

Other than as described below or elsewhere in this Proxy Statement, since January 1, 2008, there has not been a transaction or series of related transactions to which Pacific Ethanol was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.  All of the below transactions were separately approved by our Board.

Certain Relationships and Related Transactions

Miscellaneous

We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above in “Executive Compensation and Related Information—Executive Employment Agreements.”  We have entered into an indemnification agreement with each of our directors and executive officers.  The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Neil M. Koehler

Series B Preferred Stock

On May 20, 2008, we sold Neil M. Koehler, who is our President and Chief Executive Officer and one of our directors, 256,410 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 769,230 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 384,615 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $5,000,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $214,794.  For the year ended December 31, 2009, we declared cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $350,000.  These dividends have not been paid.

Loan Transaction

On March 30, 2009, we entered into an unsecured promissory note in favor of Mr. Koehler. The promissory note is for the principal amount of $1,000,000.  Interest on the unpaid principal amount of the promissory note accrues at a rate per annum of 8.00%.  All principal and unpaid interest on the promissory note is due and payable on January 5, 2011.

Paul P. Koehler

Paul P. Koehler, a brother of Neil M. Koehler, is employed by us as Vice President of Corporate Development, at an annual salary of $190,000.

On May 20, 2008, we sold Mr. Koehler 12,820 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 38,460 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 19,230 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $250,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $10,739.  For the year ended December 31, 2009, we declared cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $17,500.  These dividends have not been paid.

Thomas D. Koehler

Thomas D. Koehler, a brother of Neil M. Koehler, who is our President and Chief Executive Officer and one of our directors, was employed by us as Vice President of Public Policy and Markets, at an annual salary of $175,000 through March 31, 2008, his last day of employment with us.

Effective as of April 1, 2008, we entered into an Independent Contractor Services Agreement with Thomas D. Koehler, a brother of Neil M. Koehler, for the provision of strategic consulting services, including in connection with promoting Pacific Ethanol and ethanol as a fuel additive and transportation fuel with governmental agencies.  Mr. Koehler is compensated at a rate of $12,500 per month under this arrangement.

On May 20, 2008, we sold Mr. Koehler 12,820 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 38,460 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 19,230 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $250,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $10,739.  For the year ended December 31, 2009, we declared cash dividends to Mr. Koehler in respect of our Series B Preferred Stock in the aggregate amount of $17,500.  These dividends have not been paid.

William L. Jones

Sales of Corn

During 2008, we sold corn to Tri-J Land & Cattle, an entity owned by William L. Jones, our Chairman of the Board and a director. We are not under contract with Tri-J Land & Cattle, but we sell rolled corn to Tri-J Land & Cattle on a spot basis as needed.  Sales of rolled corn to Tri-J Land & Cattle totaled $1,300 for the year ended December 31, 2008.  Accounts receivable from Tri-J Land & Cattle totaled $1,300 at December 31, 2008.

Series B Preferred Stock

On May 20, 2008, we sold Mr. Jones 12,820 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 38,460 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 19,230 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $250,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Mr. Jones in respect of our Series B Preferred Stock in the aggregate amount of $10,739.  For the year ended December 31, 2009, we declared cash dividends to Mr. Jones in respect of our Series B Preferred Stock in the aggregate amount of $17,500.  These dividends have not been paid.

Loan Transaction

On March 30, 2009, we entered into an unsecured promissory note in favor of Mr. Jones. The promissory note is for the principal amount of $1,000,000.  Interest on the unpaid principal amount of the promissory note accrues at a rate per annum of 8.00%.  All principal and unpaid interest on the promissory note is due and payable on January 5, 2011.

Ryan W. Turner

On May 13, 2009, we entered into a consulting agreement with Ryan W. Turner, who is the son-in-law of William L. Jones, for consulting services relating to a potential capital raising transaction and reorganization of us or our bankrupt subsidiaries, or both, at $10,000 per month.  In November 2009, we executed a new consulting agreement with Mr. Turner for similar consulting services at $20,000 per month.  In 2009 and 2010, we paid Mr. Turner an aggregate of $86,500 and $23,100, respectively, under these arrangements.  Our consulting relationship with Mr. Turner was terminated in connection with his appointment to our Board in February 2010.

Michael D. Kandris

During 2009 and 2008, we contracted with Ruan, an entity with which Michael D. Kandris, one of our directors, was a senior officer until his retirement in September 2009, for certain transportation services for our products.  For the year ended December 31, 2008, we purchased certain transportation services for $2,840,000.  As of December 31, 2008, we had $608,000 of outstanding accounts payable to Ruan.  For the year ended December 31, 2009, we purchased certain transportation services for $860,000.  As of December 31, 2009, we had $1,171,000 of outstanding accounts payable to Ruan.

Lyles United, LLC

Series B Preferred Stock

On March 27, 2008, we sold Lyles United, LLC (“Lyles United”) 2,051,282 shares our Series B Preferred Stock, all of which were initially convertible into an aggregate of 6,153,846 shares of our common stock based on an initial three-for-one conversion ratio and warrants to purchase an aggregate of 3,076,923 shares of our common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $40,000,000.  For the year ended December 31, 2008, we declared and paid cash dividends to Lyles in respect of our Series B Preferred Stock in the aggregate amount of $2,186,000.  For the year ended December 31, 2009, we declared cash dividends to Lyles United in respect of our Series B Preferred Stock in the aggregate amount of $2,270,000.  These dividends have not been paid.

Construction Relationship

We contracted with the W.M. Lyles Company (“W.M. Lyles”) for certain construction services associated with the construction of some of our ethanol production facilities.  These agreements resulted in payments of approximately $216,297 and $43,143,000 to W. M. Lyles during 2009 and 2008, respectively, with approximately $18,636 and $3,575,000 outstanding as of December 31, 2009 and 2008, respectively.

Lyles United Loan Transactions

In November and December 2007, one of our wholly-owned subsidiaries borrowed, in two loan transactions of equal amount, an aggregate of $30,000,000 from Lyles United. The loans were due in the amount of $15,000,000 in each of February and March 2009 and were secured by substantially all of the assets of the subsidiary. We guaranteed the repayment of the loan.  The first loan accrued interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus two percent (2.00%) and the second loan accrued interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus four percent (4.00%).  In connection with the extension of the maturity date of the first loan, we issued to Lyles United a warrant to purchase 100,000 shares of our common stock at an exercise price of $8.00 per share.  This warrant expired unexercised in September 2009.

In connection with the first loan in November 2007, our subsidiary entered into a Letter Agreement with Lyles United under which it committed to award the primary construction and mechanical contract to Lyles United or one of its affiliates for the construction of an ethanol production facility at our Imperial Valley site near Calipatria, California (the “Project”), conditioned upon the subsidiary electing, in its sole discretion, to proceed with the Project and Lyles United or its affiliate having all necessary licenses and being otherwise ready, willing and able to perform the primary construction and mechanical contract.  In the event the foregoing conditions are satisfied and the subsidiary awards the contract to a party other than Lyles United or one of its affiliates, the subsidiary will be required to pay to Lyles United, as liquidated damages, an amount equal to $5.0 million.

In November 2008, we restructured the loans from Lyles United. We assumed all of the subsidiary’s obligations under the loans and issued a single promissory note in favor of Lyles United in the principal amount of $30,000,000. The new loan was due March 15, 2009 and accrues interest at the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus three percent (3.00%). We also terminated Lyles United’s security interest in our subsidiary’s assets. We also entered into a joint instruction letter with Lyles United instructing a subsidiary to remit directly to Lyles United any cash distributions received on account of the subsidiary’s ownership interests in the initial obligor subsidiary or Front Range Energy, LLC until such time as the loan is repaid in full.  In addition, the subsidiary entered into a limited recourse guaranty in favor of Lyles United to the extent of such cash distributions.  Another subsidiary also guaranteed our obligations as to the loan and pledged all of its assets as security therefor.  Finally, the initial obligor subsidiary paid all accrued and unpaid interest on the initial loans through November 6, 2008 in the aggregate amount of $2,205,000.

We paid Lyles United an aggregate of $332,000 and $146,000 in interest on the loans for the years ended December 31, 2009 and 2008, respectively.  As of December 31, 2009, and through the filing of this Proxy Statement, we were in default under this loan and owed Lyles United accrued and unpaid interest of $2,644,000 in respect of this loan, subject to amounts that may be satisfied on account of the transactions described below with Socius CG II, Ltd.

Lyles Mechanical Co. Loan Transaction

In October 2008, we issued an unsecured promissory note to Lyles Mechanical Co. (“Lyles Mechanical”), a Lyles United affiliate.  The promissory note is for the principal amount of $1,500,000 for final payment due to Lyles Mechanical for final construction our ethanol production facility in Stockton, California.  Interest on the unpaid principal amount of the promissory note accrues at an annual rate equal to the Prime Rate as reported from time to time in The Wall Street Journal plus two percent (2.00%).  All principal and unpaid interest on the promissory note was due on March 31, 2009.

We did not pay Lyles Mechanical any interest on the loans for the years ended December 31, 2009 and 2008, respectively.  As of December 31, 2009, and through the filing of this Proxy Statement, we were in default under this loan and owed Lyles Mechanical accrued and unpaid interest of $87,000 in respect of this loan, subject to amounts that may be satisfied on account of the transactions described below with Socius CG II, Ltd.

Forbearance Agreements

In February 2009 we and certain of our subsidiaries and Lyles United and Lyles Mechanical entered into a forbearance agreement relating to the loans described above.  In March 2009, we and certain of our subsidiaries as well as Lyles United and Lyles Mechanical entered into an amended forbearance agreement relating to the loans described above.  The amended forbearance agreement provided that Lyles United and Lyles Mechanical would forbear from exercising their rights and remedies under their promissory notes until the earliest to occur of (i) April 30, 2009; (ii) the date of termination of the forbearance period due to a default under the amended forbearance agreement; and (iii) the date on which all of the obligations under the promissory notes and related documents have been paid and discharged in full and the promissory notes have been canceled.  These forbearances have not been extended and as of December 31, 2009, and through the filing of this Proxy Statement, we were in default under the loans from Lyles United and Lyles Mechanical.

Socius CG II, Ltd.

Entry of Orders Approving Stipulation for Settlement of Claim.  On each of March 4, 2010 and March 23, 2010, the Superior Court of the State of California for the County of Los Angeles (the “Court”) entered an Order Approving Stipulation for Settlement of Claim in the matter entitled Socius CG II, Ltd. v. Pacific Ethanol, Inc.  Each Order provides for the full and final settlement of Socius GC II, Ltd.’s (“Socius”) $5.0 million claim against us (the “Claim”).  Socius purchased the Claim from Lyles United pursuant to the terms of a Purchase and Option Agreement dated effective as of March 2, 2010 between Socius and Lyles United (the “Lyles United Purchase Agreement”).  The Claim consists of the right to receive $5.0 million of principal amount of and under a loan made by Lyles United to us pursuant to the terms of an Amended and Restated Promissory Note dated November 7, 2008 in the original principal amount of $30.0 million (the “Lyles United Note”).

Pursuant to the terms of the Orders, on each of March 5, 2010 and March 24, 2010, we issued and delivered to Socius 5,800,000 shares of our common stock (the “Settlement Shares”), subject to adjustment as set forth in the Orders.  Pursuant to the terms of the Order issued on March 4, 2010, on March 16, 2010, Socius returned 2,554,194 of the shares we initially issued to Socius.  Pursuant to the terms of the Order issued on March 23, 2010, on April 5, 2010, Socius returned 1,183,738 of the shares we initially issued to Socius.

The Settlement Shares represent approximately 9.99% of the total number of shares of our common stock outstanding immediately preceding the date of each Order.  The total number of shares of our common stock to be issued to Socius or its designee in connection with each Order was adjusted on the 6th trading day following the date on which the Settlement Shares are issued, as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then we will issue to Socius or its designee additional shares of our common stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to us for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Settlement Shares.  The number of VWAP Shares is equal to the sum of (A)(i) $5,000,000, divided by (ii) 80% of the volume weighted average price (“VWAP”) of our common stock over the 5-day trading period immediately following the date on which the Settlement Shares were issued, and (B)(i) Socius’ reasonable legal fees, expenses, and costs, divided by (ii) the VWAP.

Lyles United Purchase Agreement.  On March 2, 2010, Socius and Lyles United entered into the Lyles United Purchase Agreement described above.  We are a party to the Lyles United Purchase Agreement through our execution of an acknowledgment contained therein.  The Lyles United Purchase Agreement provides for the sale by Lyles United to Socius of Lyles United’s right to receive payment on a portion of the total amount of our indebtedness to Lyles United, specifically $5.0 million principal amount of and under the Lyles United Note.  The Lyles United Purchase Agreement also provides that if certain conditions are met with respect to the sale and purchase of the $5.0 million portion of the total indebtedness owed to Lyles United, then Lyles United will have successive options, to be exercised at the sole and absolute discretion of Lyles United, if at all, to sell, transfer and assign to Socius one or more additional claims (which may include any combination of principal, interest or reimbursable fees or expenses comprising part of the then-outstanding indebtedness) in the amount of up to $5.0 million each.

Lyles Mechanical Option/Purchase Agreement.  On March 2, 2010, Socius and Lyles Mechanical entered into an Option/Purchase Agreement (the “Option Agreement”).  We are a party to the Option Agreement through our execution of an acknowledgment contained therein.  The Option Agreement grants Lyles Mechanical an option in the future, to be exercised at the sole and absolute discretion of Lyles Mechanical, if at all, to sell, transfer and assign to Socius the right of Lyles Mechanical to receive payment of all amounts due Lyles Mechanical by us pursuant to the terms of a Promissory Note (Final Payment) dated October 20, 2008 in the principal amount of $1.5 million.

Frank P. Greinke

Series B Preferred Stock

For the year ended December 31, 2009, we declared cash dividends to the Greinke Personal Living Trust Dated April 20, 1999 in respect of our Series B Preferred Stock in the aggregate amount of $530,000.  These dividends have not been paid.  Frank P. Greinke is one of our former directors and the trustee of the holder of a majority of our issued and outstanding shares of Series B Preferred Stock.  The Greinke Personal Living Trust Dated April 20, 1999 acquired its shares of Series B Preferred Stock from Lyles United in December 2009.

Sales of Ethanol

During 2009 and 2008, we contracted with Southern Counties Oil Co., an entity controlled by Mr. Greinke, for the purchase of ethanol.  For the years ended December 31, 2009 and 2008, we sold ethanol to Southern Counties Oil Co. for an aggregate of $2,482,000 and $12,095,000, respectively, and as of December 31, 2009 and 2008, we had outstanding accounts receivable due from Southern Counties Oil Co. of $138,000 and $152,000, respectively.

OTHER INFORMATION

Stockholder Proposals

Pursuant to Rule 14a–8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our Proxy Statement and proxy card and to be presented at our next annual meeting must be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this Proxy Statement in order to be considered for inclusion in our proxy materials relating to the next annual meeting.  Such proposals shall be addressed to our corporate Secretary at our corporate headquarters and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law.  However, stockholder nominations of persons for election to our Board at a special meeting may only be made if our Board has determined that directors are to be elected at the special meeting.

To be timely, a stockholder’s notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our secretary at our corporate headquarters not later than:

●
In the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders.  However, if the date of the meeting has changed more than 30 days from the date of the prior year’s meeting, then in order for the stockholder’s notice to be timely it must be delivered to our corporate Secretary a reasonable time before we mail our proxy materials for the current year’s meeting.  For purposes of the preceding sentence, a “reasonable time” coincides with any adjusted deadline we publicly announce.

●	In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

Available Information

We are subject to the informational requirements of the Exchange Act.  In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission.  These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C.  20549.  The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Our common stock trades on The NASDAQ Global Market under the symbol “PEIX.”

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2009 has been provided concurrently with this Proxy Statement (or made available electronically, for stockholders who elected to access these materials over the Internet) to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of our proxy solicitation materials.  Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2009 will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814, Attention:  Investor Relations, telephone (916) 403-2123.  If exhibit copies are requested, a copying charge of $0.20 per page applies.  In addition, all of our public filings, including our Annual Report, can be found free of charge on the website of the Securities and Exchange Commission at http://www.sec.gov.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

PACIFIC ETHANOL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Pacific Ethanol, Inc. (the “Company”) hereby constitutes and appoints Neil M. Koehler and William L. Jones, and each of them, with the power to appoint their substitute(s), as attorney and proxy to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2010 Annual Meeting of stockholders of the Company to be held at 9:00 a.m., local time, on Thursday, May 20, 2010 at                       , Sacramento, California 95814, and at any adjournment or adjournments thereof, upon the below proposals.  The Company’s Board of Directors recommends a vote “FOR” each of the following proposals:

1.	To elect eight directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified, as follows:

☐	FOR all nominees listed below, except as marked to the contrary below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list provided below.)

William L. Jones Neil M. Koehler Terry L. Stone John L. Prince Douglas L. Kieta Larry D. Layne Michael D. Kandris Ryan W. Turner

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.

☐ FOR approval	☐ AGAINST approval	☐ ABSTAIN

3.	To approve an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,000,000 shares to 6,000,000 shares.

☐ FOR approval	☐ AGAINST approval	☐ ABSTAIN

4.
To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), the Company to issue, in connection with the terms of that certain Purchase and Option Agreement dated March 2, 2010 between Socius CG II, Ltd. and Lyles United, LLC and that certain Option/Purchase Agreement dated March 2, 2010 between Socius CG II, Ltd. and Lyles Mechanical Co., in excess of that number of shares of the Company’s common stock equal to 20% of the total number of shares of our common stock outstanding immediately preceding the first issuance of shares of common stock under the terms of the Purchase and Option Agreement.

☐ FOR approval	☐ AGAINST approval	☐ ABSTAIN

1

5.
To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), the Company to issue, in a financing transaction for up to $35,000,000, in excess of that number of shares of the Company’s common stock equal to 20% of the total number of shares of the Company’s common stock outstanding immediately preceding the closing of the transaction, such transaction to occur, if at all, within the six month period commencing on the date of the approval of this proposal by the Company’s stockholders.

☐ FOR approval	☐ AGAINST approval	☐ ABSTAIN

6.
To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), the Company to issue, in connection with one or more capital raising transactions, up to 100,000,000 shares of the Company’s common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) for aggregate consideration of not more than $200,000,000 and at a price or prices not less than 80% of the market value of the Company’s common stock at the time of issuance, such transaction or transactions to occur, if at all, within the six month period commencing on the date of the approval of this proposal by the Company’s stockholders, and upon such other terms and conditions as the Company’s Board of Directors shall deem to be in the best interests of the Company and its stockholders.

☐ FOR approval	☐ AGAINST approval	☐ ABSTAIN

7.	To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

☐ FOR approval	☐ AGAINST approval	☐ ABSTAIN

8.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS.  ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY CARD ARE HEREBY EXPRESSLY REVOKED.  THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Please mark, date, sign and return this proxy promptly in the enclosed envelope.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED: _________________________________

________________________________________
(Signature of Stockholder(s))
________________________________________
(Print Name(s) Here)

☐  PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2010.  OUR PROXY STATEMENT AND 2009 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.  YOU WILL NEED THE 12 DIGIT CONTROL NUMBER LISTED ON YOUR PROXY CARD IN ORDER TO ACCESS THE SITE AND VIEW THE MATERIALS ONLINE.

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APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PACIFIC ETHANOL, INC.
a Delaware corporation

PACIFIC ETHANOL, INC. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is PACIFIC ETHANOL, INC.

2.    That the Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 28, 2005 (the “Original Certificate”). The following were subsequently filed:  (i) Certificate of Designations, Powers, Preferences, Rights of the Series A Cumulative Redeemable Convertible Preferred Stock filed with the Secretary of State of Delaware on April 12, 2006, and (ii) Certificate of Designations, Powers, Preferences, Rights of the Series B Cumulative Convertible Preferred Stock filed with the Secretary of State of Delaware on April 2, 2008 (collectively, the Original Certificate with the subsequently filed certificates shall be referred to as the “Certificate of Incorporation”).

3.    The Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of the FOURTH Article thereof and by substituting in lieu of said paragraph the following new paragraph:

The corporation is authorized to issue one class of capital stock to be designated “common stock” and another class of capital stock to be designated “Preferred Stock.” The total number of shares of common stock that the corporation is authorized to issue is three hundred million (300,000,000), with a par value of $.001 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is ten million (10,000,000), with a par value of $.001 per share.

4.    The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this ___ day of __________, 2010.

Neil M. Koehler, President

A-1

APPENDIX B

PACIFIC ETHANOL, INC.
2006 STOCK INCENTIVE PLAN
(As Amended Through May 20, 2010)

ARTICLE ONE
GENERAL PROVISIONS

I.      Purpose of the Plan.

This 2006 Stock Incentive Plan is intended to promote the interests of Pacific Ethanol, Inc. by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in the Corporation as an incentive for them to remain in such service and render superior performance during such service. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

II.           Structure of the Plan.

A.           The Plan is divided into two equity-based incentive programs:

●
the Discretionary Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of common stock or stock appreciation rights tied to the value of such common stock; and

●
the Stock Issuance Program, under which eligible persons may be issued shares of common stock pursuant to restricted stock or restricted stock unit awards or other stock-based awards, made by and at the discretion of the Plan Administrator, that vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or under which shares of common stock may be issued through direct purchase or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

B.           The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.           Administration of the Plan.

A.           The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs, provided, however, that the Board may retain, reassume or exercise from time to time the power to administer those programs with respect to all persons. However, any discretionary Awards to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board.

B.           The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any Award thereunder.

C.           Service on the Compensation Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award under the Plan.

IV.           Eligibility.

A.           The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:

(i)    Employees;

(ii)   non-employee members of the Board or the board of directors of any Parent or Subsidiary; and

(iii)          Consultants.

B.           The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the status of any awarded option as either an Incentive Option or a Non-Statutory Option, the exercise price per share in effect for each Award (subject to the limitations set forth in Article Two), the time or times when each Award is to vest and become exercisable and the maximum term for which the Award is to remain outstanding, and (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting schedule (if any) applicable to the shares subject to such Award, and the cash consideration (if any) payable for such shares.

C.           The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program and to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.

V.           Stock Subject to the Plan.

A.           The stock issuable under the Plan shall be shares of authorized but unissued or reacquired common stock, including shares repurchased by the Corporation on the open market. Subject to any additional shares authorized by the vote of the Board and approved by the stockholders, as of March 5, 2010, the number of shares of common stock reserved for issuance over the term of the Plan shall not exceed 6,000,000 shares.  Any or all of the shares of common stock reserved for issuance under the Plan shall be authorized for issuance pursuant to Incentive Options or other Awards.

B.           No one person participating in the Plan may be granted Awards for more than 250,000 shares of common stock in the aggregate per calendar year.

C.           Shares of common stock subject to outstanding Awards under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those Awards expire or terminate for any reason prior to the issuance of the shares of common stock subject to those Awards or (ii) the Awards are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of common stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of common stock, the authorized reserve of common stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option. Should shares of common stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an Award under the Plan, the number of shares of common stock available for issuance under the Plan shall be reduced only by the net number of shares issued with respect to that Award.

D.           If any change is made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Award under the Discretionary Grant Program, and (iv) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO
DISCRETIONARY GRANT PROGRAM

I.      Option Terms.

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.           Exercise Price.

1.           The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of common stock on the option grant date.

2.           The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the following forms that the Plan Administrator may deem appropriate in each individual instance:

(i)   cash or check made payable to the Corporation;

(ii)   shares of common stock valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid any additional charges to the Corporation’s earnings for financial reporting purposes; or

(iii)   to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.           Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten years measured from the option grant date.

C.           Effect of Termination of Service.

1.           The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)   Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option or as otherwise specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee, but no such option shall be exercisable after the expiration of the option term.

(ii)   Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)   During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2.           The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)   extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)   permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of common stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.           Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.           Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of common stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.           Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i)   Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii)   Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii)   Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.           Incentive Options.

The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.           Eligibility. Incentive Options may only be granted to Employees.

B.           Exercise Price. The exercise price per share shall not be less than 100% of the Fair Market Value per share of common stock on the option grant date.

C.           Dollar Limitation. The aggregate Fair Market Value of the shares of common stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitation on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

D.           10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of common stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.

III.           Stock Appreciation Rights.

A.           Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B.           Types. Three types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), (ii) standalone stock appreciation rights (“Standalone Rights”) and (iii) limited stock appreciation rights (“Limited Rights”).

C.           Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1.           One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of common stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2.           No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of common stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

3.           If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten years after the date of the option grant.

D.           Standalone Rights. The following terms and conditions shall govern the grant and exercise of Standalone Rights under this Article Two:

1.           One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Standalone Right not tied to any underlying option under this Discretionary Grant Program. The Standalone Right shall relate to a specified number of shares of common stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Standalone Right have a maximum term in excess of ten years measured from the grant date. Upon exercise of the Standalone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of common stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2.           The number of shares of common stock underlying each Standalone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Standalone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of common stock on the grant date.

3.           Standalone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except to one or more Family Members of the holder or to a trust established exclusively for the holder and/or such Family Members, to the extent such assignment is in connection with the holder’s estate plan or pursuant to a domestic relations order covering the Standalone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Standalone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

4.           The distribution with respect to an exercised Standalone Right may be made in shares of common stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

5.           The holder of a Standalone Right shall have no stockholder rights with respect to the shares subject to the Standalone Right unless and until such person shall have exercised the Standalone Right and become a holder of record of shares of common stock issued upon the exercise of such Standalone Right.

E.           Limited Rights. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

1.           One or more Section 16 Insiders may, in the Plan Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

2.           Upon the occurrence of a Hostile Take-Over, the Section 16 Insider shall have the unconditional right (exercisable for a 30-day period following such Hostile Take-Over) to surrender each option with such a Limited Right to the Corporation. The Section 16 Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested shares. Such cash distribution shall be made within five days following the option surrender date.

3.           The Plan Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section III. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

F.           Post-Service Exercise. The provisions governing the exercise of Tandem, Standalone and Limited Stock Appreciation Rights following the cessation of the recipient’s Service or the recipient’s death shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.

G.           Net Counting. Upon the exercise of any Tandem, Standalone or Limited Right under this Section III, the share reserve under Section V of Article One shall only be reduced by the net number of shares actually issued by the Corporation upon such exercise, and not by the gross number of shares as to which such Tandem, Standalone or Limited Right is exercised.

IV.           Change in Control/ Hostile Take-Over.

A.           No Award outstanding under the Discretionary Grant Program at the time of a Change in Control shall vest and become exercisable on an accelerated basis if and to the extent that: (i) such Award is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such Award is replaced with a cash retention program of the successor corporation that preserves the spread existing at the time of the Change in Control on the shares of common stock as to which the Award is not otherwise at that time vested and exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares, or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, each Award outstanding under the Discretionary Grant Program at the time of the Change in Control but not otherwise vested and exercisable as to all the shares at the time subject to that Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, vest and become exercisable as to all the shares of common stock at the time subject to that Award and may be exercised as to any or all of those shares as fully vested shares of common stock.

B.           All outstanding repurchase rights under the Discretionary Grant Program shall also terminate automatically, and the shares of common stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C.           Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.           Each option that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. In the event outstanding Standalone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of common stock underlying each such Standalone Right shall be adjusted immediately after such Change in Control to apply to the number and class of securities into which those shares of common stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the base price per share in effect under each outstanding Standalone Right, provided the aggregate base price shall remain the same, (iii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding common stock receive cash consideration for their common stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of common stock in such Change in Control transaction.

E.           The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control or a Hostile Take-Over, vest and become exercisable as to all the shares at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of common stock, whether or not those Awards are to be assumed or otherwise continued in full force and effect pursuant to the express terms of such transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate at the time of such Change in Control or consummation of such Hostile Take-Over and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control or consummation of such Hostile Take-Over.

F.           The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall immediately vest and become exercisable as to all of the shares at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Change in Control or a Hostile Take-Over in which those Awards do not otherwise vest on an accelerated basis. Any Awards so accelerated shall remain exercisable as to fully vested shares until the expiration or sooner termination of their term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.           The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

H.           Awards outstanding under the Discretionary Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.           Exchange/ Repricing Programs.

A.           The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the Fair Market Value per share of common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.

B.           The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with or, if the affected holder is not a Section 16 Insider, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to a price not less than the then current Fair Market Value per share of common stock or issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.      Stock Issuance Terms.

A.           Issuances. Shares of common stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below. Shares of common stock may also be issued under the Stock Issuance Program pursuant to restricted stock awards or restricted stock units, awarded by and at the discretion of the Plan Administrator, that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

B.           Issue Price.

1.           The price per share at which shares of common stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of common stock on the issuance date.

2.           Shares of common stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

(i)    cash or check made payable to the Corporation;

(ii)    past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii)    any other valid form of consideration permissible under the Delaware Corporations Code at the time such shares are issued.

C.           Vesting Provisions.

1.           Shares of common stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of common stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of common stock may also be issued under the Stock Issuance Program pursuant to restricted stock awards or restricted stock units that entitle the recipients to receive the shares underlying those awards and/or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2.           The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of common stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share of common stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Plan Administrator may, at the time the Awards are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following:

certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that such adjustments are in conformity with those reported by the Corporation on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions thereof or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

3.           Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant may have the right to receive with respect to the Participant’s unvested shares of common stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of common stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4.           The Participant shall have full stockholder rights with respect to any shares of common stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any stockholder rights with respect to the shares of common stock subject to a restricted stock unit award until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock unit or restricted stock awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5.           Should the Participant cease to remain in Service while holding one or more unvested shares of common stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of common stock, then except as set forth in Section I.C.6 of this Article Three, those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same amount and form of consideration as the Participant paid for the surrendered shares.

6.           The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of common stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of common stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.E of this Article Three.

7.           Outstanding restricted stock awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of common stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of common stock under one or more outstanding restricted stock awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were at the time of grant intended to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.E of this Article Three.

II.           Change in Control/ Hostile Take-Over.

A.           All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of common stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.           Each outstanding Award under the Stock Issuance Program that is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control to apply to the number and class of securities into which the shares of common stock subject to the Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same. If any such Award is not so assumed or otherwise continued in effect or replaced with a cash retention program which preserves the Fair Market Value of the shares underlying the Award at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the vesting schedule in effect for the Award at the time of such Change in Control, such Award shall vest, and the shares of common stock subject to that Award shall be issued as fully-vested shares, immediately prior to the consummation of the Change in Control.

C.           The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of common stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of that Change in Control transaction.

D.           The Plan Administrator shall also have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of common stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of that Hostile Take-Over.

E.           The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any Award intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).

F.           Awards outstanding under the Stock Issuance Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FOUR
MISCELLANEOUS

I.      Tax Withholding.

A.           The Corporation’s obligation to deliver shares of common stock upon the issuance, exercise or vesting of Awards under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

B.           Subject to applicable laws, rules and regulations and policies of the Corporation, the Plan Administrator may, in its discretion, provide any or all Optionees or Participants to whom Awards are made under the Plan with the right to utilize any or all of the following methods to satisfy all or part of the Withholding Taxes to which those holders may become subject in connection with the issuance, exercise or vesting of those Awards.

(i)   Stock Withholding: The election to have the Corporation withhold, from the shares of common stock otherwise issuable upon the issuance, exercise or vesting of those Awards a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by the Optionee or Participant and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on such individual’s behalf. The shares of common stock so withheld shall not reduce the number of shares of common stock authorized for issuance under the Plan.

(ii)   Stock Delivery: The election to deliver to the Corporation, at the time the Award is issued, exercised or vests, one or more shares of common stock previously acquired by such the Optionee or Participant (other than in connection with the issuance, exercise or vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by such holder. The shares of common stock so delivered shall not be added to the shares of common stock authorized for issuance under the Plan.

(iii)   Sale and Remittance: The election to deliver to the Corporation, to the extent the Award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee or Participant shall concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the Withholding Taxes required to be withheld by the Corporation by reason of such issuance, exercise or vesting.

II.           Share Escrow/Legends.

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.           Effective Date and Term of the Plan.

A.           The Plan was initially adopted by the Board on July 19, 2006 and ratified and approved by the Corporation’s stockholders on September 7, 2006.  The Plan was amended by the Board on March 5, 2010, subject to stockholder approval, to increase the number of shares authorized for issuance under the Plan from 2,000,000 shares to 6,000,000 shares.

B.           The Plan shall become effective on the Plan Effective Date. Awards may be granted under the Discretionary Grant Program and the Stock Issuance Program at any time on or after the Plan Effective Date.

C.           The Plan shall terminate upon the earliest to occur of (i) July 19, 2016, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control or (iv) such other date as the Board in its sole discretion terminates the Plan. If the Plan terminates on July 19, 2016 or on such other date as the Board terminates the Plan, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

IV.           Amendment, Suspension or Termination of the Plan.

The Board may suspend or terminate the Plan at any time, without notice, and in its sole discretion. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall materially impair the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, stockholder approval will be required for any amendment to the Plan that (i) materially increases the number of shares of common stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits accruing to the Optionees and Participants under the Plan or materially reduces the price at which shares of common stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, (v) expands the types of awards available for issuance under the Plan or (vi) is required under applicable laws, rules or regulations to be approved by stockholders.

V.           Use of Proceeds.

Any cash proceeds received by the Corporation from the sale of shares of common stock under the Plan shall be used for general corporate purposes.

VI.           Regulatory Approvals.

A.           The implementation of the Plan, the grant of any Award and the issuance of shares of common stock in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of common stock issuable pursuant to those Awards.

B.           No shares of common stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of common stock issuable under the Plan, and all applicable listing requirements of the NASDAQ Global Market, if applicable, and any stock exchange or other market on which common stock is then quoted or listed for trading.

VII.           No Employment/ Service Rights.

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.           Non-Exclusivity of the Plan.

Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Corporation. This Plan shall be construed to be in addition to and independent of any and all other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

IX.           Governing Law.

All questions and obligations under the Plan and agreements issued pursuant to the Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

X.           Information to Optionees and Participants.

Optionees and Participants under the Plan who do not otherwise have access to financial statements of the Corporation will receive the Corporation’s financial statements at least annually.

APPENDIX

The following definitions shall be in effect under the Plan:

A.           “Award” means any of the following stock or stock-based awards authorized for issuance or grant under the Plan: stock option, stock appreciation right, direct stock issuance, restricted stock or restricted stock unit award or other stock-based award.

B.           “Board” means the Corporation’s board of directors.

C.           “Change in Control” shall be deemed to have occurred if, in a single transaction or series of related transactions:

(i)   any person (as such term is used in Section 13(d) and 14(d) of the 1934 Act, or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Corporation representing 51% or more of the combined voting power of the Corporation, or

(ii)   there is a merger, consolidation, or other business combination transaction of the Corporation with or into an other corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Corporation outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Corporation (or surviving entity) outstanding immediately after such transaction, or

(iii)   all or substantially all of the Corporation’s assets are sold.

D.           “Code” means the Internal Revenue Code of 1986, as amended.

E.           “common stock” means the Corporation’s common stock, $0.001 par value per share.

F.           “Compensation Committee” means a committee of the Board comprised solely of two or more Eligible Directors who are appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs, who are “outside directors” within the meaning of Section 162(m) of the Code and who are “non-employee directors” within the meaning of Rule 16b-3(b)(3)(i).

G.           “Consultant” means a consultant or other independent advisor who is under written contract with the Corporation (or any Parent or Subsidiary) to provide consulting or advisory services to the Corporation (or any Parent or Subsidiary) and whose securities issued pursuant to the Plan could be registered on Form S-8.

H.           “Corporation” means Pacific Ethanol, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Pacific Ethanol, Inc. that shall by appropriate action adopt the Plan.

I.           “Discretionary Grant Program” means the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

J.           “Eligible Director” means a Board member who is not, at the time of such determination, an employee of the Corporation (or any Parent or Subsidiary).

K.           “Employee” means an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L.           “Exercise Date” means the date on which the Corporation shall have received written notice of the option exercise.

M.           “Fair Market Value” per share of common stock on any relevant date shall be determined in accordance with the following provisions:

(i)   If the common stock is at the time traded on the NASDAQ Global Market, then the Fair Market Value shall be the closing selling price per share of common stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ Global Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)   If the common stock is not traded on the NASDAQ Global Market but is at the time listed or quoted on any other market or exchange, then the Fair Market Value shall be the closing selling price per share of common stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the market or exchange determined by the Plan Administrator to be the primary market for the common stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)   In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Plan Administrator.

In addition, with respect to any Incentive Option, the Fair Market Value shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an Incentive Option plan under the Code.

N.           “Family Member” means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

O.           “Hostile Take-Over” means either of the following events effecting a change in control or ownership of the Corporation:

(i)   the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders that the Board does not recommend such stockholders to accept, or

(ii)   a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

P.   “Incentive Option” means an option that satisfies the requirements of Code Section 422.

Q.           “Involuntary Termination” means the termination of the Service of any individual that occurs by reason of:

(i)   if such individual is providing services to the Corporation pursuant to a written contract that defines “cause” or “misconduct” or similar reasons such individual could be dismissed or discharged by the Corporation, then such individual’s involuntary dismissal or discharge by the Corporation other than for any of such reasons and other than for Misconduct shall be an Involuntary Termination;

(ii)   if such individual is not providing services to the Corporation pursuant to a written contract that defines “cause” or “misconduct” or similar reasons such individual could be dismissed or discharged by the Corporation, then such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct shall be an Involuntary Termination;

(iii)   if such individual is providing services to the Corporation pursuant to a written contract that defines “good reason” or similar reasons such individual could voluntarily resign, then such individual’s voluntary resignation for any of such reasons shall be an Involuntary Termination; or

(iv)   if such individual is providing services to the Corporation pursuant to a written contract that does not define “good reason” or similar reasons such individual could voluntarily resign, then such individual’s voluntary resignation following (A) a change in his or her position with the Corporation that materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than 15% or (C) a relocation of such individual’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent, shall be an Involuntary Termination.

R.           “Misconduct” means the commission of: any act of fraud, embezzlement or dishonesty by the Optionee or Participant; any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary); any illegal or improper conduct or intentional misconduct, gross negligence or recklessness by such person that has adversely affected or, in the determination of the Plan Administrator, is likely to adversely affect, the business, reputation, goodwill or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; any conduct that provides a basis for the Corporation to terminate for “cause,” “misconduct” or similar reasons the written contract pursuant to which the Optionee or Participant is providing Services to the Corporation; resignation by the Optionee or Participant on fewer than 30 days’ prior written notice and in violation of an agreement to remain in Service of the Corporation, in anticipation of a termination for “cause,” “misconduct” or similar reasons under the agreement, or in lieu of a formal discharge for “cause,” “misconduct” or similar reasons.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

S.           “1934 Act” means the Securities Exchange Act of 1934, as amended.

T.           “Non-Statutory Option” means an option not intended to satisfy the requirements of Code Section 422.

U.           “Optionee” means any person to whom an option is granted under the Discretionary Grant Program.

V.           “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.           “Participant” means any person who is issued shares of common stock or restricted stock units or other stock-based awards under the Stock Issuance Program.

X.           “Permanent Disability” or “Permanently Disabled” means the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

Y.           “Plan” means the Corporation’s 2006 Stock Incentive Plan, as set forth in this document.

Z.           “Plan Administrator” means the particular entity, whether the Compensation Committee or the Board, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons then subject to its jurisdiction.

AA.           “Plan Effective Date” means the date that stockholder approval of the Plan is obtained in accordance with Section III.A. of Article Four.

BB.           “Section 16 Insider” means an officer or director of the Corporation subject to the short-swing profit liability provisions of Section 16 of the 1934 Act.

CC.           “Service” means the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, an Eligible Director or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the Award made to such person. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.

DD.           “Stock Issuance Agreement” means the agreement entered into by the Corporation and the Participant at the time of issuance of shares of common stock under the Stock Issuance Program.

EE.           “Stock Issuance Program” means the stock issuance program in effect under Article Three of the Plan.

FF.           “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GG.           “Take-Over Price” means the greater of (i) the Fair Market Value per share of common stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of common stock paid by the tender offeror in effecting such Hostile Take-Over through the acquisition of such common stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

HH.           “10% Stockholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

II.           “Withholding Taxes” means the federal, state and local income and employment taxes to which the Optionee or Participant may become subject in connection with the issuance, exercise or vesting of the Award made to him or her under the Plan.

APPENDIX C

PURCHASE AND OPTION AGREEMENT

This Purchase and Option Agreement (“Agreement”) is entered into as of March 2, 2010, by and between Socius CG II, Ltd., a Bermuda exempted company (“Purchaser”), and Lyles United, LLC, a Delaware limited liability company (“Creditor”), and, as to the Acknowledgment at the end of this Agreement, by Pacific Ethanol, Inc., a Delaware corporation (“PEI”).

RECITALS

A.           PEI is indebted to Creditor pursuant to the terms of that certain Amended and Restated Promissory Note, payable to Creditor, dated November 7, 2008, in the principal amount of $30,000,000 (the “Note”).

B.           The obligations of PEI to Creditor under the Note are secured and/or credit enhanced by the terms of (i) that certain Security Agreement dated as of November 7, 2008 between Pacific Ag. Products, LLC, a California limited liability company and indirectly wholly-owned subsidiary of PEI, and Creditor (the “Security Agreement”), (ii) that certain Irrevocable Joint Instruction Letter dated November 7, 2008 among PEI, Pacific Ethanol California, Inc., a California corporation and wholly-owned subsidiary of PEI, and Creditor (the “Instruction Letter”), (iii) that certain Unconditional Guaranty dated November 7, 2008 by Pacific Ag. Products, LLC in favor of Creditor (the “PacAg Guaranty”), and (iv) that certain Limited Recourse Guaranty dated November 7, 2008 by Pacific Ethanol California, Inc. in favor of Creditor (the “PEC Guaranty”) (the Security Agreement, Instruction Letter, PacAg Guaranty and PEC Guaranty hereinafter are collectively referred to as the “Credit Enhancement Documents”).

C.           As of the date of this Agreement, PEI is in default under the Note.  PEI is also indebted to Creditor for accrued and unpaid interest, late fees and costs, and reimbursable fees or expenses related to the Note and the defaults thereunder, for a total amount due and payable by PEI to Creditor of  $33,345,009 (consisting of $30,000,000 principal amount, plus $2,945,009 in unpaid interest accrued through February 28, 2010, plus $400,000 in reimbursable fees or expenses) as of the date hereof (such total amount, plus all additional interest that accrues on the unpaid principal balance under the Note on and after February 28, 2010, plus any additional reimbursable fees or expenses incurred or arising after February 28, 2010, being collectively referred to herein as the “Indebtedness”).

D.           Creditor desires to sell, transfer and assign to Purchaser its right to receive payment on a portion of the Indebtedness, namely $5 million of principal amount of and under the Note (the “Subject $5 Million Claim”), and Purchaser desires to purchase the Subject $5 Million Claim, all subject to the terms and conditions set forth below.

E.           Creditor and Purchaser desire Creditor to have the option in the future, to be exercised at the sole and absolute discretion of Creditor, if at all, to sell, transfer and assign to Purchaser the right of Creditor to receive payment on additional portions of Creditor’s claim against PEI  in respect of the Indebtedness, in tranches of $5 million each except as otherwise set forth herein (each such tranche, an “Additional Claim”), up to the full amount of the then-outstanding Indebtedness, or such lesser amount as may be determined by Creditor in its sole and absolute discretion.  If any such option is exercised by Creditor in its sole and absolute discretion with respect to one or more Additional Claims, then Purchaser desires to purchase such Additional Claims, all subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Purchase and Sale of Subject $5 Million Claim; Excluded Rights: Purchase Price.

(a)   Upon the terms of this Agreement and subject only to the conditions subsequent set forth in Section 2 below, Purchaser hereby purchases from Creditor, and Creditor hereby sells, transfers, conveys and assigns to Purchaser, for the consideration specified below, all right, title and interest in and to the Subject $5 Million Claim.  It is expressly understood and agreed by the parties that the Subject $5 Million Claim does not include, and the Purchaser under this Agreement is not purchasing or otherwise obtaining, (i) any rights under the Credit Enhancement Documents, which Creditor hereby expressly retains and preserves for its own benefit, (ii) any and all claims for accrued and unpaid interest owing to Creditor by PEI as of the date hereof under or in connection with the Note, including, without limitation, all accrued and unpaid interest on the Subject $5 Million Claim as of the date hereof, all of which claims are expressly retained and preserved by Creditor for its own benefit, and (iii) any and all claims of Creditor against PEI for reimbursable fees or expenses under or in connection with the Note, which are expressly retained and preserved by Creditor for its own benefit.

(b)   The total consideration to be paid by Purchaser to Creditor for the Subject $5 Million Claim shall be Five Million Dollars ($5,000,000)  (the “Purchase Price”).  The Purchase Price shall be due and payable by Purchaser to Creditor by wire transfer on the date set forth in sub-paragraph (b) of Section 2 below.

2.   Conditions Subsequent.

(a)   Notice of Filing of Action and Settlement Motion.   No later than close of business on the third business day after the date of this Agreement, Purchaser shall provide written notice to Creditor that (i) Purchaser has filed an action (the “Action”) against PEI in the Superior Court of the State of California for the County of Los Angeles (the “Court”) for collection of the Subject $5 Million Claim, specifying the date that the Action was commenced (the “Action Commencement Date”), and (ii) a motion in the Action has been filed seeking Court approval of the settlement of the Action on terms acceptable to Purchaser and in accordance with Section 3(a)(10) of the Securities Act of 1933, as amended (the “Settlement”).   If such written notice is not provided by Purchaser to Creditor by the close of business on the third business day after the date of this Agreement, then this Agreement  (including, without limitation, the provisions in the remainder of this Section 2) shall be deemed void ab initio and of no further force or effect, and no sale or assignment of the Subject $5 Million Claim shall have occurred or be deemed to have occurred.

(b)   Court Approval Notice.  Purchaser shall provide written notice to Creditor reasonably promptly after the Court has entered an order in form and substance acceptable to Purchaser approving the Settlement (such written notice being hereinafter referred to as the “Court Approval Notice”).  In all events and circumstances, if  Purchaser has not provided the Court Approval Notice by the close of business on the tenth business day after the Action Commencement Date (regardless of whether Purchaser has simply overlooked providing such notice by such tenth business day, is not in a position to provide such notice by such tenth business day because the Court has not entered an order approving the Settlement by such tenth business day, or for any other reason in  Purchaser’s sole discretion Purchase has failed to timely provide the Court Approval Notice), then Creditor shall have the right to terminate and cancel this Agreement by providing written notice of termination to Purchaser at any time prior to receiving the Court Approval Notice from Purchaser.  If such termination is so effected by Creditor, then this Agreement shall be deemed void ab initio and of no further force or effect, and no sale or assignment of the Subject $5 Million Claim shall have occurred or be deemed to have occurred.

(c)   Payment of Purchase Price.  If the Court Approval Notice is provided by Purchaser to Creditor before Creditor has exercised any termination right set forth in sub-paragraph (b) immediately above, then no later than close of business on the second business day after the date the Court Approval Notice is provided by Purchaser to Creditor, Purchaser shall pay the Purchase Price to Creditor by wire transfer to Creditor pursuant to the following wire transfer instructions (the date upon which the Purchase Price has been so timely paid by Purchaser to Creditor being hereinafter referred to as the “Payment Date”):

Wire To:

Bank of New York Mellon
One Wall St.
New York, NY  10286
Telephone:  (212) 495-1784
ABA:    xxx-xxx-xxx
F/C/O:   Pershing LLC
F/A/O:           xxx-xxxxxx-x
F/F/C:            Lyles United, LLC
F/F/A:            xxx-xxxxxx

If payment of the Purchase Price is not so timely made by Purchaser to Creditor on the Payment Date, then Creditor shall have the right to terminate and cancel this Agreement by providing written notice of termination to Purchaser at any time prior to payment of the Purchase Price.  If such termination is so effected by Creditor, then this Agreement shall be deemed void ab initio and of no further force or effect, and no sale or assignment of the Subject $5 Million Claim shall have occurred or be deemed to have occurred.

3.   Upon (and only upon) the occurrence of the following three conditions subsequent:  (i) the written notice of the Action Commencement Date and of the filing of the motion for Court approval of the Settlement having been timely provided to Creditor by Purchaser pursuant to sub-paragraph (a) of Section 2 above, (ii) the Court Approval Notice having been provided by Purchaser to Creditor before Creditor has exercised any termination right pursuant to sub-paragraph (b) of Section 2 above, and (iii) the payment of the Purchase Price to Creditor before Creditor has exercised any termination right pursuant to sub-paragraph (c) of Paragraph 2 above,

(a)   All conditions subsequent shall have been satisfied and the sale and assignment of the Subject $5 Million Claim shall be complete and indefeasible; and

(b)   Prior to the close of business on the second business day after the occurrence of the three conditions subsequent described above in this Section 3, Creditor shall execute for the benefit of PEI and attach to the Note an Allonge/Amendment No. 1 to the Note, in the form of Exhibit 1 hereto, attesting to the reduction of the principal amount of the Note by $5,000,000 on and as of the Payment Date (but preserving all claims to accrued and unpaid interest, including, without limitation, all accrued and unpaid interest on such $5,000,000 up to the Payment Date).   Creditor agrees that this sub-paragraph (b) is for the protection and benefit of PEI, and accordingly agrees that in the event that the conditions subsequent described above in this Section 3 are satisfied (including that the Purchase Price is timely paid on the Payment Date), (i) Creditor will supply a copy of the executed Allonge/Amendment No. 1 to PEI promptly following its execution, and (ii) Creditor’s obligation to execute the Allonge/Amendment No. 1 and supply a copy thereof to PEI shall be enforceable by PEI as a third-party beneficiary of this provision.

4.   Representations and Warranties of Creditor.  Creditor hereby represents and warrants to Purchaser as follows:

(a)   Creditor is the owner of the Subject $5 Million Claim, free and clear of all liens and encumbrances.  Creditor has not previously transferred, encumbered or released all or any part of the Subject $5 Million Claim.

(b)   Creditor will at all times promptly withhold and pay any federal, state, local or foreign taxes legally due and payable by Creditor as a result of payment of the Purchase Price, including without limitation all income taxes, self employment taxes and foreign entity withholding taxes.

(c)   Creditor has all necessary power and authority to (i) execute, deliver and perform all of its obligations under this Agreement, and (ii) sell and transfer the Subject $5 Million Claim.  Creditor has such knowledge and experience in business and financial matters that it is able to protect its own interests and evaluate the risks and benefits of entering into this Agreement.  Creditor acknowledges and agrees that it has had an opportunity to conducts its own due diligence and consult with its own counsel, tax and financial advisors, and that Creditor is not relying in that regard on Purchaser.  Creditor acknowledges that except as expressly set forth in Section 5 below, Purchaser is not making any representations or warranties, including, without limitation, about PEI.

(d)   The execution, delivery and performance of this Agreement by Creditor has been duly authorized by all requisite action on the part of Creditor, and has been duly executed and delivered by Creditor.

(e)   Except as expressly stated herein, Creditor is not, directly or indirectly, receiving any consideration from or being compensated in any manner by, and will not at any time in the future accept any consideration or compensation from, PEI, any affiliate of PEI, or any other person for entering into this Agreement or selling the Subject $5 Million Claim.

(f)   As to any Option that is exercised by Creditor, the representations and warranties of Creditor contained in sub-paragraphs (a) through (e) of this Section 4 shall be deemed to apply to the Additional Claim that is covered by the applicable Option Exercise Notice and to speak as of the date and time immediately before the purchase of such Additional Claim by Purchaser is consummated (so that, with respect to such Additional Claim, each reference to the “Subject $5 Million Claim” in sub-paragraphs (a) through (e) of this Section 4 instead shall be read as a reference to such Additional Claim).

5.   Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Creditor as follows:

(a)    Purchaser has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement.

(b)    The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all requisite action on the part of Purchaser, and has been duly executed and delivered by Purchaser.

(c)    Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in business and financial matters that it is able to protect its own interests and evaluate the risks and benefits of entering into this Agreement and purchasing the Subject $5 Million Claim.  Purchaser acknowledges and agrees that it has had an opportunity to conducts its own due diligence and consult with its own counsel, tax and financial advisors, and that Purchaser is not relying in that regard on Creditor.  Purchaser acknowledges that (i) except as expressly set forth in Section 4 above, Creditor is not making any representations or warranties about the Claim, and (ii) Creditor is not making any representations or warranties about PEI.

(d)    With respect to any Additional Claim that is purchased by Purchaser from Creditor following the exercise of an Option by Purchaser, the representations and warranties of Purchaser contained in sub-paragraphs (a) through (c) of this Section 5 shall be deemed to apply to the Additional Claim that is covered by the applicable Option Exercise Notice and to speak as of the date and time immediately before the purchase of such Additional Claim by Purchaser is consummated (so that, with respect to such Additional Claim, each reference to the “Subject $5 Million Claim” in sub-paragraphs (a) through (c) of this Section 5 instead shall be read as a reference to such Additional Claim).

6.   Options to Sell Additional Claims

(a)   Options; Exercise of Options.  If (and only if) all of the conditions subsequent set forth in Section 2 above are met with respect to the Subject $5 Million Claim, then Creditor shall have successive options (each an “Option”), to be exercised at the sole and absolute discretion of Creditor, if at all, to sell, transfer and assign to Purchaser one or more Additional Claims (which may include any combination of principal, interest or reimbursable fees or expenses comprising part of the then-outstanding Indebtedness) in the amount of  $5 million each (or, with respect to any Option exercise as to the last tranche after the outstanding Indebtedness has been paid down to below $5 million, the remaining amount of the outstanding Indebtedness).   In order to exercise an Option, Creditor shall provide Purchaser with (i) written notice of its exercise of  such Option, substantially in the form attached as Exhibit 2 (an “Option Exercise Notice”), specifically identifying the dollar amount of the Additional Claim covered by the Option Exercise Notice and specifically identifying what portion of such Additional Claim constitutes principal, what portion constitutes accrued and unpaid interest, and what portion constitutes reimbursable fees or expenses, and (ii) a new Purchase Agreement, substantially in the form attached as Exhibit 3 (a “New Purchase Agreement”), pertaining to such Additional Claim covered by such Option Exercise Notice (each of which can be provided by email or fax pursuant to Section 10 below).

(b)   Purchase of One or More Additional Claims; Excluded Rights; Purchase Price.  Upon any exercise of an Option by Creditor, Purchaser shall purchase from Creditor, and Creditor shall sell, transfer, convey and assign to Purchaser, for the consideration specified in the last sentence of this sub-paragraph (b), all right, title and interest in and to the Additional Claim covered by the applicable Option Exercise Notice, subject only to the conditions subsequent set forth in sub-paragraph (f) of this Section 1.  It is expressly understood and agreed by the parties that such Additional Claim shall not include, and the Purchaser under this Agreement shall not be purchasing or otherwise obtaining, unless expressly included in such Additional Claim as described in the applicable Option Exercise Notice: (i) any rights under the Credit Enhancement Documents, which Creditor hereby expressly retains and preserves for its own benefit, (ii) any and all claims for accrued and unpaid interest owing to Creditor by PEI as of the date hereof under or in connection with the Note,  including, without limitation, all accrued and unpaid interest on the Additional Claim as of the date of Purchaser’s purchase of the Additional Claim, all of which claims are expressly retained and preserved by Creditor for its own benefit, and (iii) any and all claims of Creditor against PEI for reimbursable fees or expenses under or in connection with the Note, which are expressly retained and preserved by Creditor for its own benefit.  As to each Additional Claim, the purchase price (the “New Purchase Price”) shall be $5,000,000 or such lesser amount as may be specified  in the applicable Option Exercise Notice.

(c)   Counterpart Signatures on New Purchase Agreement; Notice of Filing of Action and Settlement Motion.   With respect to any Additional Claim, no later than close of business on the third business day after Creditor has provided to Purchaser the Option Exercise Notice and New Purchase Agreement pertaining to such Additional Claim,

(i)    Purchaser shall provide to Creditor such New Purchase Agreement executed by Purchaser as a party thereto (which can be provided by email or fax pursuant to Section 10 below),

(ii)   Purchaser shall provide to Creditor a new “Acknowledgment by PEI” executed by PEI (which can be provided by email or fax pursuant to Section 10 below), similar in form to the “Acknowledgment by PEI” at the end of this Agreement but modified to refer to and reflect such Additional Claim and expressly stating that it is made and effective as of the Option Exercise Date and the New Payment Date with respect to such Additional Claim; and

(iii)    Purchaser shall provide written notice to Creditor that (i) Purchaser has filed an action (the “New Action”) against PEI in the Court for collection of such Additional Claim, specifying the date that the New Action was commenced (the “New Action Commencement Date”), and (ii) a motion in the New Action has been filed seeking Court approval of the settlement of the New Action on terms acceptable to Purchaser and in accordance with Section 3(a)(10) of the Securities Act of 1933, as amended (the “Applicable Settlement”).

If the foregoing three items have not been provided by Purchaser to Creditor by the close of business on the third business day after the date Creditor has provided to Purchaser the Option Exercise Notice and New Purchase Agreement pertaining to such Additional Claim, then this Agreement  shall be deemed void ab initio and of no further force or effect as to such Additional Claim, and no Option exercise with respect to such Additional Claim, or sale or assignment of such Additional Claim, shall have occurred or be deemed to have occurred.

(d)   Court Approval Notice.  With respect to any Additional Claim, Purchaser shall provide written notice to Creditor reasonably promptly after the Court has entered an order in form and substance acceptable to Purchaser approving the Applicable Settlement (such written notice being hereinafter referred to as the “New Court Approval Notice”).  In all events and circumstances, if  Purchaser has not provided the New Court Approval Notice by the close of business on the tenth business day after the New Action Commencement Date pertaining to such Additional Claim (regardless of whether Purchaser has simply overlooked providing such notice by such tenth business day, is not in a position to provide such notice by such tenth business day because the Court has not entered an order approving the Applicable Settlement by such tenth business day, or for any other reason in  Purchaser’s sole discretion Purchase has failed to timely provide the Court Approval Notice ), then Creditor shall have the right to terminate and cancel this Agreement as to such Additional Claim by providing written notice of termination to Purchaser at any time prior to receiving the New Court Approval Notice from Purchaser.   If such termination is so effected by Creditor, then this Agreement shall be deemed void ab initio and of no further force or effect as to such Additional Claim, and no Option exercise with respect to such Additional Claim, or sale or assignment of such Additional Claim, shall have occurred or be deemed to have occurred.

(e)   Payment of  New Purchase Price.  As to any Additional Claim, if the applicable New Court Approval Notice is provided by Purchaser to Creditor before Creditor has exercised any termination right set forth in sub-paragraph (d) immediately above pertaining to such new Additional Claim, then no later than close of business on the second business day after the date such New Court Approval Notice is provided by Purchaser to Creditor,  Purchaser shall pay the New Purchase Price to Creditor by wire transfer to Creditor pursuant to the same wire transfer instructions set forth in sub-paragraph (c) of Section 3 above (the date upon which the New Purchase Price has been so timely paid by Purchaser to Creditor being hereinafter referred to as the “New Payment Date”).  If payment of the New Purchase Price is not so timely made by Purchaser to Creditor on the New Payment Date applicable to such Additional Claim, then Creditor shall have the right to terminate and cancel this Agreement as to such Additional Claim by providing written notice of termination to Purchaser at any time prior to payment of the New Purchase Price pertaining to such Additional Claim.  If such termination is so effected by Creditor, then this Agreement shall be deemed void ab initio and of no further force or effect as to such Additional Claim, and no Option exercise with respect to such Additional Claim, or sale or assignment of such Additional Claim, shall have occurred or be deemed to have occurred.

(f)   With respect to any Additional Claim, upon (and only upon) the occurrence of the following three conditions subsequent:  (i) the three items specified in sub-paragraphs (i) through (iii) of sub-paragraph (c) of this Section 6 having been timely provided to Creditor by Purchaser pursuant to such sub-paragraph (c), (ii) the New Court Approval Notice pertaining to such Additional Claim having been provided by Purchaser to Creditor before Creditor has exercised any termination right pursuant to sub-paragraph (d) of this Section 6,  and (iii) the payment to Creditor of the New Purchase Price for such Additional Claim before Creditor has exercised any termination right pursuant to sub-paragraph (e) of this Section 6,

(x)  All conditions subsequent shall have been satisfied and the sale and assignment of such Additional Claim shall be complete and indefeasible; and

(y)  Prior to the close of business on the second business day after the occurrence of the four conditions subsequent (as applied to such Additional Claim) described above in this sub-paragraph (f) of this Section 6, Creditor shall execute for the benefit of PEI and attach to the Note a new Allonge/Amendment to the Note, similar to the form of Exhibit 1 hereto but modified to reflect the correct principal reduction of the Note corresponding to the principal component of such Additional Claim as specified in the applicable Option Exercise Notice (a  “New Allonge/Amendment”), attesting to the reduction of the principal amount of the Note by such amount on and as of the Payment Date, acknowledging the payment of any interest and reimbursable fees or expenses that were included in such Additional Claim (as specified in the applicable Option Exercise Notice),  and preserving all other claims to accrued and unpaid interest and reimbursable fees or expenses.  Creditor agrees that this sub-paragraph (y) is for the protection and benefit of PEI, and accordingly agrees that in the event that the conditions subsequent described above in this sub-paragraph (y) are satisfied with respect to an Additional Claim (including that the New Purchase Price for such Additional Claim is timely paid on the New Payment Date applicable to such Additional Claim), (A) Creditor will supply a copy of the executed New Allonge/Amendment to PEI promptly following its execution, and (B) Creditor’s obligation to execute the New Allonge/Amendment  and supply a copy thereof to PEI shall be enforceable by PEI as a third-party beneficiary of this provision.

(g)   Creditor shall have no obligation whatsoever to exercise any Option, including, without limitation, any obligation to exercise any further Option after exercising one or more Options.  The provisions of  this Section 6 apply to any Additional Claim as to which an Option has been exercised by Creditor, in Creditor’s sole and absolute discretion.  Creditor has not agreed (and does not anywhere in this Agreement agree) to exercise any Option or any number of Options.  Unless and until Creditor exercises an Option with respect to an Additional Claim by providing an Option Exercise Notice with respect to such Additional Claim, Creditor has in no way restricted itself from taking any action with respect to, or dealing with and treating with, such Additional Claim as Creditor sees fit in Creditor’s sole discretion.  In addition, Creditor’s exercise of an option with respect to an Additional Claim shall in no way restrict Creditor from taking any action with respect to, or dealing with and treating with, all or any portion of the remainder of the outstanding the outstanding Indebtedness.

7.   Fees and Expenses.  Each  of Creditor and Purchaser shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  Creditor understands that Purchaser shall not be liable for any commissions, selling expenses, orders, purchases, contracts, taxes, withholding, or obligations of any kind resulting from any of Creditor’s transactions.  Creditor agrees to satisfy any and all of its tax withholding and other obligations from the Purchase Price,  and will indemnify, defend and hold Purchaser and its affiliates harmless with respect to all such obligations.

8.   Choice of Law.  This Agreement shall be governed by and construed according to the laws of the State of California, without giving effect to its choice of law principles.  Creditor agrees that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other obligations shall be litigated solely and exclusively in the state or federal courts located in Los Angeles, California, that such courts are convenient forums, and that Creditor submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

9.   Limitation of Damages.  Each of the parties hereby waives any right which it may have to claim or recover any incidental, special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Purchaser shall have no liability hereunder for any delay in or failure to obtain Court Approval or any New Court Approval, or for any other causes beyond Purchaser’s control.

10.   Notices.  All notices and other communications shall be in writing and shall be provided by the transmitting party to the recipient party by overnight delivery, facsimile transmission, e-mail or U.S. mail, as follows:

If to Purchaser:
Socius CG II, Ltd.
11150 Santa Monica Blvd., Suite 1500
Los Angeles, CA  90025
Att'n:  Terren Peizer
Fax No.:  (310) 444-5300
Email:  info@sociuscg.com

with a copy to:

Luce Forward Hamilton & Scripps LLP
601 South Figueroa St., Suite 3900
Los Angeles, CA  90017
Att’n:  John C. Kirkland, Esq.
Fax No.:  (213) 452-8035
Email:  jkirkland@luce.com

If to Creditor:
Lyles United, LLC
1210 W. Olive Ave.
Fresno, CA  93728
Att’n:  Will Lyles
Fax No.:  (559) 441-1290
Email:  wlyles@ldico.com

with a copy to:

Howard Rice Nemerovski Canady Falk & Rabkin, P.C.
Three Embarcadero Center, 7th Floor
San Francisco, CA  94111
Att’n:  Jeffrey L. Schaffer, Esq.
Fax No.:  (415) 677-6262
Email:  jschaffer@howardrice.com

All notices and communications shall be deemed made and effective as follows:  (i) if transmitted for overnight (next-day) delivery via a nationally recognized overnight delivery service, the first business day after being delivered by the transmitting party to such overnight delivery service, provided that the overnight delivery service maintains a tracking number and can confirm to the transmitting party that delivery to the recipient party has occurred (and otherwise upon delivery to the recipient party), (ii) if faxed, when transmitted in legible form by facsimile machine to the recipient party’s correct facsimile machine number (provided that the transmitting party has retained its facsimile machine-generated confirmation of the receipt of such fax by the recipient party’s facsimile machine), (iii) if by email, when transmitted by e-mail (provided that the e-mail was sent to the recipient party’s correct e-mail address and that the e-mail was not returned to the transmitting party as undeliverable), or (iv) if mailed via regular U.S. mail, upon delivery to the recipient party.  Either party may designate a superseding notice contact name, street address, e-mail address or fax number by providing the other party with written notice pursuant to the provisions of this Section 10.

11.   General.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement is intended for the benefit of Creditor and Purchaser and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (except for the provision in sub-paragraph (b) of Section 3 above and in subparagraph (y) of subparagraph (f) of Section 6 above that is expressly stated to be for the benefit of, and enforceable by, PEI).  The representations and warranties contained herein shall survive the closing of the transaction contemplated herein and the assignment of the Subject $5 Million Claim or any Additional Claim, as applicable.  This Agreement may be executed in two or more counterparts, by facsimile or electronic transmission, all of which when taken together shall be considered one original.

12.   Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both Creditor and Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Creditor or Purchaser to exercise any right hereunder in any manner impair the exercise of any such right.

13.   Entire Agreement.  This Agreement, together with the exhibits hereto, contains the entire agreement and understanding between Creditor and Purchaser, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, between Creditor and Purchaser concerning the sale and assignment of the Subject $5 Million Claim and any Additional Claim, as applicable, which Creditor and Purchaser acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person or entity’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

PURCHASER:	SOCIUS CG II, LTD., a Bermuda exempted company

By: /S/ TERRY PEIZER Terry Peizer, Managing Director

CREDITOR:	LYLES UNITED, LLC, a Delaware limited liability company

By: /S/ W.M. LYLES IV W. M. Lyles IV, Vice President

ACKNOWLEDGMENT BY PEI

PEI hereby acknowledges and agrees as follows:

(1)            The recitals in Recital Paragraphs A, B and C on the first page of the foregoing Agreement are true and correct;

(2)           The sale and assignment of the Subject $5 Million Claim only covers and includes $5,000,000 of principal amount of the Note, Creditor reserves and preserves all of its other claims and interests under or in connection with the Note (including, without limitation, all interest on such $5,000,000 principal amount that is accrued and unpaid as of immediately before the sale and assignment of the Subject $5 Million Claim pursuant to the foregoing Agreement), and Creditor’s sale and assignment of the Subject $5 Million Claim does not and shall not in any way prejudice or have any adverse effect on such other claims and interests of Creditor under or in connection with the Note;

(3)            The execution, delivery and performance of the foregoing Agreement by Creditor and Purchaser does not and will not (a) conflict with, violate or cause a breach or default under the Note, any of the Credit Enhancement Documents, or any other agreement or document related to the debt comprising the Subject $5 Million Claim, or (b) require any waiver, consent or other action of PEI or any affiliate of PEI;

(4)           The Note is valid, outstanding and enforceable in accordance with its terms, and is not subject to any defense or offset, and shall not become subject to any defense or offset (other than reduction of the principal amount of the Note by $5 million when and as provided in sub-paragraph (b) of Paragraph 3 of the foregoing Agreement) by virtue of the consummation of the sale and assignment under the foregoing Agreement; and Creditor has, and shall continue to have after the consummation of the sale and assignment under the foregoing Agreement, a valid, enforceable and perfected security interest in and liens upon the property of PEI or any of its affiliates in which Creditor has been granted a security interest pursuant to any of the Credit Enhancement Documents to secure all outstanding obligations under the Note or any of the Credit Enhancement Documents; and

(5)           Creditor is relying on the foregoing acknowledgments and agreements by PEI in entering into this Agreement and in selling and assigning the Subject $5 Million Claim, and Purchaser is relying on the foregoing acknowledgments and agreements by PEI in entering into this Agreement and in purchasing and taking assignment of the Subject $5 Million Claim.

PACIFIC ETHANOL, INC., a Delaware corporation

By: /S/ NEIL M. KOEHLER Neil M. Koehler, Chief Executive Officer

EXHIBIT 1 (FORM OF ALLONGE/AMENDMENT NO. 1)

ALLONGE/AMENDMENT NO. 1 TO AMENDED AND RESTATED
PROMISSORY NOTE

This Allonge/Amendment No. 1 To Amended And Restated Promissory Note (“this Allonge/Amendment”) is made and entered into on and effective as of  [fill in the Payment Date, as defined in the foregoing Purchase and Option Agreement] (the “Operative Date”) with reference to the following facts:

A.   Pacific Ethanol, Inc., a Delaware corporation (“PEI”), is the maker of and Borrower under that certain Amended And Restated Promissory Note dated as of November 7, 2008 in the face principal amount of $30,000,000 (the “Note”) payable to Lyles United, LLC, a Delaware limited liability company (the “Lender”); and

B.   Lender, by its receipt of $5,000,000 from Socius CG II, Ltd., a Bermuda exempted company “the “Purchaser”), has consummated the sale and assignment to Purchaser of a claim for $5,000,000 of the $30,000,000 principal amount of the Note on and as of the Operative Date, and therefore enters into this Allonge/Amendment to evidence the reduction of the outstanding principal amount of the Note owing by PEI to Lender by $5,000,000,  thereby reducing the outstanding principal amount of the Note owing by PEI to Lender from $30,000,000 to $25,000,000.   Such sale and assignment by Lender to Purchaser expressly excluded (i) any accrued and unpaid interest, or any reimbursable fees or expenses owing under the Note as of immediately before the Operative Date, and accordingly all such accrued and unpaid interest and any such fees or expenses are unaffected by such sale/assignment to Purchaser, and remain owing to Lender under the Note, and (ii) any and all security interests or other credit enhancements in favor of Lender in connection with the Note, and accordingly all such security interests and any other credit enhancements granted to Lender in connection with the Note are unaffected by such sale/assignment to Purchaser and remain the sole property rights and interests of Lender.

NOW THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.  As of the Operative Date, the outstanding principal balance of the Note owing from PEI to Lender is reduced from Thirty Million Dollars ($30,000,000) to Twenty-Five Million Dollars ($25,000,000).

2.   Any and all accrued and unpaid interest and any reimbursable fees or expenses under the Note as of immediately before the Operative Date  (including  accrued and unpaid interest on the full $30,000,000 original face principal amount of the Note) remains due and payable  to Lender under the Note and is not affected by (i) the above-described assignment and sale, or (ii) the reduction of the principal amount of the Note to $25,000,000 as of the Operative Date.   From on and after the Operative Date, interest on and under the Note in favor of Lender shall accrue on the reduced (i.e., $25,000,000) principal amount of the Note in favor of Lender.

3.   Except as expressly set forth in this Allonge/Amendment, all terms and conditions of the Note shall remain in full force and effect.   Without limiting the generality of the foregoing, this Allonge/Amendment does not encompass or constitute a waiver of any outstanding default under the Note or any type of extension of the maturity date or any payment due date under the Note.

4.   On and effective as of the Operative Date, this Allonge/Amendment shall be attached to the Note and shall be deemed an integral part of the Note.

BORROWER:	PACIFIC ETHANOL, INC., a Delaware corporation

By:___________________________________________ Its:___________________________________________

LENDER:	LYLES UNITED, LLC, a Delaware limited liability company

By:___________________________________________ Its:___________________________________________

EXHIBIT 2 (FORM OF OPTION EXERCISE NOTICE)
OPTION EXERCISE  NOTICE

Reference is made to that certain Purchase and Option Agreement by and between Socius CG II, Ltd., a Bermuda exempted company (“Purchaser”) and Lyles United, LLC, a Delaware limited liability company (“Creditor”), dated as of March 2, 2010 (the “Agreement”).  All capitalized words and terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

1.  This Option Exercise Notice is made and executed by Creditor on   ______________  pursuant to Section 6 of the Agreement.

2.   Creditor hereby exercises an Option with respect to the following portion of  the Indebtedness outstanding as of the date hereof:

a. Principal:	$_____________________
b. Accrued and Unpaid Interest:	$_____________________
c. Reimbursable Fees or Expenses:	$_____________________

TOTAL:	$ 5,000,000.00*

3.    The portion of the outstanding Indebtedness set forth in Section 2 above is the Additional Claim that is the subject of and covered by this Option Exercise Notice (“the Subject Claim”).

4.    By this Option Exercise Notice, Creditor hereby elects and exercises its option to sell, transfer, convey and assign to Purchaser all of Creditor’s right, title and interest to the Subject Claim (subject to the satisfaction of the conditions subsequent set forth in Section 6 of the Purchase Agreement), and provides to Purchaser herewith a New Purchase Agreement pertaining to the Subject Claim.

LYLES UNITED, LLC, a Delaware limited liability company

By:___________________________________________ Its:___________________________________________

______________________________________
*The Additional Claim covered by each Option and corresponding Option Exercise Notice will be $5,000,000 except for the final Option that may be exercised and corresponding Option Exercise Notice that may be generated when the then-outstanding Indebtedness is less than $5,000,000, in which final case the amount of the Additional Claim will be the amount of the then-outstanding Indebtedness.

EXHIBIT 3 (FORM OF NEW PURCHASE AGREEMENT)

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is entered into as of [                     ], 2010, by and between Socius CG II, Ltd., a Bermuda exempted company (“Purchaser”), and Lyles United, LLC, a Delaware limited liability company (“Creditor”), and, as to the Acknowledgment at the end of this Agreement, by Pacific Ethanol, Inc., a Delaware corporation (“PEI”).

RECITALS

A.           Purchaser and Creditor are parties to (and PEI has executed the “Acknowledgment By PEI” with respect to) that certain Purchase and Option Agreement dated as of March 2, 2010 (the “Master Agreement”); except as otherwise expressly stated herein, all capitalized words and terms used herein have the meanings ascribed to them in the Master Agreement;

B.           PEI is indebted to Creditor pursuant to the terms of that certain Amended and Restated Promissory Note, payable to Creditor, dated November 7, 2008, in the principal amount of $30,000,000 (the “Note”).

C.           The obligations of PEI to Creditor under the Note are secured and/or credit enhanced by the terms of (i) that certain Security Agreement dated as of November 7, 2008 between Pacific Ag. Products, LLC, a California limited liability company and indirectly wholly-owned subsidiary of PEI, and Creditor (the “Security Agreement”), (ii) that certain Irrevocable Joint Instruction Letter dated November 7, 2008 among PEI, Pacific Ethanol California, Inc., a California corporation and wholly-owned subsidiary of PEI, and Creditor (the “Instruction Letter”), (iii) that certain Unconditional Guaranty dated November 7, 2008 by Pacific Ag. Products, LLC in favor of Creditor (the “PacAg Guaranty”), and (iv) that certain Limited Recourse Guaranty dated November 7, 2008 by Pacific Ethanol California, Inc. in favor of Creditor (the “PEC Guaranty”) (the Security Agreement, Instruction Letter, PacAg Guaranty and PEC Guaranty hereinafter are collectively referred to as the “Credit Enhancement Documents”).

D.           As of the date of this Agreement, PEI is in default under the Note, and is indebted to Creditor for unpaid principal in the amount of $________________.  PEI is also indebted to Creditor for accrued and unpaid interest, late fees and costs, and reimbursable fees or expenses related to the Note and the defaults thereunder, for a total amount due and payable by PEI to Creditor of  $______________ (consisting of $__________________  principal amount, plus $______________in unpaid interest accrued through ________________, plus ______________ in reimbursable fees or expenses as of the date hereof (such total amount, plus all additional interest that accrues on the unpaid principal balance under the Note on and after _____________________,  being collectively referred to herein as the “Indebtedness”).

E.           Pursuant to Section 6 of the Master Agreement, Creditor has exercised an Option to sell, transfer and assign to Purchaser its right to receive payment on a portion of the Indebtedness, which portion is specified in the Option Exercise Notice provided by Creditor to Purchaser herewith  (such portion of the Indebtedness  being hereinafter referred to as the “Subject Claim”).  Pursuant to such exercise by Creditor,  Purchaser desires to purchase the Subject Claim, all subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Purchase and Sale of Subject Claim; Excluded Rights: Purchase Price.

(a)           Upon the terms of this Agreement and subject only to the conditions subsequent set forth in Section 2 below, Purchaser hereby purchases from Creditor, and Creditor hereby sells, transfers, conveys and assigns to Purchaser, for the consideration specified below, all right, title and interest in and to the Subject Claim.  It is expressly understood and agreed by the parties that the Subject Claim does not include, and the Purchaser under this Agreement is not purchasing or otherwise obtaining, (i) any rights under the Credit Enhancement Documents, which Creditor hereby expressly retains and preserves for its own benefit, (ii) except to the extent (if at all) expressly made part of the Subject Claim pursuant to the specific described components of the Subject Claim set forth in the Option Exercise Notice, any and all claims for accrued and unpaid interest owing to Creditor by PEI as of the date hereof under or in connection with the Note, including, without limitation, all accrued and unpaid interest on the Subject Claim as of the date hereof, all of which claims are expressly retained and preserved by Creditor for its own benefit, and (iii) except to the extent (if at all) expressly made part of the Subject Claim pursuant to the specific described components of the Subject Claim set forth in the Option Exercise Notice, any and all claims of Creditor against PEI for reimbursable fees or expenses under or in connection with the Note, which are expressly retained and preserved by Creditor for its own benefit.

(b)           The total consideration to be paid by Purchaser to Creditor for the Subject Claim shall be [Five Million Dollars ($5,000,000)]1 (the “Purchase Price”).  The Purchase Price shall be due and payable by Purchaser to Creditor by wire transfer on the date set forth in sub-paragraph (b) of Section 2 below.

2.           Conditions Subsequent.

(a)           Notice of Filing of Action and Settlement Motion.   No later than close of business on the third business day after the date of this Agreement, Purchaser shall provide written notice to Creditor that (i) Purchaser has filed an action (the “Action”) against PEI in the Superior Court of the State of California for the County of Los Angeles (the “Court”) for collection of the Subject Claim, specifying the date that the Action was commenced (the “Action Commencement Date”), and (ii) a motion in the Action has been filed seeking Court approval of the settlement of the Action on terms acceptable to Purchaser and in accordance with Section 3(a)(10) of the Securities Act of 1933, as amended (the “Settlement”).   If such written notice is not provided by Purchaser to Creditor by the close of business on the third business day after the date of this Agreement, then this Agreement  (including, without limitation, the provisions in the remainder of this Section 2) shall be deemed void ab initio and of no further force or effect, and no sale or assignment of the Subject Claim shall have occurred or be deemed to have occurred.

(b)           Court Approval Notice.  Purchaser shall provide written notice to Creditor reasonably promptly after the Court has entered an order in form and substance acceptable to Purchaser approving the Settlement (such written notice being hereinafter referred to as the “Court Approval Notice”).  In all events and circumstances, if  Purchaser has not provided the Court Approval Notice by the close of business on the tenth business day after the Action Commencement Date (regardless of whether Purchaser has simply overlooked providing such notice by such tenth business day, is not in a position to provide such notice by such tenth business day because the Court has not entered an order approving the Settlement by such tenth business day, or for any other reason in  Purchaser’s sole discretion Purchase has failed to timely provide the Court Approval Notice), then Creditor shall have the right to terminate and cancel this Agreement by providing written notice of termination to Purchaser at any time prior to receiving the Court Approval Notice from Purchaser.  If such termination is so effected by Creditor, then this Agreement shall be deemed void ab initio and of no further force or effect, and no sale or assignment of the Subject Claim shall have occurred or be deemed to have occurred.
______________________________________
1 The Subject Claim and the Purchase Price thereof will be $5,000,000 except for the final Option that may be exercised and corresponding Option Exercise Notice that may be generated when the then-outstanding Indebtedness is less than $5,000,000, in which final case the amount of the Subject Claim and the Purchase Price thereof will be the amount of the then-outstanding Indebtedness.

(c)           Payment of Purchase Price.  If the Court Approval Notice is provided by Purchaser to Creditor before Creditor has exercised any termination right set forth in sub-paragraph (b) immediately above, then no later than close of business on the second business day after the date the Court Approval Notice is provided by Purchaser to Creditor, Purchaser shall pay the Purchase Price to Creditor by wire transfer pursuant to the wire transfer instructions set forth in sub-paragraph (c) of Section 2 of the Master Agreement, as the same may be amended or superseded by Creditor from time to time by written notice pursuant to Section 10 of the Master Agreement (the date upon which the Purchase Price has been so timely paid by Purchaser to Creditor being hereinafter referred to as the “Payment Date”).

If payment of the Purchase Price is not so timely made by Purchaser to Creditor on the Payment Date, then Creditor shall have the right to terminate and cancel this Agreement by providing written notice of termination to Purchaser at any time prior to payment of the Purchase Price.  If such termination is so effected by Creditor, then this Agreement shall be deemed void ab initio and of no further force or effect, and no sale or assignment of the Subject Claim shall have occurred or be deemed to have occurred.

3.           Upon (and only upon) the occurrence of the following four conditions subsequent:  (i) the items specified in sub-paragraphs (i) and (ii) of subparagraph (c) of Section 6 of the Master Agreement, as such items pertain to this Agreement, having been timely provided by Purchaser to Creditor, (ii) written notice of the Action Commencement Date and of the filing of the motion for Court approval of the Settlement having been timely provided to Creditor by Purchaser pursuant to sub-paragraph (a) of Section 2 above, (iii) the Court Approval Notice having been provided by Purchaser to Creditor before Creditor has exercised any termination right pursuant to sub-paragraph (b) of Section 2 above, and (iv) the payment of the Purchase Price to Creditor before Creditor has exercised any termination right pursuant to sub-paragraph (c) of Paragraph 2 above,

(a)   All conditions subsequent shall have been satisfied and the sale and assignment of the Subject Claim shall be complete and indefeasible, and

(b)   Prior to the close of business on the second business day after the occurrence of the four conditions subsequent described above in this Section 3, Creditor shall take the actions set forth in sub-paragraph (y) of sub-paragraph (f) of Section 6 of the Master Agreement with respect to a New Allonge/Amendment that gives effect to the consummation of the sale and assignment of the Subject Claim to Purchaser.

4.           Representations and Warranties of Creditor.  The representations and warranties made by Creditor to Purchaser in Section 4 of the Master Agreement shall apply to this Agreement as set forth in sub-paragraph (f) of Section 4 of the Master Agreement.

5.           Representations and Warranties of Purchaser.  The representations and warranties made by Purchaser to Creditor in Section 5 of the Master Agreement shall apply to this Agreement as set forth in sub-paragraph (d) of Section 5 of the Master Agreement.

6.           Fees and Expenses.  Each  of Creditor and Purchaser shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  Creditor understands that Purchaser shall not be liable for any commissions, selling expenses, orders, purchases, contracts, taxes, withholding, or obligations of any kind resulting from any of Creditor’s transactions.  Creditor agrees to satisfy any and all of its tax withholding and other obligations from the Purchase Price,  and will indemnify, defend and hold Purchaser and its affiliates harmless with respect to all such obligations.

7.           Choice of Law.  This Agreement shall be governed by and construed according to the laws of the State of California, without giving effect to its choice of law principles.  Creditor agrees that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other obligations shall be litigated solely and exclusively in the state or federal courts located in Los Angeles, California, that such courts are convenient forums, and that Creditor submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

8.           Limitation of Damages.  Each of the parties hereby waives any right which it may have to claim or recover any incidental, special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Purchaser shall have no liability hereunder for any delay in or failure to obtain Court Approval or for any other causes beyond Purchaser’s control.

9.           Notices.  All notices and other communications under this Agreement shall be provided as set forth in Section 10 of the Master Agreement.

10.           General.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement is intended for the benefit of Creditor and Purchaser and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (except for the provision in sub-paragraph (b) of Section 3 above that is expressly stated to be for the benefit of, and enforceable by, PEI).  The representations and warranties contained herein shall survive the closing of the transaction contemplated herein and the assignment of the Subject Claim.  This Agreement may be executed in two or more counterparts, by facsimile or electronic transmission, all of which when taken together shall be considered one original.

11.           Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both Creditor and Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Creditor or Purchaser to exercise any right hereunder in any manner impair the exercise of any such right.

12.           Entire Agreement.  This Agreement and the Master Agreement, together with the exhibits hereto and thereto, contain the entire agreement and understanding between Creditor and Purchaser, and supersede all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, between Creditor and Purchaser concerning the sale and assignment of the Subject Claim, which Creditor and Purchaser acknowledge have been merged herein and therein. (To avoid any unintended ambiguity, the parties expressly acknowledge and agreement that this Agreement, although later in point in time than the Master Agreement, does not supersede the Master Agreement.)  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person or entity’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

PURCHASER:	SOCIUS CG II, LTD., a Bermuda exempted company

By:___________________________________________ Its:___________________________________________

CREDITOR:	LYLES UNITED, LLC, a Delaware limited liability company

By:___________________________________________ Its:___________________________________________

(Form of Acknowledgment By PEI for New Purchase Agreement)

ACKNOWLEDGMENT BY PEI

PEI hereby acknowledges and agrees as follows as of the Action Commencement Date (as defined in the foregoing Agreement) and as of the Payment Date (as defined in the foregoing Agreement):

(1) The recitals in Recital Paragraphs A, B, C and D on the first page of the foregoing Agreement are true and correct;

(2) The sale and assignment of the Subject Claim only covers and includes $________________, Creditor reserves and preserves all of its other claims and interests under or in connection with the Note, and Creditor’s sale and assignment of the Subject Claim does not and shall not in any way prejudice or have any adverse effect on such other claims and interests of Creditor under or in connection with the Note;

(3)  The execution, delivery and performance of the foregoing Agreement by Creditor and Purchaser does not and will not (a) conflict with, violate or cause a breach or default under the Note, any of the Credit Enhancement Documents, or any other agreement or document related to the debt comprising the Subject Claim, or (b) require any waiver, consent or other action of PEI or any affiliate of PEI;

(4)  The Note is valid, outstanding and enforceable in accordance with its terms, and is not subject to any defense or offset, and shall not become subject to any defense or offset (other than reduction of  the Indebtedness by the amount of the Subject Claim when and as provided in sub-paragraph (b) of Paragraph 3 of the foregoing Agreement) by virtue of the consummation of the sale and assignment under the foregoing Agreement; and Creditor has, and shall continue to have after the consummation of the sale and assignment under the foregoing Agreement, a valid, enforceable and perfected security interest in and liens upon the property of PEI or any of its affiliates in which Creditor has been granted a security interest pursuant to any of the Credit Enhancement Documents to secure all outstanding obligations under the Note or any of the Credit Enhancement Documents; and

(5)  Creditor is relying on the foregoing acknowledgments and agreements by PEI in entering into the foregoing Agreement and in selling and assigning the Subject Claim, and Purchaser is relying on the foregoing acknowledgments and agreements by PEI in entering into the foregoing Agreement and in purchasing and taking assignment of the Subject Claim.

PACIFIC ETHANOL, INC., a Delaware corporation

By:___________________________________________ Its:___________________________________________

APPENDIX D

OPTION/PURCHASE AGREEMENT

This Option/Purchase Agreement (“Agreement”) is entered into as of March 2, 2010, by and between Socius CG II, Ltd., a Bermuda exempted company (“Purchaser”), and Lyles Mechanical Co., a California corporation (“Creditor”), and, as to the Acknowledgment at the end of this Agreement, by Pacific Ethanol, Inc., a Delaware corporation (“PEI”).

RECITALS

A.           PEI is indebted to Creditor pursuant to the terms of that certain Promissory Note (Final Payment), payable to Creditor, dated  October 20, 2008. in the principal amount of $1,500,000 (the “Note”).

B.           As of the date of this Agreement, PEI is in default under the Note.  PEI is also indebted to Creditor for accrued and unpaid interest, for a total amount due and payable by PEI to Creditor of  $1,733,920 (consisting of $1,500,000 principal amount, plus $233,920 in unpaid interest accrued through February 28, 2010) as of the date hereof (such total amount, plus all additional interest that accrues on the unpaid principal balance under the Note on and after February 28, 2010, being collectively referred to herein as the “Indebtedness”).

C.           Creditor and Purchase desire Creditor to have the option in the future, to be exercised at the sole and absolute discretion of Creditor, if at all, to sell, transfer and assign to Purchaser the right of Creditor to receive payment of all of the Indebtedness (the “Indebtedness Claim”) for a purchase price equal to the full amount of the Indebtedness Claim (the “Purchase Price”).  If such option is exercised by Creditor in its sole and absolute discretion,  then Purchaser desires to purchase the Indebtedness Claim, all subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Option to Sell Indebtedness Claim

(a)   Option; Exercise of Option.  Creditor shall have the option (the “Option”), to be exercised at the sole and absolute discretion of Creditor, if at all, to sell, transfer and assign to Purchaser the Indebtedness Claim.  In order to exercise the Option, Creditor shall provide Purchaser with written notice of its exercise of  such Option, substantially in the form attached as Exhibit 1 (the “Option Exercise Notice”), specifically identifying the dollar amount of the principal and accrued and unpaid interest constituting the Indebtedness Claim as of the Option Exercise Notice date.

(b)   Purchase of  the Indebtedness Claim; Excluded Rights; Purchase Price.  Upon the exercise of the Option by Creditor, Purchaser shall purchase from Creditor, and Creditor shall sell, transfer, convey and assign to Purchaser, for the consideration specified in the last sentence of this sub-paragraph (b), all right, title and interest in and to the Indebtedness Claim as specified in the Option Exercise Notice, subject to the conditions subsequent set forth below.  It is expressly understood and agreed by the parties that the Indebtedness Claim shall not include, and the Purchaser under this Agreement shall not be purchasing or otherwise obtaining, unless expressly included in the Indebtedness Claim as described in the Option Exercise Notice, any rights of Creditor against PEI that do not arise under the Note, which Creditor hereby expressly retains and preserves for its own benefit.

(c)   Notice of Filing of Action and Settlement Motion.   No later than close of business on the third business day after Creditor has provided to Purchaser the Option Exercise Notice, Purchaser shall provide written notice to Creditor that (i) Purchaser has filed an action (the “Action”) against PEI in the Superior Court of the State of California in and for the County of Los Angeles (the “Court”) for collection of the Indebtedness Claim, specifying the date that the Action was commenced (the “Action Commencement Date”), and (ii) a motion in the Action has been filed seeking Court approval of the settlement of the Action on terms acceptable to Purchaser and in accordance with Section 3(a)(10) of the Securities Act of 1933, as amended (the “Settlement”).   If such written notice is not provided by Purchaser to Creditor by the close of business on the third business day after the date Creditor has provided to Purchaser the Option Exercise Notice,  then this Agreement shall be deemed void ab initio and of no further force or effect, and no Option exercise with respect to the Indebtedness Claim, or sale or assignment of the Indebtedness Claim, shall have occurred or be deemed to have occurred.

(d)   Court Approval Notice.  Purchaser shall provide written notice to Creditor reasonably promptly after the Court has entered an order in form and substance acceptable to Purchaser approving the Settlement (such written notice being hereinafter referred to as the “Court Approval Notice”).  In all events and circumstances, if  Purchaser has not provided the Court Approval Notice by the close of business on the tenth business day after the Action Commencement Date  pertaining to the Indebtedness Claim (regardless of whether Purchaser has simply overlooked providing such notice by such tenth business day, is not in a position to provide such notice by such tenth business day because the Court has not entered an order approving the Applicable Settlement by such tenth business day, or for any other reason in Purchaser’s sole discretion Purchaser has failed to timely provide the Court Approval Notice),  then Creditor shall have the right to terminate and cancel this Agreement by providing written notice of termination to Purchaser at any time prior to receiving the Court Approval Notice from Purchaser.   If such termination is so effected by Creditor, then this Agreement shall be deemed void ab initio and of no further force or effect, and no Option exercise with respect to the Indebtedness Claim, or sale or assignment of the Indebtedness Claim, shall have occurred or be deemed to have occurred.

(e)   Payment of  Purchase Price.  If the Court Approval Notice is provided by Purchaser to Creditor before Creditor has exercised any termination right set forth in sub-paragraph (d) immediately above, then no later than close of business on the second business day after the date the Court Approval Notice is provided by Purchaser to Creditor,  Purchaser shall pay the Purchase Price to Creditor by wire transfer to Creditor pursuant to the following wire transfer instructions (the date upon which the Purchase Price has been so timely paid by Purchaser to Creditor being hereinafter referred to as the “Payment Date”);

Wire To:
Citibank (West) FSB
2303 Kern St.
Fresno, CA 9372

ABA #: xxx xxx xxx

Account Party: Lyles Mechanical Co.
1210 W. Olive Ave.
Fresno, CA 93744

Account #: xxxx xxxxx

Contact: Ponnie Davis
Phone #: (559) 447-7420

If payment of the Purchase Price is not so timely made by Purchaser to Creditor on the Payment Date, then Creditor shall have the right to terminate and cancel this Agreement by providing written notice of termination to Purchaser at any time prior to payment of the Purchase Price.     If such termination is so effected by Creditor, then this Agreement shall be deemed void ab initio and of no further force or effect, and no Option exercise with respect to the Indebtedness Claim, or sale or assignment of the Indebtedness Claim, shall have occurred or be deemed to have occurred.

(f)   Satisfaction of Conditions Subsequent.  Upon (and only upon) the occurrence of the following four conditions subsequent:  (i) the written notice of the Action Commencement Date and of the filing of the motion for Court approval of the Settlement having been timely provided to Creditor by Purchaser pursuant to sub-paragraph (c) of this Section 1, (ii) the Court Approval Notice having been provided by Purchaser to Creditor before Creditor has exercised any termination right pursuant to sub-paragraph (d) of this Section 1, (iii) PEI has provided to Creditor a new executed “Acknowledgment by PEI,” similar to the “Acknowledgment by PEI” at the end of this Agreement but updated to speak as of the Option Exercise Date and the date that the conditions subsequent described in this sub-paragraph (f) are satisfied; and (iv) the payment to Creditor of the Purchase Price before Creditor has exercised any termination right pursuant to sub-paragraph (e) of this Section 1,

(x)  All conditions subsequent shall have been satisfied and the sale and assignment of the Indebtedness Claim shall be complete and indefeasible; and

(y)  Prior to the close of business on the second business day after the occurrence of the four conditions subsequent described above in this sub-paragraph (f) of this Section 1, Creditor shall deliver the Note to Purchaser endorsed over to Purchaser along with a signed legend that “All claims to principal and interest and any other amount hereunder have been sold and assigned to Purchaser”; and Purchaser, prior to the close of business on the second business day after its receipt of the Note, shall deliver the Note to PEI marked “CANCELLED; PAID IN FULL PURSUANT  TO CONSUMMATION OF SETTLEMENT WITH PEI”.   Each of Creditor and Purchaser agrees that its respective obligation under sub-paragraph (y) is for the protection and benefit of PEI, and accordingly agrees that in the event that the conditions subsequent described above in this sub-paragraph (y) are satisfied with respect to the Indebtedness Claim including that the Purchase Price is timely paid on the Payment Date), (A) Creditor’s obligation to deliver the Note to Purchaser with the above-specified legend shall be enforceable by PEI as a third-party beneficiary of this provision, and (B) Purchaser’s obligation to deliver the Note to Purchaser with the above-specified cancellation marking shall be enforceable by PEI as a third-party beneficiary of this provision.

(g)   Creditor shall have no obligation whatsoever to exercise the Option.  This Agreement applies only to the Indebtedness Claim if and when the Option is ever exercised, in Creditor’s sole and absolute discretion.  Creditor has not agreed (and does not anywhere in this Agreement agree) to exercise the Option, and unless and until Creditor exercises the Option, Creditor has in no way restricted itself from taking any action with respect to, or dealing with and treating with, the Indebtedness and/or the Note as Creditor sees fit in Creditor’s sole and absolute discretion.

2.   Representations and Warranties of Creditor.  Upon any exercise of the Option by Creditor in Creditor’s sole and absolute discretion by Creditor providing the Option Exercise Notice to Purchaser, Creditor automatically shall be deemed to represent and warrant to Purchaser as follows as of the date of the Option Exercise Notice:

(a)   Creditor is the owner of the Indebtedness Claim, free and clear of all liens and encumbrances.  Creditor has not previously transferred, encumbered or released all or any part of the Indebtedness Claim.

(b)   Creditor will at all times promptly withhold and pay any federal, state, local or foreign taxes legally due and payable by Creditor as a result of payment of the Purchase Price, including without limitation all income taxes, self employment taxes and foreign entity withholding taxes.

(c)   Creditor has all necessary power and authority to (i) execute, deliver and perform all of its obligations under this Agreement, and (ii) sell and transfer the Indebtedness Claim.  Creditor has such knowledge and experience in business and financial matters that it is able to protect its own interests and evaluate the risks and benefits of entering into this Agreement.  Creditor acknowledges and agrees that it has had an opportunity to conducts its own due diligence and consult with its own counsel, tax and financial advisors, and that Creditor is not relying in that regard on Purchaser.  Creditor acknowledges that except as expressly set forth in Section 3 below, Purchaser is not making any representations or warranties, including, without limitation, about PEI.

(d)   The execution, delivery and performance of this Agreement by Creditor has been duly authorized by all requisite action on the part of Creditor, and has been duly executed and delivered by Creditor.

(e)   Except as expressly stated herein, Creditor is not, directly or indirectly, receiving any consideration from or being compensated in any manner by, and will not at any time in the future accept any consideration or compensation from, PEI, any affiliate of PEI, or any other person for entering into this Agreement or selling the Indebtedness Claim.

3.   Representations and Warranties of Purchaser.  Upon any exercise of the Option by Creditor in Creditor’s sole and absolute discretion by Creditor providing the Option Exercise Notice to Purchase, Purchaser automatically shall be deemed to represent and warrant to Creditor as follows as of the date of the Option Exercise Notice:

(a)    Purchaser has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement.

(b)    The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all requisite action on the part of Purchaser, and has been duly executed and delivered by Purchaser.

(c)    Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in business and financial matters that it is able to protect its own interests and evaluate the risks and benefits of entering into this Agreement and purchasing the Indebtedness Claim.  Purchaser acknowledges and agrees that it has had an opportunity to conducts its own due diligence and consult with its own counsel, tax and financial advisors, and that Purchaser is not relying in that regard on Creditor.  Purchaser acknowledges that (i) except as expressly set forth in Section 2 above, Creditor is not making any representations or warranties about the Indebtedness Claim, and (ii) Creditor is not making any representations or warranties about PEI.

4.   Fees and Expenses.  Each  of Creditor and Purchaser shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  Creditor understands that Purchaser shall not be liable for any commissions, selling expenses, orders, purchases, contracts, taxes, withholding, or obligations of any kind resulting from any of Creditor’s transactions.  Creditor agrees to satisfy any and all of its tax withholding and other obligations from the Purchase Price,  and will indemnify, defend and hold Purchaser and its affiliates harmless with respect to all such obligations.

5.   Choice of Law.  This Agreement shall be governed by and construed according to the laws of the State of California, without giving effect to its choice of law principles.  Creditor agrees that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other obligations shall be litigated solely and exclusively in the state or federal courts located in Los Angeles, California, that such courts are convenient forums, and that Creditor submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

6.   Limitation of Damages.  Each of the parties hereby waives any right which it may have to claim or recover any incidental, special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Purchaser shall have no liability hereunder for any delay in or failure to obtain Court Approval, or for any other causes beyond Purchaser’s control.

7.   Notices.  All notices and other communications shall be in writing and shall be provided by the transmitting party to the recipient party by overnight delivery, facsimile transmission, e-mail or U.S. mail, as follows:

If to Purchaser:
Socius CG II, Ltd.
11150 Santa Monica Blvd., Suite 1500
Los Angeles, CA  90025
Att’n:  Terren Peizer
Fax No.:  (310) 444-5300
Email:  info@sociuscg.com

with a copy to:

Luce Forward Hamilton & Scripps LLP
601 South Figueroa St., Suite 3900
Los Angeles, CA  90017
Att’n:  John C. Kirkland, Esq.
Fax No.:  (213) 452-8035
Email:  jkirkland@luce.com

If to Creditor:
Lyles United, LLC
1210 W. Olive Ave.
Fresno, CA  93728
Att’n:  Will Lyles
Fax No.:  (559) 441-1290
Email:  wlyles@ldico.com

with a copy to:

Howard Rice Nemerovski Canady Falk & Rabkin, P.C.
Three Embarcadero Center, 7th Floor
San Francisco, CA  94111
Att’n:  Jeffrey L. Schaffer, Esq.
Fax No.:  (415) 677-6262
Email:  jschaffer@howardrice.com

All notices and communications shall be deemed made and effective as follows:  (i) if transmitted for overnight (next-day) delivery via a nationally recognized overnight delivery service, the first business day after being delivered by the transmitting party to such overnight delivery service, provided that the overnight delivery service maintains a tracking number and can confirm to the transmitting party that delivery to the recipient party has occurred (and otherwise upon delivery to the recipient party), (ii) if faxed, when transmitted in legible form by facsimile machine to the recipient party’s correct facsimile machine number (provided that the transmitting party has retained its facsimile machine-generated confirmation of the receipt of such fax by the recipient party’s facsimile machine), (iii) if by email, when transmitted by e-mail (provided that the e-mail was sent to the recipient party’s correct e-mail address and that the e-mail was not returned to the transmitting party as undeliverable), or (iv) if mailed via regular U.S. mail, upon delivery to the recipient party.  Either party may designate a superseding notice contact name, street address, e-mail address or fax number by providing the other party with written notice pursuant to the provisions of this Section 7.

8.   General.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement is intended for the benefit of Creditor and Purchaser and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (except for the provisions in subparagraph (y) of subparagraph (f) of Section 1 above that are expressly stated to be for the benefit of, and enforceable by, PEI).   If the Option is exercised by Creditor in its sole and absolute discretion, the representations and warranties contained herein shall survive.  This Agreement may be executed in two or more counterparts, by facsimile or electronic transmission, all of which when taken together shall be considered one original.

9.   Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both Creditor and Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Creditor or Purchaser to exercise any right hereunder in any manner impair the exercise of any such right.

10.   Entire Agreement.  This Agreement, together with the exhibits hereto, contains the entire agreement and understanding between Creditor and Purchaser, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, between Creditor and Purchaser concerning the Indebtedness claim, which Creditor and Purchaser acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person or entity’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

PURCHASER:	SOCIUS CG II, LTD., a Bermuda exempted company

By: /S/ TERRY PEIZER Terry Peizer, Managing Director

CREDITOR:	LYLES UNITED, LLC, a California corporation

By: /S/ JOHN LEONARDO John Leonardo, Assistant Treasurer and Secretary

ACKNOWLEDGMENT BY PEI

PEI hereby acknowledges and agrees as follows:

(1) The recitals in Recital Paragraphs A and B on the first page of the foregoing Agreement are true and correct;

(2) The sale and assignment of the Indebtedness Claim does not cover any rights of Creditor against PEI that do not arise under the Note, and neither Creditor’s entering into the foregoing Agreement nor possible future sale and assignment of the Indebtedness Claim hereunder shall in any way prejudice or have any adverse effect on any such other rights of Creditor;

(3)  The execution, delivery and performance of the foregoing Agreement by Creditor and Purchaser does not and will not (a) conflict with, violate or cause a breach or default under the Note, or any other agreement or document related to the debt comprising the  Indebtedness Claim, or (b) require any waiver, consent or other action of PEI or any of affiliate of PEI;

(4)  The Note is valid, outstanding and enforceable in accordance with its terms, and is not subject to any defense or offset, and shall not become subject to any defense or offset (other than repayment and cancellation of the Note by if, when and as provided in sub-paragraph (y) of sub-paragraph (f) of foregoing Agreement) by virtue of the consummation of the sale and assignment of the Indebtedness Claim under the foregoing Agreement; and

(5)  Each of Creditor and Purchaser is relying on the foregoing acknowledgments and agreements by PEI in entering into the foregoing Agreement.

PACIFIC ETHANOL, INC., a Delaware corporation

By: /S/ NEIL M. KOEHLER Neil M. Koehler, Chief Executive Officer

APPENDIX E

FORM OF ORDER APPROVING STIPULATION OF CLAIM

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES, CENTRAL DISTRICT

Socius CG II, Ltd., Plaintiff	Case No.________________________ Assigned For All Purposes To: Hon.___________________________
v.

Pacific Ethanol, Inc. and Does 1-10 Inclusive, Defendants.	ORDER APPROVING STIPULATION FOR SETTLEMENT OF CLAIM Date:__________________________ Time:__________________________ Dept.:__________________________
Complaint Filed:__________________ Trial Date:_______________________

The Joint Ex Parte Application For Court Order Approving Stipulation for Settlement of Claim (“Application”), filed by Plaintiff Socius CG II, Ltd. (“Socius”) and joined by Defendant Pacific Ethanol, Inc. ( “PEI” or the “Company”), came on for hearing on _________ ___, 2010 at __:__ a.m. in Department ___ of the above-entitled court, the Honorable _______________, Judge presiding.

The Court, having reviewed the Application, having been presented with a Stipulation for Settlement of Claim (the “Stipulation”), a copy of which is attached as Exhibit A to the Application, and after a hearing upon the fairness, adequacy and reasonableness of the terms and conditions of the issuance of shares of the common stock of PEI (the “Common Stock”) to Socius in exchange for the extinguishment of said claims, IT IS THEREFORE ORDERED AS FOLLOWS:

1.           The Stipulation is approved in its entirety.

2.           In full and final settlement of Socius’ claim against PEI in the total amount of $__________ (the “Claim”), which Claim Socius purchased from a creditor of PEI, Lyles United, LLC (“Lyles United”) pursuant to a Purchase and Option Agreement between Socius and Lyles United, dated March 2, 2010 (the “Purchase Agreement”), and which Claim comprises a portion of the principal amount due and payable under a loan made from Lyles United to PEI in aggregate principal amount of $__________, PEI will issue and deliver to Socius or its designee __________ shares of Common Stock, being up to (but under no circumstance whatsoever more than) 9.99% of the total number of shares of Common Stock outstanding on the date of this stipulation (the “Settlement Shares”), subject to adjustment as set forth in paragraph 4 below to reflect the intention of the parties that the total number of shares issued be based upon an average trading price of the Common Stock for a specified period of time subsequent to entry of this Order.

3.           No later than the first business day following the date that the Court enters this Order approving the Stipulation, PEI shall: (i) immediately issue the number of shares of Common Stock required by paragraph 2 above to Socius’ or its designee’s balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer, time being of the essence, by transmitting by facsimile and overnight delivery such irrevocable and unconditional instruction to PEI’s stock transfer agent, and (ii) cause its legal counsel to issue an opinion to PEI’s transfer agent, in form and substance acceptable to both parties and such transfer agent, that the shares may be so issued.

4.           The total number of shares of Common Stock to be issued to Socius or its designee in connection with the Stipulation and this Order shall be adjusted on the 6th trading day following the date on which the Settlement Shares are delivered to Socius or its designee as DWAC shares in compliance with paragraph 3 above, as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then PEI will issue and deliver to Socius or its designee, as DWAC shares in accordance with paragraph 3 above, additional shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to PEI for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Settlement Shares issued pursuant to paragraph 2 above.

a.           The number of VWAP Shares is equal to (i) $__________ divided by 80% of the trading volume weighted average price as reported by Bloomberg LP (the “VWAP”) of the Common Stock over the 5-day trading period immediately following the date on which the Settlement Shares are delivered to Socius or its designee as DWAC shares in compliance with paragraph 3 above, plus (ii) $_____ for Socius’ legal fees, expenses and costs incurred through __________, 2010, plus an amount equal to Socius’ reasonable legal fees, expenses and costs incurred after __________, 2010, with the total divided by the VWAP of the Common Stock over the 5-day trading period immediately following the date on which the Settlement Shares are delivered to Socius or its designee as DWAC shares in compliance with paragraph 3 above.

b.           In no event shall the number of shares of Common Stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with all shares of Common Stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed (i) 9.99% of the total number of shares of Common Stock then outstanding, or (ii) without the prior written consent of PEI, that number of shares of Common Stock that would trigger a new limitation under IRS Code Section 382.

c.           In no event shall the aggregate number of shares of Common Stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with any other shares of Common Stock issued to Socius and/or its designees by PEI, at any time exceed 19.99% of the total number of shares of Common Stock outstanding immediately preceding the date the Court enters the Order approving this stipulation unless PEI has obtained either (i) stockholder approval for the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635(d) or (ii) a waiver from NASDAQ of compliance with Rule 5635(d).

5.           For so long as Socius or any of its affiliates hold any shares of Common Stock of PEI, neither Socius nor any of its affiliates will: (i) vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of PEI; or (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) Socius or any of its affiliates acquiring additional securities of PEI, alone or together with any other person, which would result in Socius and its affiliates collectively beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of PEI, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving PEI or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of PEI or any of its subsidiaries, (d) any change in the present board of directors or management of PEI, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of PEI, (f) any other material change in PEI’s business or corporate structure, including but not limited to, if PEI is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in PEI’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of PEI by any Person, (h) causing a class of securities of PEI to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of PEI to become eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph 5 may not be modified or waived without further order of the Court.

6.           For the period of one year from the date that the final number of Settlement Shares are delivered to Socius or its designee as DWAC shares in compliance with paragraph 3 above, and regardless of whether Socius or its affiliates then hold any debt or equity securities of PEI, Socius and its affiliates shall have the exclusive right to enter into transactions with PEI whereby PEI directly or indirectly issues common stock or common stock equivalents to a party (including without limitation Lyles United or its affiliates) in exchange for outstanding securities, claims or property interests, or partly in such exchange and partly for cash, including without limitation any such financing or transaction carried out pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act of 1933, as amended; provided, however, that the foregoing exclusivity provision shall not apply to (i) such transactions between PEI and any entity that is a creditor of any PEI subsidiary on the date hereof, or (ii) a convertible note financing (including later conversion of the notes to common stock) in a maximum amount of $5 million with the creditor with whom PEI is currently in negotiations regarding such financing, or (iii) such transactions between PEI and two of its directors in respect of an aggregate of $2 million in principal amount of notes issued by PEI to such directors provided that the securities issued in exchange for such notes cannot be sold by such directors for at least six months subsequent to the issuance date.

7.           This Order ends, finally and forever (i) any claims to payment or compensation of any kind or nature which Socius had, now has, or may assert in the future against PEI arising out of the Claim, and (ii) any claims, including without limitation for offset or counterclaim, which PEI had, now has, or may assert in the future against Socius arising out of the Claim. In this regard, and subject to compliance with this Order, effective upon the execution of this Order, each party hereby releases and forever discharges the other party, including all of the other party’s employees, officers, directors, affiliates and attorneys, from any and all claims, demands, obligations (fiduciary or otherwise), and causes of action, whether known or unknown, suspected or unsuspected, arising out of, connected with, or incidental to the Claim.

8.           This action is hereby dismissed with prejudice, provided that the court shall retain jurisdiction with regard to the Claim to enforce the terms of this Order.

9.           The Stipulation and this Order may be enforced by any party to the Stipulation by a motion under California Code of Civil Procedure section 664.6, or by any procedure permitted by law in the Superior Court of Los Angeles County. Pursuant to the Stipulation, each party thereto further waives a statement of decision, and the right to appeal from this Order after entry. Except as expressly provided in Paragraph 4 above, each party shall bear its own attorney’s fees, expenses and costs with regard to the Stipulation and this Order.

IT IS SO ORDERED.

DATED: ____________________	__________________________________________
JUDGE OF THE SUPERIOR COURT